PROSPECTUS SUPPLEMENT NO. ONE (TO PROSPECTUS DATED JUNE 10, 2008)	This filing is made pursuant to Rule 424(b)(3) under the Securities Act of 1933 in connection with Registration No. 333-141881

Common Stock

This Prospectus Supplement No. One supplements and amends the prospectus dated June 10, 2008 which we refer to as the Prospectus. The Prospectus relates to the resale by certain selling stockholders of up to 6,892,527 shares of our common stock.

On August 14, 2008, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. A copy of this Form 10-Q is included in this Prospectus Supplement No. 1.

On September 5, 2008, we filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing under Item 8.01 that we had entered into an agreement with Eli Lilly and Company. A copy of Item 8.01 of this Form 8-K is included in this Prospectus Supplement No. 1.

On November 14, 2008, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. A copy of this Form 10-Q is included in this Prospectus Supplement No. 1.

On December 2, 2008, we filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing under Item 5.02 the appointment of Caroline Loewy as our Chief Financial Officer and the terms of such appointment. A copy of Item 5.02 of this Form 8-K is included in this Prospectus Supplement No. 1.

On January 14, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing under Item 8.01 the results from two preclinical studies conducted as part of the Company’s collaboration with Eli Lilly. A copy of Item 8.01 of this Form 8-K is included in this Prospectus Supplement No. 1.

On January 22, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing under Item 5.02 the payment of a cash bonus to Anne LeDoux, our Vice President and Controller. A copy of Item 5.02 of this Form 8-K is included in this Prospectus Supplement No. 1.

This Prospectus Supplement No. 1 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 1 supersedes the information contained in the Prospectus. All references in the Prospectus to “this prospectus” are hereby amended to read “this prospectus (as supplemented and amended)”.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CORT.” On January 23, 2009, the closing price of our common stock was $0.86.

Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 3 of the accompanying Prospectus, as well as the section entitled “Risk Factors” included in our recent quarterly and annual reports filed with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus to which this prospectus supplement relates are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 26, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2008

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number:

000-50679

CORCEPT THERAPEUTICS INCORPORATED

(Exact Name of Corporation as Specified in Its Charter)

Delaware	77-0487658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not complete if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

On August 9, 2008 there were 48,877,751 shares of common stock outstanding at a par value $.001 per share.

2

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

(In thousands)

	June 30, 2008	December 31, 2007
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$26,123	$11,433
Short-term investments	—	5,933
Prepaid expenses and other current assets	1,638	290

Total current assets	27,761	17,656
Property and equipment, net of accumulated depreciation	18	25
Other assets	64	63

Total assets	$27,843	$17,744

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,098	$1,115
Accrued clinical expenses	414	879
Accrued compensation	166	637
Obligations under capital lease, short-term	11	13
Other accrued liabilities	228	350

Total current liabilities	1,917	2,994
Obligations under capital lease, long-term	12	16
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	48	40
Additional paid-in capital	150,304	124,822
Notes receivable from stockholders	(6,101)	(107)
Deferred compensation	(1)	(13)
Deficit accumulated during the development stage	(118,336)	(110,011)
Accumulated other comprehensive income	—	3

Total stockholders’ equity	25,914	14,734

Total liabilities and stockholders’ equity	$27,843	$17,744

See accompanying notes.

3

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

					Period from inception (May 13, 1998) to June 30, 2008
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Collaboration revenue	$—	$374	$—	$482	$776

Operating expenses:
Research and development*	3,277	1,160	6,126	2,761	91,783
General and administrative*	1,410	793	2,643	1,928	31,783

Total operating expenses	4,687	1,953	8,769	4,689	123,566

Loss from operations	(4,687)	(1,579)	(8,769)	(4,207)	(122,790)

Interest and other income, net	298	164	455	261	4,737
Other expense	(7)	(2)	(11)	(6)	(283)

Net loss	$(4,396)	$(1,417)	$(8,325)	$(3,952)	$(118,336)

Basic and diluted net loss per share	$(0.09)	$(0.04)	$(0.19)	$(0.13)

Weighted average shares outstanding used in computing basic and diluted net loss per share	48,473	34,742	44,354	30,361

*Includes non-cash stock-based compensation consisting of the following:
Research and development	$67	$56	$132	$85	$4,876
General and administrative	344	(108)	694	113	7,344

Total non-cash stock-based compensation	$411	$(52)	$826	$198	$12,220

See accompanying notes.

4

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

			Period from inception (May 13, 1998) to June 30, 2008
	Six Months Ended June 30,
	2008	2007
Operating activities
Net loss	$(8,325)	$(3,952)	$(118,336)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization of property and equipment	7	6	95
Expense related to stock options, net of reversals	822	198	11,862
Expense related to stock issued for services or in conjunction with license agreement	4	—	79
Expense related to stock issued below fair value	—	—	522
Interest accrued on convertible promissory note	—	—	104
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,348)	(544)	(1,638)
Other assets	(1)	3	(64)
Accounts payable	(17)	(610)	1,098
Accrued clinical	(465)	(1,476)	414
Other liabilities	(593)	(7)	394

Net cash used in operating activities	(9,916)	(6,382)	(105,470)

Investing activities
Purchases of property and equipment	—	—	(54)
Purchases of short-term and long-term investments	—	—	(114,726)
Sales and maturities of short-term investments	5,930	550	114,726

Net cash provided by (used in) investing activities	5,930	550	(54)

Financing activities
Proceeds from issuance of common stock and warrants, net of note receivable and cash paid for issuance costs	18,676	8,868	89,579
Proceeds from issuance of convertible preferred stock, net of cash paid for issuance costs	—	—	40,378
Proceeds from issuance of convertible notes	—	—	1,543
Proceeds from repayment of stockholder notes	6	14	183
Principal payments of obligations under capital leases	(6)	(7)	(36)

Net cash provided by financing activities	18,676	8,875	131,647

Net increase in cash and cash equivalents	14,690	3,043	26,123
Cash and cash equivalents, at beginning of period	11,433	8,906	—

Cash and cash equivalents, at end of period	$26,123	$11,949	$26,123

Supplemental disclosure of non-cash financing activities
Conversion of convertible promissory notes and accrued interest
- to convertible preferred stock	$—	$—	$1,111

- to common stock	$—	$—	$534

Issuance of note receivable for sale of common stock and warrants	$6,000	$—	$6,000

See accompanying notes.

5

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Corcept Therapeutics Incorporated (the “Company” or “Corcept”) was incorporated in the state of Delaware on May 13, 1998, and its facilities are located in Menlo Park, California. Corcept is a pharmaceutical company engaged in the development of drugs for the treatment of severe psychiatric and metabolic diseases.

The Company’s primary activities since incorporation have been establishing its offices, recruiting personnel, conducting research and development, performing business and financial planning, raising capital, and overseeing clinical trials. Accordingly, the Company is considered to be in the development stage.

The accompanying unaudited balance sheet as of June 30, 2008, statements of operations for the three and six-month periods ended June 30, 2008 and 2007, and statements of cash flows for the six-month periods ended June 30, 2008 and 2007 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six-month periods ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008 or any other period. These financial statements and notes should be read in conjunction with the financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K. The accompanying balance sheet as of December 31, 2007 has been derived from audited financial statements at that date.

In the course of its development activities, the Company has sustained operating losses and expects such losses to continue for at least the next several years. The Company plans to continue to finance its operations through the sale of its equity and debt securities. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s ability to continue as a going concern is dependent upon successful execution of its financing and business strategies.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

Cost accruals for clinical trials are based upon estimates of work completed under service agreements, milestones achieved, patient enrollment and past experience with similar contracts. The Company’s estimates of work completed and associated cost accruals include its assessments of information received from third-party contract research organizations and the overall status of clinical trial activities.

Any changes in estimates are recorded in the period of the change.

Cash, Cash Equivalents and Short-term Investments

The Company invests its excess cash in bank deposits, money market accounts, corporate debt securities, and obligations of the U.S. government and U.S. government sponsored entities. The Company considers all highly liquid investments purchased with maturities of three months or less from the date of purchase to be cash equivalents. Cash equivalents are carried at fair value, which approximates cost, and primarily consist of money market funds maintained at major U.S. financial institutions and commercial paper issued by major corporations with maturities of less than 90 days from date of purchase.

6

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

Fair Value Measurements

Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements, or SFAS 157. SFAS 157, which was issued by the Financial Accounting Standards Board, or the FASB, in September 2006, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provisions of SFAS 157 with respect to its financial assets and liabilities only. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financing Liabilities – including an amendment of SFAS Statement No. 115, or SFAS 159, which was issued by the FASB in February 2007. SFAS 159 permits entities the irrevocable option to choose to measure many financial assets and liabilities at fair value that are not currently required to be measured at fair value on a contract-by-contract basis. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company did not elect to adopt the fair value option under this Statement.

SFAS 157 and SFAS 159 were both effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. As discussed above, both of these pronouncements were adopted by the Company on January 1, 2008 and are applied prospectively from that date forward. There was no material effect on the Company’s financial statements on the implementation of these standards.

Revenue Recognition

Collaboration revenue relates to services rendered in connection with an agreement signed in October 2005 with Eli Lilly and Company, or Lilly, in which Lilly has agreed to support the Company’s proof-of-concept clinical study evaluating the ability of CORLUX, the Company’s lead product candidate, to mitigate weight gain associated with the use of Zyprexa, an atypical antipsychotic medication. Under the agreement, Lilly agreed to supply Zyprexa and pay for the study. The Company was required to perform development activities as specified in this agreement and was reimbursed based on the costs associated with the conduct of the trial and the preparation and packaging of clinical trial materials. Revenue was recognized as services were rendered in accordance with the agreement.

Research and Development

Research and development expenses consist of costs incurred for Company-sponsored research and development activities. These costs include direct expenses (including nonrefundable payments to third parties) and research-related overhead expenses, as well as the cost of funding clinical trials, pre-clinical studies, manufacturing development and the contract development of second-generation compounds. Such costs are expensed as incurred. Costs to acquire technologies and materials that are utilized in research and development and that have no alternative future use are also expensed when incurred.

7

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

Recently Adopted Accounting Standards

Effective January 1, 2008, the Company also adopted Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, or EITF 07-3, which was adopted by the Emerging Issues Task Force of the Financial Accounting Standards Board, or EITF, in June 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities should be deferred and recognized as expense as the goods are delivered or the related services are performed, unless the entity does not expect the goods to be delivered or the services to be rendered. EITF 07-3 is effective for the fiscal years beginning after December 31, 2007, including interim periods within those fiscal years. There was no effect on the Company’s financial statements on the implementation of this standard.

Recently Issued Accounting Standards

In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Arrangements, or EITF 07-1. EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-1 is effective for fiscal years beginning after December 15, 2008, and would be applied retrospectively as a change in accounting principle for collaborative arrangements existing at the effective date. The Company does not anticipate that there will be a material effect on its financial statements on the adoption of this standard.

2.	Fair Value

As of June 30, 2008, all of the Company’s financial assets were invested in money market funds, which can be converted to cash at par on demand. In accordance with SFAS 157, these investments were measured at fair value on a recurring basis and were categorized as Level 1 in the Company’s fair value hierarchy for its financial assets.

3.	Commitments

The Company entered into an agreement with MedAvante, Inc., effective March 17, 2008, for the provision of centralized psychiatric rating services of patients to be screened and enrolled in our current Phase 3 clinical trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression. The total commitment under this agreement is approximately $4.1 million, which will be incurred over the course of the trial. This agreement may be terminated by Corcept with 30 days notice to MedAvante. In the event of termination, the Company is obligated to pay certain costs including costs incurred to date, costs associated with any non-cancellable commitments for video service connectivity and costs of staff assigned to the project for a period of three months or until such time as they can be assigned to other projects, whichever is less.

In April 2008, the Company signed an agreement with a Clinical Research Organization (CRO) to provide clinical services for our upcoming study of CORLUX for the mitigation of weight gain induced by an atypical antipsychotic medication, Risperdal, for a total commitment of approximately $1.0 million, which will be expended over the course of the trial. This agreement can be terminated on 45-days written notice.

On June 4, 2008 the Company executed a Master Service Agreement (MSA) and a Project Contract (Contract), with ICON Clinical Research, LP (ICON) to assist the Company in various clinical trial activities, including the selection of clinical sites, supervision and monitoring of clinical site performance, data collection and analysis in connection with Study 14, the Company’s current Phase 3 trial, to confirm the utility of CORLUX for the treatment of the psychotic features of psychotic depression. The total commitment under this agreement is estimated to be approximately $16.1 million over the course of the trial, which includes the work under the Letter of Intent that the Company had signed with ICON in November 2007. The actual timing of expense recognition and payments will depend upon various factors, including the timing of site initiation, the pace of patient enrollment, the fees negotiated with site investigators, the timing of other trial activities and the timing of payments of pass-through costs, such as grants to investigators and laboratory services. The Contract may be terminated by the Company at any time upon sixty days’ written notice, or sooner based on mutual agreement of the parties. Upon termination, the Company would be obligated to pay ICON for services performed and pass-through costs incurred to the date of termination plus a cancellation fee to compensate the CRO for staff reallocation costs.

8

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

4.	Capital Stock and Stock Note Receivable

On March 25, 2008, the Company sold approximately 8.9 million shares of its common stock at a price of $2.77 per share and warrants to purchase approximately 4.5 million shares of its common stock, at a price of $0.125 per warrant in a private placement (the March 2008 Financing). The warrants have a seven year term and an exercise price of $2.77 per share. One investor financed the purchase of its securities in this transaction with a promissory note to the Company in the amount of $6.0 million. The note receivable is payable on or before September 30, 2008, bears interest to the Company at a rate of 9.25% per annum as of June 30, 2008; is a full recourse note and is secured by a pledge agreement with the securities purchased being held by the Company as collateral for the note. The March 2008 Financing generated proceeds of approximately $25 million, net of costs of issuance, assuming payment is received on the note.

The registration rights agreement covering the approximately 8.9 million shares issued in the March 2008 Financing and the additional approximately 4.5 million shares underlying warrants issued in connection with that offering provides that if the Company fails to file or cause to be declared effective the registration statement or registration statements covering the resale of these shares prior to specified deadlines, or fails to maintain the effectiveness of such registration statements (subject to limited permissible suspension periods), the Company may be required to pay the holders of such shares and warrants liquidated damages at the rate of 1% per month of the purchase price of these shares and warrants, up to a total of 10%. While the Company filed the registration statement covering the resale of the shares sold and shares underlying the warrants sold in this transaction with the Securities and Exchange Commission (SEC) on April 11, 2008, within the time period required by the agreement, this registration statement has not been declared effective by the SEC as of the date of filing of this Form 10-Q and the Company may be obligated to pay the investors in this transaction liquidated damages of up to $250,000 per month from July 8, 2008 until a registration statement covering these shares is declared effective.

On March 25, 2008, the Company entered into a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited (Kingsbridge), a private investment group. Under the terms of the agreement, Kingsbridge has committed to provide up to $60 million of capital in exchange for newly-issued shares of Corcept’s common stock for a period of up to three years after the SEC declares effective the registration statement filed by Corcept covering the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant discussed below. The maximum number of shares that can be sold by Corcept under this agreement is approximately 9.6 million shares. Based on the volume weighted average price on the NASDAQ Capital Market for the Company’s common stock for the period from March 25, 2008, the date of the signing of the Kingsbridge CEFF, through August 6, 2008, the maximum amount of net proceeds available under the CEFF is projected to be approximately $24 million. Under the terms of the agreement, the determination of the exact timing and amount of any CEFF financings will be made solely by Corcept, subject to certain conditions. The actual amount of funds that can be raised under this agreement will be dependent on the number of shares actually sold under the agreement and the market value of Corcept’s stock during the pricing periods of each sale.

See Note 8 – Subsequent Events for a discussion of common stock sold to Kingsbridge under the CEFF in July and early August 2008.

9

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

Certain details of the CEFF are as follows:

•

Corcept can access capital under the CEFF in tranches of up to 1.25% of Corcept’s market capitalization at the time of the initiation of the draw down period, or, at Corcept’s option, the lesser of (a) 2.5% of Corcept’s market capitalization at the time of the initiation of the draw down period, and (b) an alternative draw down amount as defined in the agreement; provided, however, that in no event may the maximum draw down amount exceed $10 million per tranche, subject to certain conditions.

•

Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 10%, depending on the volume weighted average price of the common stock during the eight-day pricing period, provided that the minimum acceptable purchase price for any shares to be issued to Kingsbridge during the eight-day period is determined by the higher of $1.50 or 90% of Corcept’s common stock closing price the day before the commencement of each draw down.

•	Throughout the term of the agreement, Kingsbridge has agreed it will not, and will not cause any other person to, enter into or execute a short sale of any of Corcept’s securities.

•

Corcept is not obligated to utilize any of the $60 million available under the CEFF and there are no minimum commitments or minimum use penalties. The CEFF agreement does not contain any restrictions on Corcept’s operating activities, automatic pricing resets or minimum market volume restrictions.

•	The agreement does not prohibit Corcept from conducting additional debt or equity financings, other than financings similar to the CEFF and other future priced securities.

•

In connection with the CEFF, Corcept issued a warrant to Kingsbridge to purchase up to 330,000 shares of common stock at an exercise price of $3.525 per share, which represents 125% of the average of the closing bid prices of Corcept’s common stock during the 5 trading days preceding the signing of the agreement. The warrant will become exercisable after the six month anniversary of the date of the agreement. The warrant will remain exercisable, subject to certain exceptions, until five years after the date it becomes exercisable. The warrant was valued at approximately $655,000 using the Black-Scholes pricing model using the following assumptions: a contractual term of five and one-half years, risk-free interest rate of 2.71%, volatility of 89%, and the closing price of our stock price on the Nasdaq Stock Market on the date of signing the commitment, March 25, 2008, of $2.84 per share. The warrant value was recorded in Additional Paid In Capital with an offsetting amount recorded as issuance cost in Additional Paid In Capital.

At the time of the signing of the CEFF agreements, the warrant issued to Kingsbridge and the shares of common stock issuable under the CEFF, and the shares issuable upon the exercise of the warrant, were not registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. On June 10, 2008, the SEC declared effective the Company’s initial registration statement covering the resale of approximately 3.9 million shares, which includes approximately 3.6 million of the shares issuable under the CEFF and the shares issuable upon the exercise of the warrant. This registration statement covers approximately 37% of the 9.6 million shares of our common stock issuable pursuant to the CEFF and all of the 330,000 shares of our common stock issuable upon exercise of the warrant issued to Kingsbridge.

The Company intends to file additional registration statements covering the resale of additional shares of our common stock issuable pursuant to the CEFF beginning at the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the securities registered for sale under the initial registration statement or six months after the effective date of this registration statement. These subsequent registration statements are subject to the Company’s ability to prepare and file them and to review and comment by the Staff of the SEC, as well as consent by our independent registered accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements becoming effective cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Kingsbridge under the CEFF.

10

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

5.	Stock Option Plans

Stock Option Plans

Effective January 1, 2008, the Board of Directors authorized an increase of 790,970 shares in the shares available under the 2004 Equity Incentive Plan (the “2004 Plan”), which amount is based on 2% of the shares of the Company’s common stock outstanding as of December 31, 2007 pursuant to the terms of the 2004 Plan.

6.	Comprehensive Loss

Comprehensive loss is comprised of net loss and the change in unrealized gains and losses on available-for-sale securities. The following table presents the components of comprehensive loss for the periods presented. All figures are in thousands.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net loss as reported	$(4,396)	$(1,417)	$(8,325)	$(3,952)
Change in unrealized gain	—	—	(3)	—

Comprehensive net loss	$(4,396)	$(1,417)	$(8,328)	$(3,952)

7.	Net Loss Per Share

Basic and diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during each period. The computation of net loss per share for each period, including the number of weighted-average shares outstanding, is shown on the face of the income statement.

The following table presents information on securities outstanding as of the end of each period that could potentially dilute the per share data in the future.

	June 30,
	2008	2007
	(in thousands)
Warrants Outstanding	4,792	—
Stock options outstanding	4,321	3,822

Total	9,113	3,822

8.	Subsequent Events

Since June 30, 2008, the Company sold a total of 404,587 shares of common stock to Kingsbridge under the CEFF at an average discounted price of $1.85 per share, for total proceeds of $750,000.

11

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Information

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended and should be read in conjunction with the “Risk Factors” section of this Form 10-Q. All statements contained in this Form 10-Q other than statements of historical fact are forward-looking statements. When used in this report or elsewhere by management from time to time, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements may include, but are not limited to, statements about:

•	the progress and timing of our research, development and clinical programs and the timing of regulatory activities;

•	the timing of the market introduction of CORLUX® and future product candidates, including CORT 108297;

•	estimates of the dates by which we expect to report results of our clinical trials and the anticipated results of these trials;

•	our ability to market, commercialize and achieve market acceptance for CORLUX or other future product candidates;

•	uncertainties associated with obtaining and enforcing patents;

•	our estimates for future performance; and

•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see “Risk Factors” and the “Overview” and “Liquidity and Capital Resources” sections of this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 10-Q. These forward-looking statements reflect our view only as of the date of this report. Except as required by law, we undertake no obligations to update any forward looking statements. Accordingly, you should also carefully consider the factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

Overview

We are a pharmaceutical company engaged in the development of medications for the treatment of severe psychiatric and metabolic diseases. Since our inception in May 1998, we have been developing our lead product, CORLUX, a glucocorticoid receptor II, or GR-II, antagonist.

Psychotic Depression

Our lead program is for the development of CORLUX for the treatment of the psychotic features of psychotic major depression, under an exclusive patent license from Stanford University. Psychotic major depression, or PMD, will hereinafter be referred to as psychotic depression. The United States Food and Drug Administration, or FDA, has granted “fast track” status to evaluate the safety and efficacy of CORLUX for the treatment of the psychotic features of psychotic depression. Between August 2006 and March 2007 we announced the results of our initial three Phase 3 trials in which CORLUX was evaluated for treating the psychotic features of psychotic depression.

We reported the results of Study 06, the last of the three Phase 3 trials during 2007. These results indicated that this study did not achieve statistical significance with respect to the primary endpoint, 50% improvement in the Brief Psychiatric Rating Scale Positive Symptom Subscale, or BPRS PSS, at Day 7 and at Day 56. However, there was a statistically significant correlation between the plasma levels of CORLUX and clinical outcome. Patients whose plasma levels rose above a predetermined threshold statistically separated from both those patients whose plasma levels were below the threshold and those patients who received placebo. In particular, those patients in Study 06 who achieved a predetermined level of 1661 nanograms of CORLUX per milliliter of plasma separated from the placebo group with statistical significance on the primary

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endpoint. Conversely, at substantially lower plasma levels, there was no distinguishable difference in response rates between patients who received CORLUX and those receiving placebo. This study confirms a similar finding in Study 07 that at higher plasma levels the drug candidate is able to demonstrate desired clinical effects. Further, the incidence of serious adverse events did not differ between placebo and any of the three CORLUX dose groups.

Data aggregated from our major efficacy studies of similar design, Study 03, Study 06, Study 07 and Study 09, (724 observed cases) indicate that the patients who received CORLUX separated from the placebo group with statistical significance for the endpoint, 50% improvement in the BPRS PSS at Day 7 and at Day 56. In addition, using the same endpoint, patients who achieved a drug level in their plasma that was greater than the 1661 nanograms per milliliter threshold mentioned above, statistically separated from both those patients whose plasma levels were below this threshold and those patients who received placebo.

We believe that the confirmation of a correlation between drug concentration and clinical response, as well as other observations from Study 06 and our other two completed Phase 3 clinical trials, serves as a strong basis for our current Phase 3 study (Study 14), which commenced enrollment in March of 2008. The protocol for this trial incorporates what we have learned from the three completed trials to address the established relationship between increased drug plasma levels and clinical response and attempts to decrease the random variability observed in the results of the psychometric instruments used to measure efficacy. In Study 06, Corcept prospectively tested and confirmed that patients whose plasma levels rose above a predetermined threshold statistically separated from both those patients whose plasma levels were below the threshold and those patients who received placebo; this threshold was established from data produced in earlier studies. As expected, patients who took 1200 mg of CORLUX developed higher drug plasma levels than patients who received lower doses. Further, there was no discernable difference in the incidence of adverse events between placebo and any of the three CORLUX dose groups in Study 06. Based on this information, we are using a CORLUX dose of 1200 mg once per day for seven days in Study 14. We believe that this change in dose, as well as other modifications to the protocol, should allow us to demonstrate the efficacy of CORLUX in the treatment of the psychotic symptoms of psychotic depression. We currently anticipate that we will have a sufficient number of patients enrolled in this study by late 2009 to enable the independent data safety monitoring board to perform an interim analysis of the safety and top-line efficacy results from the first half of the study.

Cushing’s Syndrome

In July 2007, we received Orphan Drug Designation from the FDA for CORLUX for the treatment of Cushing’s Syndrome. Cushing’s Syndrome is a disorder caused by prolonged exposure of the body’s tissues to high levels of the hormone cortisol. Sometimes called “hypercortisolism,” it is relatively rare and most commonly affects adults aged 20 to 50. An estimated 10 to 15 of every one million people are newly diagnosed each year.

Orphan Drug Designation is a special status granted by the FDA to encourage the development of treatments for diseases or conditions that affect fewer than 200,000 patients in the United States. Drugs that receive Orphan Drug Designation obtain seven years of marketing exclusivity from the date of drug approval as well as tax credits for clinical trial costs, marketing application filing fee waivers and assistance from the FDA in the drug development process.

The Investigational New Drug application (IND) for the evaluation of CORLUX for the treatment of Cushing’s Syndrome was opened in September 2007. The FDA has indicated that a single study may provide a reasonable basis for the submission of a New Drug Application (NDA) for this indication. This trial was opened for enrollment in December 2007.

Management of Weight Gain induced by Antipsychotics

During 2007 we announced the results of our proof-of-concept study evaluating the ability of CORLUX to mitigate weight gain associated with the use of Zyprexa. This study in healthy male volunteers was initiated during the first quarter of 2006. The results show a statistically significant reduction in weight and waist circumference gain in those subjects who took Zyprexa plus CORLUX compared to those who took Zyprexa alone. Eli Lilly and Company, or Lilly, provided Zyprexa and financial support for this study.

The combination of Zyprexa and CORLUX is not approved for any indication. The purpose of this study was to explore the hypothesis that GR-II antagonists would mitigate weight gain associated with atypical antipsychotic medications. The group of medications known as atypical antipsychotics, including Zyprexa, Risperdal, Clozaril and Seroquel, are widely used to treat schizophrenia and bipolar disorder. All medications in this group are associated with treatment emergent weight gain of varying degrees and carry a warning label relating to treatment emergent hyperglycemia and diabetes mellitus.

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During the first quarter of 2008, we began preparations for additional studies with CORLUX to mitigate the weight gain induced by other atypical antipsychotic medications. The first of these studies is expected to commence later this year.

Research

In early 2003, we initiated a discovery research program to identify and patent selective GR-II antagonists to develop a pipeline of products for proprietary use. Three distinct series of GR-II antagonists were identified. Composition of matter patents on two of the series have been allowed in Europe, while substantive examination in the corresponding United States applications has not yet begun. United States and European applications have been filed for composition of matter patents in the third series, and are currently undergoing substantive examination. These compounds appear to be as potent as our lead product CORLUX in blocking cortisol but, unlike CORLUX, they do not appear to block the PR (progesterone), ER (estrogen), AR (androgen) or GR-I (mineralocorticoid) receptors.

We have signed agreements with our contract research scientists to continue our discovery research activities on new compounds through December 2008.

New Chemical Entity – CORT 108297

In 2007, we commenced a human microdosing study of one of our newly identified selective GR-II antagonists, CORT 108297, with Xceleron Limited utilizing their Accelerator Mass Spectrometry, technology. In this microdosing study, we evaluated CORT 108297, a compound which develops particularly high plasma and brain concentrations in an animal model. On May 1, 2008, we announced the results from this study, which demonstrated that CORT 108297 was extremely well absorbed, demonstrated good bioavailability and had a half-life that appears compatible with once-a-day oral dosing. In addition, further pharmacokinetic testing of CORT 108297 in a rat model indicated that a ten-fold increase in oral dose (5 milligrams per kilograms to 50 milligrams per kilograms) led to a proportional increase in the amount of compound detected in plasma.

General

Our activities to date have included:

•	product development;

•	designing, funding and overseeing clinical trials;

•	regulatory affairs; and

•	intellectual property prosecution and expansion.

Historically, we have financed our operations and internal growth primarily through private placements of our preferred stock and the public sale of common stock rather than through collaborative or partnership agreements. Therefore, we have no research funding or collaborative payments payable to us, except for the revenue under the agreement with Lilly discussed above.

We are in the development stage and have incurred significant losses since our inception. We have not generated any revenue through June 2008 other than the revenue under the collaboration agreement with Lilly, and do not expect to generate significant revenue for the foreseeable future. As of June 30, 2008, we had an accumulated deficit of $118.3 million. Our historical operating losses have resulted principally from our research and development activities, including clinical trial activities for CORLUX, discovery research, non-clinical activities such as toxicology and carcinogenicity studies, manufacturing process development and regulatory activities, as well as general and administrative expenses. We expect to continue to incur net losses over at least the next several years as we continue our CORLUX clinical development program, apply for regulatory approvals, initiate development of newly identified GR-II antagonists for various indications, continue our discovery research program, acquire and develop treatments in other therapeutic areas, establish sales and marketing capabilities and expand our operations.

Our business is subject to significant risks, including the risks inherent in our research and development efforts, the results of our CORLUX clinical trials, uncertainties associated with securing financing, uncertainties associated with obtaining and enforcing patents, our investment in manufacturing set-up, the lengthy and expensive regulatory approval process and competition from other products. Our ability to successfully generate revenues in the foreseeable future is dependent upon our ability, alone or with others, to finance our operations and develop, obtain regulatory approval for, manufacture and market our lead product.

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Results of Operations

Collaboration revenue - Collaboration revenue relates to services rendered in connection with our agreement with Lilly discussed above under the caption “Overview-Management of Weight Gain induced by Antipsychotics.” Under the agreement, Lilly agreed to supply Zyprexa and pay for the costs of the study. We were required to perform development activities as specified in this agreement and we were reimbursed based on the costs associated with the conduct of the trial and the preparation and packaging of clinical trial materials. Revenue was recognized as the services were rendered in accordance with the agreement.

During the quarter and six-months ended June 30, 2007, we recognized revenue of approximately $374,000 and $482,000 respectively, under this agreement. There was no revenue recognized under the agreement during the second quarter and first half of 2008 and we do not expect that there will be significant revenue under this agreement in the future as the majority of the activities were completed during 2007.

Research and development expenses. Research and development expenses include the personnel costs related to our development activities, including non-cash stock-based compensation, as well as the costs of discovery research, pre-clinical studies, clinical trial preparations, enrollment and monitoring expenses, regulatory costs, the costs of manufacturing development and the costs of manufacture and / or acquisition of clinical trial materials.

Research and development expenses increased 183% to $3.3 million for the three-month period ended June 30, 2008, from $1.2 million for the three-month period ended June 30, 2007. For the six-month period ended June 30, 2008, research and development expenses increased 122% to $6.1 million from $2.8 million for the six-month period ended June 30, 2007. The increase in expenses reflects clinical trial cost increases of approximately $1.2 million and $2.1 million, respectively, for the current quarter and year-to-date periods as compared to the same periods of 2007, related to new trials in psychotic depression and Cushing’s Syndrome, which were partially offset by decreases of approximately $555,000 and $1.5 million, respectively, due to the substantial completion of our earlier Phase 3 clinical trials for psychotic depression and our proof of concept study in the mitigation of olanzapine induced weight gain in 2007. During the three- and six-month periods ended June 30, 2008 as compared to the similar periods in 2007, there were also increases in contract research expenses of approximately $410,000 and $1.0 million, respectively, due to basic research work on new chemical compounds and the initiation of the micro-dosing study on a selected compound, increases in manufacturing expenses of approximately $715,000 and $1.1 million, respectively, due to the acquisition and manufacture of materials for the new clinical trials and manufacturing process development. In addition, during the three- and six-month periods ended June 30, 2008, as compared to the similar periods in 2007, there were increases in consulting expenses of approximately $190,000 and $315,000, respectively, and in staffing costs of approximately $120,000 and $240,000, respectively, which included increases in non-cash stock-based compensation of approximately $10,000 and $40,000, respectively.

Below is a summary of our research and development expenses by major project:

	Three Months Ended June 30,		Six Months Ended June 30,
Project	2008	2007	2008	2007
	(in thousands)
CORLUX for the treatment of the psychotic features of psychotic depression	$2,266	$609	$3,849	$1,955
CORLUX for other clinical programs	478	440	1,041	661
Drug discovery research	466	55	1,104	60
Stock-based compensation	67	56	132	85

Total research and development expense	$3,277	$1,160	$6,126	$2,761

We expect that research and development expenditures will increase during the remainder of 2008 as compared to 2007 due to the commencement of Phase 3 studies in Cushing’s Syndrome and psychotic depression, the clinical trials to further evaluate the management of weight gain induced by antipsychotic medications, and continued development of our proprietary selective GR-II antagonists. Research and development expenses in 2009 and future years will be largely dependent on the availability of additional funds to finance clinical development plans. See also, the “Liquidity and Capital Resources” section in this Form 10-Q.

Many factors can affect the cost and timing of our trials including the pace of patient enrollment, adverse side effects in study patients, adequate supplies for our clinical trials, inconclusive results requiring additional clinical trials and real or perceived lack of effectiveness or safety of the drug in our trials. In addition, the development of all of our product candidates

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will be subject to extensive governmental regulation. These factors make it difficult for us to predict the timing and costs of the further development and approval of our product candidates.

General and administrative expenses. General and administrative expenses consist primarily of the costs of administrative personnel and related facility costs along with legal, accounting and other professional fees.

General and administrative expenses increased 78% to $1.4 million for the three-month period ended June 30, 2008, from approximately $795,000 for the three-month period ended June 30, 2007. For the six-month period ended June 30, 2008, general and administrative expenses increased 37% to $2.6 million from $1.9 million for the six-month period ended June 30, 2007. The increase in costs between years was primarily related to combined increases in staffing and consultancy costs of approximately $490,000 and $610,000, respectively, for the three- and six-month periods ended June 30, 2008 as compared to the same periods in 2007, which included increases in non-cash stock-based compensation of approximately $450,000 and $580,000, respectively. The increases in stock-based compensation were due to costs associated with additional stock options and to the inclusion in the second quarter of 2007 of a reversal of approximately $395,000 of stock-compensation expense in connection with the resignation of an employee, which represented the excess of expense under the graded vesting method as compared with the expense associated with stock options that actually vested prior to this termination. In addition, legal and professional services increased by approximately $110,000 and $80,000 for the three- and six-month periods ended June 30, 2008 as compared to the same periods in 2007.

The amount of general and administrative expenses in the remainder of 2008 and future years will be largely dependent on our assessment of the staff necessary to support our continued clinical development activities and the availability of additional funds. See also, the discussion below under the sub-caption - Liquidity and Capital Resources.

Interest and other income, net. Interest and other income, net of investment management fees, was approximately $300,000 and $455,000, respectively, for the three- and six-month periods ended June 30, 2008, as compared to approximately $165,000 and $260,000, respectively, for the same periods in 2007. Interest income includes approximately $110,000 and $120,000, respectively, for the three- and six-month periods ended June 30, 2008 that was earned on the note receivable issued in connection with the March 2008 Financing. The remainder of the increase was attributable to increased interest on investments due to higher average balance of invested funds.

Other expense. Other expense was approximately $7,000 and $11,000, respectively for the three- and six-month periods ended June 30, 2008, as compared to $2,000 and $6,000, respectively, for the same periods in 2007. Other expense includes interest expense on capitalized leases and state tax on capital which is based on our projected capital and asset positions as of each year-end.

Liquidity and Capital Resources

We have incurred operating losses since inception, and at June 30, 2008, we had a deficit accumulated during the development stage of $118.3 million. Since our inception, we have relied primarily on the proceeds from public and private sales of our equity securities to fund our operations.

On March 25, 2008, we sold approximately 8.9 million shares of our common stock at a price of $2.77 per share and warrants to purchase approximately 4.5 million shares of our common stock, at a price of $0.125 per warrant in a private placement. The warrants have a seven year term and an exercise price of $2.77 per share. We refer to this transaction as the March 2008 Financing. One investor financed the purchase of its securities in this transaction with a promissory note to the Company in the amount of $6.0 million. The note receivable is payable on or before September 30, 2008, bears interest to the Company at a rate of 9.25% per annum as of June 30, 2008; is a full recourse note and is secured by a pledge agreement with the securities purchased being held by the Company as collateral for the note. The March 2008 Financing will have generated total proceeds of approximately $25 million, after deducting the costs of issuance, assuming payment is received on the note. The registration rights agreement covering the securities sold in this financing provides that if we fail to file or cause to be declared effective the registration statement or registration statements covering the resale of these shares prior to specified deadlines, we may be required to pay the holders of such shares and warrants liquidated damages at the rate of 1% per month of the purchase price of these shares and warrants, up to a total of 10%. While we filed the registration statement covering the resale of the shares sold and shares underlying the warrants sold in this transaction with the SEC on April 11, 2008, within the time period required in the agreement, this registration statement has not been declared effective by the SEC as of the date of the filing of this Form 10-Q and we may be obligated to pay liquidated damages to investors in this financing at a rate of up to $250,000 per month from July 8, 2008 until a registration statement covering these shares is declared effective.

On March 25, 2008, we entered into a Committed Equity Financing Facility, or CEFF, with Kingsbridge Capital Limited, or Kingsbridge, a private investment group. Under the terms of the agreement, Kingsbridge has committed to provide

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us with up to $60 million of capital in exchange for newly-issued shares of our common stock for a period of up to three years. The maximum number of shares that we can sell to Kingsbridge under this agreement is approximately 9.6 million shares. Under the terms of the agreement, the determination of the exact timing and amount of any CEFF financings will be made solely by us, subject to certain conditions. Since June 30, 2008, we sold a total of 404,587 shares of common stock to Kingsbridge under the CEFF for total proceeds of approximately $750,000. Based on the volume weighted average price on the NASDAQ Capital Market for the Company’s common stock for the period from March 25, 2008, the date of the signing of the Kingsbridge CEFF, through August 6, 2008, the maximum amount of net proceeds available under the CEFF is projected to be approximately $24 million. The actual amount of funds that can be raised under this agreement will be dependent on the number of shares actually sold under the agreement and the market value of Corcept’s stock during the pricing periods of each sale. See the discussion in Part II, Item IA – Risk Factors of this Form 10-Q for a discussion of risks associated with the CEFF.

At June 30, 2008, we had cash, cash equivalents and investments balances of $26.1 million, compared to $17.4 million at December 31, 2007. As discussed above, this does not include the $6 million proceeds from the March 2008 Financing that is the subject of the note receivable. Net cash used in operating activities for the six-month period ended June 30, 2008 was $9.9 million as compared to $6.4 million in the same period of 2007. The use of cash in each period was primarily a result of net losses associated with our research and development activities and amounts incurred to develop our administrative infrastructure. We expect cash used in operating activities to increase during the remainder of 2008 and later years due to the continuation and expansion of our development programs for psychotic depression, Cushing’s Syndrome and the management of weight gain induced by atypical antipsychotic medications, research activities, commercialization activities and general and administrative expenses.

We believe that, with the completion of these March 2008 financing transactions, including the availability of funding under the CEFF, we will have sufficient capital resources to fund our current operating plan into early 2010, which will include the completion of the final reporting for our recently completed psychotic depression trials, the conduct of clinical trials in Cushing’s Syndrome, psychotic depression, and the management of weight gain induced by antipsychotic medications, and continued development work on our proprietary, selective GR-II antagonists. Our projections include an estimate of proceeds from a variable funding source based on the calculations discussed in paragraph above. (See Part II, Item IA—Risk Factors of this Form 10-Q for a discussion of risks related to the CEFF.)

We may have to perform additional clinical trials prior to submission of NDAs for CORLUX for the treatment of the psychotic features of psychotic depression or for Cushing’s Syndrome. We may need to raise additional funds to complete the development of CORLUX for the treatment of psychotic depression and for Cushing’s Syndrome. In addition, we will need to raise additional funds to prepare for the commercialization of CORLUX for either of these indications, to develop a product for weight gain management associated with the use of antipsychotic medications and to continue and expand the development of our proprietary selective GR-II antagonists.

We cannot be certain that additional funding will be available on acceptable terms or at all. Further, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants. If we obtain funds through collaborations with others, these arrangements may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, including potentially our lead product candidate, that we would otherwise seek to develop on our own. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or we may be required to discontinue operations.

Contractual Obligations and Commercial Commitments

In March 2008, we signed an agreement with MedAvante, Inc., to provide centralized psychiatric rating services of patients to be screened and enrolled in our current Phase 3 clinical trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression. The total commitment under this agreement is approximately $4.1 million. Approximately $1.4 million of this cost will be incurred during 2008, with the remainder occurring over the course of the trial. This agreement may be terminated by Corcept with 30 days notice to MedAvante.

In April 2008, we signed an agreement with a Clinical Research Organization (CRO) to provide clinical services for our upcoming study of CORLUX for the mitigation of weight gain induced by an atypical antipsychotic medication, Risperdal, for a total commitment of approximately $1.0 million, which will be expended over the course of the trial. This agreement can be terminated on 45-days written notice. Approximately $650,000 of these costs are expected to be incurred during 2008, with the remainder to be incurred in 2009.

On June 4, 2008, we executed a Master Service Agreement (MSA) and a Project Contract (Contract), with ICON Clinical Research, LP (ICON) to assist the Company in various clinical trial activities, including the selection of

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clinical sites, supervision and monitoring of clinical site performance, data collection and analysis in connection with Study 14, the Company’s current Phase 3 trial, to confirm the utility of CORLUX for the treatment of the psychotic features of psychotic depression. The total commitment under this agreement is estimated to be approximately $16.1 million over the course of the trial, which includes the work under the Letter of Intent that the Company had signed with ICON in November 2007. The Company currently expects costs incurred under this Contract to be approximately $3.7 million through the end of 2008, with the remainder being incurred over the course of the trial. The actual timing of expense recognition and payments will depend upon various factors, including the timing of site initiation, the pace of patient enrollment, the fees negotiated with site investigators, the timing of other trial activities and the timing of payments of pass-through costs, such as grants to investigators and laboratory services. The Contract may be terminated by the Company at any time upon sixty days’ written notice, or sooner based on mutual agreement of the parties. Upon termination, the Company would be obligated to pay ICON for services performed and pass-through costs incurred to the date of termination plus a cancellation fee to compensate the CRO for staff reallocation costs.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of June 30, 2008, with the exception of the operating lease for our office space. The operating lease, originally signed in 2005 was effective for a 30 month term, from July 2005 through December 2007 at a monthly rental of approximately $14,000, plus operating expenses. In July 2007, we extended the lease through December 2008 at a monthly rental of approximately $20,000, plus operating expenses.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our critical accounting policies and estimates are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. During the six-month period ended June 30, 2008, we have adopted the following polices due to implementation of new accounting pronouncements:

Recently Adopted Accounting Standards

Effective January 1, 2008, we adopted SFAS No. 157, Fair Value Measurements, or SFAS 157. SFAS 157, which was issued by the Financial Accounting Standards Board, or the FASB, in September 2006, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, we have adopted the provisions of SFAS 157 with respect to our financial assets and liabilities only. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Effective January 1, 2008, we adopted Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financing Liabilities – including an amendment of SFAS Statement No. 115, or SFAS 159, which was issued by the FASB in February 2007. SFAS 159 permits entities the irrevocable option to choose to measure many financial assets and liabilities at fair value that are not currently required to be measured at fair value on a contract-by-contract basis. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. We did not elect to adopt the fair value option under this Statement.

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SFAS 157 and SFAS 159 were both effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. As discussed above, both of these pronouncements were adopted by us on January 1, 2008 and are applied prospectively from that date forward. There was no material effect on our financial statements on the implementation of these standards.

Effective January 1, 2008, we also adopted Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, or EITF 07-3, which was adopted by the Emerging Issues Task Force of the Financial Accounting Standards Board, or EITF, in June 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities should be deferred and recognized as expense as the goods are delivered or the related services are performed, unless the entity does not expect the goods to be delivered or the services to be rendered. EITF 07-3 is effective for the fiscal years beginning after December 31, 2007, including interim periods within those fiscal years. There was no effect on our financial statements on the implementation of this standard.

Recently Issued Accounting Standards

In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Arrangements, or EITF 07-1. EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-1 is effective for fiscal years beginning after December 15, 2008, and would be applied retrospectively as a change in accounting principle for collaborative arrangements existing at the effective date. We do not anticipate that there will be a material effect on our financial statements on the adoption of this standard.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk

The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive from our investments without significantly increasing risk of loss. As of June 30, 2008, our cash and cash equivalents consisted primarily of money market funds maintained at major U.S. financial institutions. To minimize our exposure to interest rate market risk, we limit the maturities of our investments to less than two years with an average maturity not to exceed one year. Due to the short-term nature of these instruments, a 1% increase or decrease in market interest rates would not have a material adverse impact on the total value of our portfolio as of June 30, 2008.

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures. Based on their evaluation as of June 30, 2008, our chief executive officer and chief accounting officer have concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended) were effective to ensure that the information required to be disclosed by us in this Quarterly Report on Form 10-Q was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and Form 10-Q. Our disclosure controls and procedures are designed to provide reasonable, not absolute, assurance that the objectives of our disclosure control system are met.

Changes in internal controls. There were no changes in our internal control over financial reporting during the quarter ended June 30, 2008 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings.

ITEM 1A.	RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risks described below and the other information in this Form 10-Q, including our financial statements and related notes, before you decide to invest in our common stock. If any of the following risks or uncertainties actually occurs, our business, results of operations or financial condition could be materially harmed, the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are those that we currently believe may materially affect us; however, they may not be the only ones that we face. Additional risks and uncertainties of which we are unaware or currently deem immaterial may also become important factors that may harm our business. Except as required by law, we undertake no obligations to update any risk factors.

Risks Related to Our Business

We will depend heavily on the success of our lead product candidate, CORLUX for the treatment of the psychotic features of psychotic depression, which is still in development. Our first three Phase 3 trials did not meet their primary and key secondary endpoints. If we are unable to commercialize CORLUX for this indication, or experience significant delays in doing so, we may be unable to generate revenues and our stock price may decline.

We have invested a significant portion of our time and financial resources since our inception in the development of CORLUX for the treatment of psychotic features of psychotic depression. We currently do not have any commercial products and we anticipate that for the foreseeable future our ability to generate meaningful revenues and achieve profitability will be solely dependent on the successful development, approval and commercialization of CORLUX for the treatment of psychotic features of psychotic depression. We have completed three Phase 3 clinical trials evaluating CORLUX for this indication. None of the first three trials met its primary or key secondary endpoints. The FDA generally requires two positive Phase 3 studies prior to the submission of an NDA or one positive Phase 3 study plus sufficient supportive data. Many factors could harm our efforts to develop and commercialize CORLUX, including:

•	insufficient funding;

•	negative, inconclusive or otherwise unfavorable results from our pre-clinical or clinical development programs;

•	side effects that may be identified in the course of our clinical trials;

•	changes or delays in our clinical development program;

•	rapid technological change making CORLUX obsolete;

•	competition from companies with greater financial, technical and marketing resources than ours;

•	increases in the costs of our clinical trials;

•	an inability to obtain, or delay in obtaining, regulatory approval for the commercialization of CORLUX for the treatment of the psychotic features of psychotic depression;

•	an inability to manufacture CORLUX or the active ingredient in CORLUX in commercial quantities and at an acceptable cost; and

•	political concerns relating to other uses of mifepristone, or RU-486, that could limit the market acceptance of CORLUX.

Although our pivotal Phase 3 clinical trial in Cushing’s Syndrome only requires 50 patients, both site selection and enrollment could be an extended process. Delays in selection and initiation of clinical trial sites and / or patient enrollment could extend the time and cost for completion or inhibit our ability to complete the trial at all.

Cushing’s Syndrome is a rare disorder. An estimated 10 to 15 of every one million people are newly diagnosed each year.

The majority of the sites that treat patients with Cushing’s Syndrome are at academic institutions or large clinics in or affiliated with private hospitals. Academic institutions often take a prolonged period of time to complete the administrative activities required before a clinical trial can be initiated at that site. Because the disease is seen so infrequently, the process of identifying and screening the patients for participation in our study may be lengthy.

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Any delays in the process of identifying and recruiting the clinical sites or identifying and screening the patients for enrollment in the study could delay the completion of the study, increase the cost or even inhibit our ability to complete the trial at all.

Our clinical trials may not demonstrate that CORLUX is safe and effective. If our clinical program for CORLUX for the treatment of the psychotic features of psychotic depression or for any other indications does not demonstrate safety and efficacy, our business will be harmed.

To gain regulatory approval from the FDA to market CORLUX, our Phase 3 clinical trials must demonstrate the safety and efficacy of CORLUX for the particular indication. Our first three Phase 3 studies evaluating CORLUX for the treatment of the psychotic features of psychotic depression did not meet their primary or key secondary endpoints. In addition to the need for an additional Phase 3 clinical trial, we are conducting, or plan to conduct, other studies in support of a potential NDA. Clinical development is a long, expensive and uncertain process and is subject to delays, and data obtained from clinical trials and supportive studies are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. While we obtained favorable results in our Phase 2 clinical trials program in psychotic depression, these results were not replicated in a robust enough way in Studies 07, 09 or 06 and are not sufficient to use by themselves as the pivotal clinical trials in an application for FDA approval. In addition, we cannot assure you that supportive studies and tests will produce favorable results.

The development plan for CORLUX is not certain, and will require additional, expensive clinical and preclinical trials. We may not be able to finance the development program.

During the development of CORLUX, we have been engaged in dialogue with the FDA to determine an acceptable development plan which would enable the FDA to complete its review in a satisfactory manner. Because the results of our recently completed Phase 3 trials evaluating CORLUX for treatment of the psychotic features of psychotic depression did not meet their primary endpoints, the FDA will require us to pursue an additional clinical trial to demonstrate the safety and/or efficacy of CORLUX for this indication. The FDA generally requires two positive Phase 3 studies or one positive Phase 3 study with other supportive data to be completed prior to the submission of an NDA. For example, in March 2006, the FDA recommended that we conduct a dose proportionality study and other studies to determine whether there are interactions between CORLUX and some commonly used drugs. We have expanded our development plan to include the supportive studies that we anticipate will be required, based on our knowledge at the present time. In addition, the FDA may require us to pursue additional supportive studies. We are continuing our dialogue with the FDA to define any additional data needed to complete an NDA.

Further, we may decide, or the FDA or other regulatory authorities may require us, to pursue additional clinical, pre-clinical or manufacturing studies to satisfactorily complete our NDA. For example, the FDA may require us to perform a bioequivalance study comparing our recently reformulated CORLUX clinical trial materials to the materials used in our earlier clinical trials. Additional trials or studies will require additional funding which is not assured. Also, it is possible that additional trials or studies that we decide are necessary or desirable will delay or prevent the completion of the development of CORLUX for treating psychotic depression.

If adequate funds are not available for our currently contemplated trials and studies, or for any further ones that we may decide are necessary or desirable, we may be required to delay, reduce the scope of or eliminate some or all of our research or development programs. Even if funds are available, additional equity financing may be dilutive to stockholders; debt financing, if available, may involve restrictive covenants; obtaining funds through collaborations may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, potentially including our lead product candidate, that we would otherwise seek to develop on our own. Even after we conduct all of the clinical trials and supportive studies that we consider appropriate for an optimal NDA, we may not receive regulatory approval to market CORLUX.

Many other factors could delay or result in termination of our clinical trials, including, but not limited to:

•	negative or inconclusive results;

•	slow patient enrollment;

•	patient noncompliance with the protocol;

•	adverse medical events or side effects among patients during the clinical trials;

•	negative or problematic FDA inspections of our clinical operations; and

•	real or perceived lack of effectiveness or safety of CORLUX.

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We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future.

We are a development stage company with no current source of product revenue. We have a limited history of operations and have focused primarily on clinical trials, and if the outcome of our clinical trials supports it, we plan to seek FDA regulatory clearance to market CORLUX for the treatment of the psychotic features of psychotic depression and for the treatment of Cushing’s Syndrome. Historically, we have funded our operations primarily from the sale of our equity securities. We have incurred losses in each year since our inception in 1998. As of June 30, 2008, we had an accumulated deficit of $118.3 million. We do not know when or if we will generate product revenue. Subject to our ability to raise additional funds, we expect our research and development expenses to increase in connection with the clinical trials and other development activities for CORLUX and for other product candidates. We expect to incur significant expenses related to the preparation for commercializing CORLUX and for the product’s launch, if the FDA approves our NDA. As a result, we expect that our losses will increase for the foreseeable future. We are unable to predict the extent of any future losses or whether or when we will become profitable.

We depend on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays outside of our control.

We rely on clinical investigators and clinical sites to enroll patients and other third parties to manage our trials and to perform related data collection and analysis. However, we may not be able to control the timing of identification and selection of appropriate sites for our planned trials and the amount and timing of resources that the clinical sites that conduct the clinical testing may devote to our clinical trials. If our clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials or fail to enroll them on our planned schedules, we will be unable to complete our trials or to complete them as planned, which could delay or prevent us from completing the clinical development of CORLUX or other development programs.

We have signed an agreement with a contract research organization, or CRO, that is conducting our ongoing Phase 3 trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression, Study 14, to supervise and monitor clinical site performance and to perform investigator supervision, data collection and analysis for this trial. We may not be able to maintain relationships with this or other CROs or with the clinical investigators and the clinical sites through the completion of all trial activities without delays in anticipated timing of trial activities or excessive expenditures. Our agreements place substantial responsibilities on these parties, which could result in excessive expenditures for our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these CROs, clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, we may be unable to obtain regulatory approval for, or successfully commercialize, CORLUX.

The conduct of any future clinical trials will likely also be conducted through the use of CROs and clinical research sites. The conduct, timing and cost of these trials will be subject to the same kinds of risks as discussed above.

In Study 14, our ongoing clinical trial evaluating CORLUX for the psychotic features of psychotic depression, we have engaged MedAvante to provide centralized psychiatric rating services. If patients are uncomfortable or unwilling to participate in the centralized rating process or if MedAvante is unable to provide services in a satisfactory manner over the course of the trial, we may not see any improvement in the accuracy and consistency of the psychiatric assessments.

In connection with our ongoing Phase 3 trial evaluating CORLUX for the psychotic features of psychotic depression, Study 14, we have engaged MedAvante to provide centralized psychiatric rating services. MedAvante will provide centralized psychometric assessments via high resolution video-conferencing. The use of MedAvante’s centralized rating services is expected to increase the accuracy and consistency of the psychiatric assessments.

MedAvante has provided similar centralized rating services to companies conducting clinical studies in various psychiatric disorders. However, they have not previously provided centralized rating services to any study in patients with psychotic depression. Although Corcept and MedAvante conducted a small pilot evaluation in patients with psychotic depression to assess patient receptivity, we cannot be certain that centralized rating will be successful in the patients enrolled in our study.

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If patients are uncomfortable or unwilling to participate in the centralized rating process or if MedAvante is unable to provide services in a satisfactory manner over the course of the trial, we may not see any improvement in the accuracy or reliability of the psychiatric assessments. Such a result might diminish the likelihood of a successful trial or a definitive demonstration of the efficacy of CORLUX in treating the psychotic features of psychotic depression.

If we are unable to obtain or maintain regulatory approval, we will be limited in our ability to commercialize our product candidates, including CORLUX, and our business will be harmed.

The research, testing, manufacturing, selling and marketing of product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, which regulations differ from country to country. Obtaining and maintaining regulatory approval typically is an uncertain process, is costly and takes many years. In addition, failure to comply with the FDA and other applicable foreign and U.S. regulatory requirements may subject us to administrative or judicially imposed sanctions. These include warning letters, civil and criminal penalties, injunctions, product seizure or detention, product recalls, total or partial suspension of production, and refusal to approve pending NDAs, or supplements to approved NDAs.

Regulatory approval of an NDA or NDA supplement is never guaranteed. Despite the time, resources and effort expended, failure can occur at any stage. The FDA has substantial discretion in the approval process for human medicines. The FDA can deny, delay or limit approval of a product candidate for many reasons including:

•	the FDA may not find that the candidate is safe;

•	the FDA may not find data from the clinical or preclinical testing to be sufficient; or

•	the FDA may not approve our or our third party manufacturers’ processes or facilities.

Future governmental action or changes in FDA policy or personnel may also result in delays or rejection of an NDA in the United States. In addition, because the only currently FDA-approved use of mifepristone is the termination of pregnancy, we expect that the label for CORLUX will include some limitations, including a warning that it should not be used by pregnant women or women seeking to become pregnant.

If we receive regulatory approval for our product candidates, including CORLUX, we will also be subject to ongoing FDA obligations and continued regulatory oversight and review, such as continued safety reporting requirements; and we may also be subject to additional FDA post-marketing obligations. If we are not able to maintain regulatory compliance, we may not be permitted to market our product candidates.

Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the indicated uses for which the medicine may be marketed or contain requirements for potentially costly post-marketing follow-up studies. In addition, if the FDA approves any of our product candidates, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping for the medicine will be subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with the medicine, including adverse events of unanticipated severity or frequency, may result in restrictions on the marketing of the medicine, and could include withdrawal of the medicine from the market.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from commercializing our product candidates abroad.

We intend to commercialize our product candidates in international markets. Outside the United States, we can commercialize a product only if we receive a marketing authorization and, in some cases, pricing approval, from the appropriate regulatory authorities. This foreign regulatory approval process includes all of the risks associated with the FDA approval process, and, in some cases, additional risks. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. We have not taken any actions to obtain foreign approvals. We may not develop our product candidates in the clinic in order to obtain foreign regulatory approvals on a timely basis, if at all.

Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our product candidates in any market.

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The “fast track” designation for the development program of CORLUX for the treatment of the psychotic features of psychotic depression may not lead to a faster development or regulatory review or approval process.

If a human medicine is intended for the treatment of a serious or life-threatening condition and the medicine demonstrates the potential to address unmet medical needs for this condition, the sponsor of an IND may apply for FDA “fast track” designation for a particular indication. Marketing applications submitted by sponsors of product candidates in fast track development may qualify for expedited FDA review under the policies and procedures offered by the FDA, but the fast track designation does not assure any such qualification. Although we have obtained a fast track designation from the FDA for CORLUX for the treatment of the psychotic features of psychotic depression, we may not experience a faster development process, review or approval compared to applications considered for approval under conventional FDA procedures. In addition, the FDA may withdraw our fast track designation at any time. If we lose our fast track designation, the approval process may be delayed. In addition, our fast track designation does not guarantee that we will qualify for or be able to take advantage of the expedited review procedures and does not increase the likelihood that CORLUX will receive regulatory approval for the treatment of the psychotic features of psychotic depression.

Even if we receive approval for the marketing and sale of CORLUX for the treatment of the psychotic features of psychotic depression, endogenous Cushing’s Syndrome or the mitigation of weight gain induced by the administration of atypical antipsychotic medications, CORLUX may never be accepted as a treatment for the approved indications.

Many factors may affect the market acceptance and commercial success of CORLUX for the treatment of the psychotic features of psychotic depression or for any other approved indication.

Even if the FDA approves CORLUX for the treatment of the psychotic features of psychotic depression, for the treatment of Cushing’s Syndrome or any other indication, physicians may not adopt CORLUX. Physicians will recommend the use of CORLUX only if they determine, based on experience, clinical data, side effect profiles and other factors, that it is preferable to other products or treatments then in use. Acceptance of CORLUX among influential practitioners may be essential for market acceptance of CORLUX.

Other factors that may affect the market acceptance and commercial success of CORLUX include:

•	the effectiveness of CORLUX, including any side effects, as compared to alternative treatment methods;

•	the product labeling or product insert required by the FDA for CORLUX;

•

the cost-effectiveness of CORLUX and the availability of third-party insurance coverage and reimbursement, in particular from government payors such as Medicare and Medicaid, for patients using CORLUX;

•	the timing of market entry of CORLUX relative to competitive products;

•	the intentional restriction of distribution of CORLUX to physicians treating the target patient population;

•	the extent and success of our sales and marketing efforts;

•	the rate of adoption of CORLUX by physicians and by target patient population; and

•	negative publicity concerning CORLUX, RU-486 or mifepristone.

The failure of CORLUX to achieve market acceptance would prevent us from generating meaningful product revenue.

Public perception of the active ingredient in CORLUX, mifepristone or RU-486, may limit our ability to market and sell CORLUX.

The active ingredient in CORLUX, mifepristone, or RU-486, is used to terminate pregnancy. As a result, mifepristone has been and continues to be the subject of considerable ethical and political debate in the United States and elsewhere. Public perception of mifepristone may limit our ability to engage alternative manufacturers and may limit the commercial acceptance of CORLUX by patients and physicians. Even though we intend to create measures to minimize the likelihood of the prescribing of CORLUX to a pregnant woman, physicians may decline to prescribe CORLUX to a woman simply to avoid altogether any risk of unintentionally terminating a pregnancy. We intend to create measures for controlling the distribution of CORLUX to reduce the potential for diversion. However, controlled distribution may negatively impact sales of CORLUX.

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We have no manufacturing capabilities and we currently depend on third parties to manufacture the active ingredient and the tablets for CORLUX. The tablet manufacturer is a single source supplier. If these suppliers are unable to continue manufacturing CORLUX and we are unable to contract quickly with alternative sources, our business will be harmed.

We currently have no experience in, and we do not own facilities for, nor do we plan to develop facilities for, manufacturing any products. We have agreements with two manufacturers of the active pharmaceutical ingredient, or API, of mifepristone and an agreement with a tablet manufacturer for development quantities of CORLUX. The tablet manufacturer is a single source supplier to us. Our current arrangements with these manufacturers are terminable by either party at any time. Although we anticipate engaging our current tablet supplier to produce commercial quantities of CORLUX, we cannot guarantee that we will enter into an agreement with them on terms acceptable to us. If we are unable, for whatever reason, to obtain the active pharmaceutical ingredient or CORLUX tablets from our contract manufacturers, we may not be able to manufacture our required quantities of CORLUX in a timely manner, if at all.

If our third-party manufacturers of CORLUX fail to comply with FDA regulations or otherwise fail to meet our requirements, our product development and commercialization efforts may be delayed.

We depend on third party manufacturers to supply the active pharmaceutical ingredient in CORLUX and to manufacture CORLUX tablets. These suppliers and manufacturers must comply with the FDA’s current Good Manufacturing Practices, or cGMP, regulations and guidelines. Our suppliers and manufacturers may encounter difficulties in achieving quality control and quality assurance and may experience shortages of qualified personnel. Their failure to follow cGMP or other regulatory requirements and to document their compliance with cGMP may lead to significant delays in the availability of products for commercial use or clinical study or the termination or hold on a clinical study, or may delay or prevent filing or approval of marketing applications for CORLUX.

Failure of our third party suppliers and manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could harm our business. If the operations of any current or future supplier or manufacturer were to become unavailable for any reason, commercialization of CORLUX could be delayed and our revenue from product sales could be reduced.

We may use a different third-party manufacturer to produce commercial quantities of CORLUX than we are using in our clinical trials. The FDA may require us to conduct a study to demonstrate that the tablets used in our clinical trials are equivalent to the final commercial product. If we are unable to establish that the tablets are equivalent or if the FDA disagrees with the results of our study, commercial launch of CORLUX would be delayed.

If we or others identify side effects after our product candidates are on the market, we may be required to perform lengthy additional clinical trials, change the labeling of our future products or withdraw our future products from the market, any of which would hinder or preclude our ability to generate revenues.

If we or others identify side effects after any of our product candidates are on the market:

•	regulatory authorities may withdraw their approvals;

•

we may be required to reformulate our future products, conduct additional clinical trials, make changes in labeling of such products or implement changes to or obtain re-approvals of our manufacturing facilities;

•	we may experience a significant drop in the sales of the affected products;

•	our reputation in the marketplace may suffer; and

•	we may become the target of lawsuits, including class action lawsuits.

Any of these events could harm or prevent sales of the affected products or could increase the costs and expenses of commercializing and marketing these product candidates.

If CORLUX or future product candidates conflict with the patents of others or if we become involved in other intellectual property disputes, we could have to engage in costly litigation or obtain a license and we may be unable to commercialize our product candidates.

Our success depends in part on our ability to obtain and maintain adequate patent protection for the use of CORLUX for the treatment of the psychotic features of psychotic depression and other potential uses of GR-II antagonists. If we do not

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adequately protect our intellectual property, competitors may be able to use our intellectual property and erode our competitive advantage.

To date, we own seven issued U.S. patents and have exclusively licensed three issued U.S. patents, in each case along with a number of corresponding foreign patents or patent applications. We also have nine U.S. method of use patent applications for GR-II antagonists and three composition of matter patent applications covering specific GR-II antagonists. We have applied, and will continue to apply, for patents covering our product candidates as we deem appropriate.

We have exclusively licensed three issued U.S. patents from Stanford University for the use of GR-II antagonists in the treatment of psychotic major depression, which is commonly referred to as psychotic depression, cocaine-induced psychosis and early dementia, including early Alzheimer’s disease. We bear the costs of protecting and defending the rights to these patents. In order to maintain the exclusive license to these patents until their expiration, we are obligated to make milestone and royalty payments to Stanford University. We are currently in compliance with our obligations under this agreement. If we become noncompliant, we may lose the right to commercialize CORLUX for the treatment of psychotic depression, cocaine-induced psychosis and early dementia and our business would be materially harmed. In addition, if Stanford University were to terminate our CORLUX license due to breach of the license on our part, we would not be able to commercialize CORLUX for the treatment of the psychotic features of psychotic depression, cocaine-induced psychosis or early dementia.

Our patent applications and patents licensed or issued to us may be challenged by third parties and our patent applications may not result in issued patents. For example, in 2004, Akzo Nobel filed an observation challenging the claims of our exclusively licensed European patent application with claims directed to psychotic depression. In 2005, we filed a rebuttal to the EPO that responded to the points raised by Akzo Nobel. In February 2006, the EPO allowed our patent application and in July 2006, this patent was issued. In April 2007 we received notification that there will be no opposition proceedings in Europe in regards to this patent.

Our presently pending and future patent applications may not issue as patents, and any patent issued to us may be challenged, invalidated, held unenforceable or circumvented. For example, the arguments presented by Akzo Nobel could be raised in the United States either before the U.S. Patent and Trademark Office or in a court of law. Furthermore, the claims in patents which have been issued to us, or which may be issued to us in the future, may not be sufficiently broad to prevent third parties from producing competing products. In addition, the laws of various foreign countries in which we compete may not protect our intellectual property to the same extent as do the laws of the United States. If we fail to obtain adequate patent protection for our proprietary technology, our competitors may produce competing products based on our technology, which would impair our ability to compete.

If a third party were successful in asserting an infringement claim against us, we could be forced to pay damages and prevented from developing, manufacturing or marketing our potential products. We do not have liability insurance for patent infringements. A third party could require us to obtain a license to continue to use their intellectual property, and we may not be able to do so on commercially acceptable terms, or at all. We believe that significant litigation will continue in our industry regarding patent and other intellectual property rights. If we become involved in litigation, it could consume a substantial portion of our resources. Regardless of the merit of any particular claim, defending a lawsuit takes significant time, is expensive and diverts management’s attention from other business.

If we are unable to protect our trade secrets and proprietary information, our ability to compete in the market could be diminished.

In addition to patents, we rely on a combination of confidentiality, nondisclosure and other contractual provisions, laws protecting trade secrets and security measures to protect our trade secrets and proprietary information. Nevertheless, these measures may not adequately protect our trade secrets or other proprietary information. If they do not adequately protect our rights, third parties could use our proprietary information, which could diminish our ability to compete in the market. In addition, employees, consultants and others who participate in the development of our product candidates may breach their agreements with us regarding our trade secrets and other proprietary information, and we may not have adequate remedies for the breach. We also realize that our trade secrets may become known through means not currently foreseen. Notwithstanding our efforts to protect our trade secrets and proprietary information, our competitors may independently develop similar or alternative products that are equal or superior to our product candidates without infringing on any of our proprietary information or trade secrets.

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Our licensed patent covering the use of mifepristone to treat psychotic depression is a method of use patent rather than a composition of matter patent, which increases the risk that physicians will prescribe another manufacturer’s mifepristone for the treatment of psychotic depression rather than CORLUX.

We have an exclusive license from Stanford University to a patent covering the use of GR-II antagonists, including mifepristone, for the treatment of psychotic depression. A method of use patent covers only a specified use of a particular compound, not a particular composition of matter. All of our issued patents and all but three of our 12 U.S. patent applications are method of use patents. Because none of our issued patents covers the composition of mifepristone or any other compound, we cannot prevent others from commercializing mifepristone or any other GR-II antagonist not covered by our composition of matter patent applications in indications not covered by our method of use patents. If others receive approval to manufacture and market mifepristone or any other GR-II antagonist, physicians could prescribe mifepristone or any other GR-II antagonist for patients with psychotic depression instead of CORLUX. Although any such “off-label” use would violate our licensed patent, effectively monitoring compliance with our licensed patent may be difficult and costly. In addition, if others develop a treatment for psychotic depression that works through a mechanism which does not involve the GR-II receptor, physicians could prescribe that treatment instead of CORLUX.

We may be subject to fines, penalties or injunctions if we are determined to be promoting the use of our products for unapproved or “off-label” uses, resulting in damage to our reputation and business.

Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of a drug for a use that has not been cleared or approved by FDA. Use of a drug outside its approved indications is known as “off-label” use. Physicians may use our products off-label, as the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine. However, if the FDA determines that our promotional materials or training constitutes promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of the products would be impaired. Although our policy is to refrain from statements that could be considered off-label promotion of our products, the FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. In addition, the off-label use of our products may increase the risk of injury to patients, and, in turn, the risk of product liability claims. Product liability claims are expensive to defend and could divert our management’s attention and result in substantial damage awards against us.

Our efforts to discover, develop and commercialize new product candidates beyond CORLUX are at a very early stage. If we fail to identify and develop additional uses for GR-II antagonists, we may be unable to market additional products.

To develop additional potential sources of revenue, we believe that we must identify and develop additional product candidates. We own or have exclusively licensed issued U.S. patents covering the use of GR-II antagonists to treat psychotic depression, weight gain following treatment with antipsychotic medication, early dementia, mild cognitive impairment, psychosis associated with cocaine addiction, delirium, ECT, gastroesophageal reflux disease, Down’s Syndrome and stress disorders, in addition to nine U.S. method of use patent applications covering GR-II antagonists for the treatment of a number of other metabolic and psychiatric disorders and three U.S. composition of matter patent applications covering specific GR-II antagonists.

We may not develop product candidates for any of the indications or compounds covered by our patents and patent applications. Typically, there is a high rate of attrition for product candidates in preclinical and clinical trials, so our product development efforts may not lead to commercially viable products. The use of GR-II antagonists may not be effective to treat these conditions or any other indications. In addition, we could discover that the use of GR-II antagonists in these patient populations has unacceptable side effects or is otherwise not safe.

We may elect to enter into collaboration arrangements with respect to one or more of our product candidates. If we do enter into such an arrangement, we would be dependent on a collaborative partner for the success of the product candidates developed under the arrangement. Any future collaborative partner may fail to successfully develop or commercialize a product candidate under a collaborative arrangement.

We only have experience with CORLUX and we may determine that CORLUX is not desirable for uses other than for the treatment of the psychotic features of psychotic depression or Cushing’s Syndrome. In that event, we would have to

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identify and may need to secure rights to a different GR-II antagonist. For example, we do not intend to develop CORLUX for mitigation of the weight gain associated with the use of Zyprexa, even though we have reported positive results in the proof of concept study described in our Annual Report on Form 10-K. We may pursue other GR-II antagonists for this use. The compounds developed pursuant to our discovery research program, including CORT 108297, may fail to generate commercially viable product candidates in spite of the resources we may dedicate to the program. Even if product candidates are identified, we may abandon further development efforts before we reach clinical trials or after expending significant expense and time conducting clinical trials due to financial constraints, concerns over safety, efficacy of the product candidates or for other reasons. Moreover, governmental authorities may enact new legislation or regulations that could limit or restrict our development efforts. If we are unable to successfully discover and commercialize new uses for GR-II antagonists, we may be unable to generate sufficient revenue to support our operations.

We will need additional capital in order to complete the development and commercialization of CORLUX and our other proprietary, selective GR-II antagonists. Additional capital may not be available to us at all or on favorable terms.

We believe that, after completing the financing transactions in March 2008, including the availability of funds under the CEFF, we have sufficient capital resources to complete the final reporting for our recently completed psychotic depression trials, to conduct our planned clinical trials in Cushing’s Syndrome, psychotic depression, and the management of weight gain induced by antipsychotic medications, and to continue development work on our proprietary, selective GR-II antagonists.

We anticipate that our existing capital resources, including the availability of funding under the CEFF, will be sufficient to fund our current operating plan into early 2010. However, our expectations are based on our currently planned clinical development and research programs for CORLUX and for certain of our proprietary, selective GR-II antagonists, which may change as a result of many factors, including:

•	the costs, timing of site selection and enrollment of our clinical trials;

•	the results of our research efforts and clinical trials;

•	the need to perform additional clinical trials;

•	the timing of the approval by the FDA, if any, to market CORLUX for the treatment of the psychotic features of PMD;

•	developments or disputes concerning patents or proprietary rights, including announcements of claims of infringement, interference or litigation against us or our licensors;

•	actual or anticipated fluctuations in our operating results;

•	changes in our growth rates;

•	changes in our research development plans for our proprietary, selective GR-II antagonist

•	the timing of commercialization of CORLUX and future product candidates; and

•	changes in the reimbursement policies of third-party insurance companies or government agencies.

We will have to perform additional clinical trials prior to submission of a New Drug Application, or NDA, for CORLUX for the treatment of the psychotic features of psychotic depression and for Cushing’s Syndrome. We may need to raise additional funds to complete the development of CORLUX for the treatment of psychotic depression and Cushing’s Syndrome. In addition, we will need to raise additional funds to prepare for the commercialization of CORLUX for either of these indications, to develop a product for weight gain management associated with antipsychotic medications, and to continue and expand the development of our proprietary, selective GR-II antagonists.

Consequently, we may need additional funding sooner than anticipated. Our inability to raise capital would harm our business and product development efforts.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to our then-existing stockholders.

We cannot be certain that additional funding will be available on acceptable terms or at all. Further, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants. If we obtain funds through collaborations with others, these arrangements may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, including potentially our lead product candidate that we

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would otherwise seek to develop on our own. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or we may be required to discontinue operations.

The Committed Equity Financing Facility (CEFF) that we entered into with Kingsbridge on March 25, 2008 may not be available to us at certain times, may generate a lower level of funding than we anticipate, may require us to make additional “blackout” or other payments to Kingsbridge, and will result in dilution to our stockholders.

Kingsbridge will not be obligated to purchase shares under the CEFF unless certain conditions are met, which include a minimum price for our common stock; the accuracy of representations and warranties made to Kingsbridge; compliance with laws; the effectiveness and continued effectiveness of the resale registration statement; and the continued listing of our stock on the Nasdaq Capital Market. On June 10, 2008, the SEC declared effective our registration statement with the SEC covering the resale of approximately 3.6 million of the shares issuable under the CEFF and the shares issuable upon the exercise of the warrant. This registration statement covers approximately 37% of the 9.6 million shares of our common stock issuable pursuant to the CEFF and all of the 330,000 shares of our common stock issuable upon exercise of the warrant issued to Kingsbridge.

We intend to file additional registration statements covering the resale of additional shares of our common stock issuable pursuant to the CEFF beginning at the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the securities registered for sale under this initial registration statement or six months after the effective date of this registration statement. These subsequent registration statements are subject to our ability to prepare and file them and may be subject to review and comment by the Staff of the SEC, as well as consent by our independent registered accounting firm. Therefore, the timing of these subsequent registration statements becoming effective cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Kingsbridge under the CEFF. We cannot assure you that the registration statements will be declared effective or, if declared effective, that they will remain continuously effective thereafter.

In addition, Kingsbridge is permitted to terminate the CEFF if it determines that a material and adverse event has occurred affecting our business, operations, properties or financial condition and if such condition continues for a period of 10 days from the date Kingsbridge provides us notice of such material and adverse event. If we are unable to access funds through the CEFF, or if the CEFF is terminated by Kingsbridge, we may be unable to access alternative capital on favorable terms or at all.

We are entitled in certain circumstances, to deliver a blackout notice to Kingsbridge to suspend the use of the resale registration statement and prohibit Kingsbridge from selling shares thereunder. If we deliver a blackout notice in the 15 trading days following the settlement of a draw down, or if the resale registration statement is not effective in circumstances not permitted by our agreement with Kingsbridge, then we must make a payment to Kingsbridge, or issue Kingsbridge additional shares in lieu of the payment, calculated on the basis of the number of shares held by Kingsbridge (exclusive of shares that Kingsbridge may hold pursuant to exercise of the Kingsbridge warrant) and the change in the market price of our common stock during the period in which the use of the resale registration statement is suspended. If the trading price of our common stock declines during a suspension of the resale registration statement, the blackout or other payment could be significant.

If we sell shares to Kingsbridge under the CEFF, or issue shares in lieu of a blackout payment, it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. For each draw down under the CEFF, we will issue shares to Kingsbridge at a discount of up to 10% from the volume weighted average price of our common stock. If we draw down amounts under the CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

We may not be able to pursue all of our product research and development opportunities if we are unable to secure adequate funding for these programs.

The costs required to start or continue many of the programs that our intellectual property allow us to consider for further development are collectively greater that the funds currently available to us. For example, we have successfully discovered three series of compounds that are specific GR-II antagonists but, unlike CORLUX, do not appear to block the progesterone receptor. Further development of these proprietary compounds, including CORT 108297, or any further development stemming from our method of use patents may be delayed or cancelled if we determine that such development may jeopardize our ability to complete the clinical development of CORLUX for the treatment of psychotic depression or for Cushing’s Syndrome.

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We may have substantial exposure to product liability claims and may not have adequate insurance to cover those claims.

We may be subject to product liability or other claims based on allegations that the use of our products has resulted in adverse effects or that our product candidates are not effective, whether by participants in our clinical trials for CORLUX or other product candidates, or by patients using our future products. A product liability claim may damage our reputation by raising questions about our product candidates’ safety or efficacy and could limit our ability to sell a product by preventing or interfering with product commercialization. In some cases, less common adverse effects of a pharmaceutical product are not known until long after the FDA approves the product for marketing. The active ingredient in CORLUX is used to terminate pregnancy. Therefore, necessary and strict precautions must be taken by clinicians using the medicine in our clinical trials and, if approved by the FDA, physicians prescribing the medicine to women with childbearing potential, to insure that the medicine is not administered to pregnant women. The failure to observe these precautions could result in significant product claims.

We have only limited product liability insurance coverage, with limits that we believe to be customary for a development stage company. We intend to expand our product liability insurance coverage to any product candidates for which we obtain marketing approval. However, this insurance may be prohibitively expensive or may not fully cover our potential liabilities. Our inability to obtain adequate insurance coverage at an acceptable cost could prevent or inhibit the commercialization of our product candidates. Defending a lawsuit could be costly and significantly divert management’s attention from conducting our business. If a third party successfully sues us for any injury caused by our product candidates, our liability could exceed our total assets.

If CORLUX is approved and we are unable to obtain acceptable prices or adequate coverage and reimbursement for it from third-party payors, we will be unable to generate significant revenues.

There is significant uncertainty related to the availability of third-party insurance coverage and reimbursement for newly approved medications. The commercial success of our potential medications in both domestic and international markets is dependent on whether third-party coverage and reimbursement is available for them. Government payors, including Medicare and Medicaid, health maintenance organizations and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new medicines, and, as a result, they may not cover or provide adequate payment for our medications. The continuing efforts of government and other third-party payors to contain or reduce the costs of health care may limit our revenues. Our dependence on the commercial success of CORLUX alone makes us particularly susceptible to any cost containment or reduction efforts. Accordingly, even if CORLUX or future product candidates are approved for commercial sale, unless government and other third-party payors provide adequate coverage and reimbursement for our future products, physicians may not prescribe them. We intend to sell CORLUX directly to hospitals if we receive FDA approval. As a result, we will need to obtain approval from hospital formularies to receive wide-spread third-party coverage and reimbursement. If we fail to obtain that approval, we will be unable to generate significant revenues.

In some foreign markets, pricing and profitability of prescription pharmaceuticals are subject to government control. In the United States, we expect that there will continue to be federal and state proposals for similar controls. Also, the trends toward managed health care in the United States and proposed legislation intended to reduce the cost of government insurance programs could significantly influence the purchase of health care services and products and may result in lower prices for our future products or the exclusion of such products from reimbursement programs.

We face competition from companies with substantial financial, technical and marketing resources, which could limit our future revenues from the commercialization of CORLUX for the treatment of the psychotic features of psychotic depression or for other indications.

If approved for commercial use, CORLUX as a treatment for psychotic depression will compete with established treatments, including ECT and combination medicinal therapy.

Combination medicinal therapy consists of the use of antipsychotic and antidepressant medicines, not currently approved for the treatment of psychotic depression. The antipsychotics are prescribed for off-label use by physicians to treat the psychotic features of psychotic depression, which is the clinical target of CORLUX. Antipsychotics include Bristol-Myers Squibb’s Abilify, Novartis’ Clozaril, Pfizer’s Geodon and Navane, Ortho-McNeil’s Haldol, Janssen Pharmaceutica’s Risperdal, AstraZeneca’s Seroquel, GlaxoSmithKline’s Stelazine and Thorazine, Mylan’s Mellaril, Schering Corporation’s Trilafon and Eli Lilly’s Zyprexa. CORLUX may not compete effectively with these established treatments. We are aware of one clinical trial conducted by the pharmaceutical division of Akzo Nobel, for a new chemical entity for the treatment of psychotic depression. This new chemical entity is a GR-II antagonist, the commercial use of which would be covered by our

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patent. As discussed above, in 2004, Akzo Nobel filed an observation in our exclusively licensed European patent application with claims directed to psychotic depression, in which Akzo Nobel challenged the claims of that patent application. In 2005, we filed a rebuttal to the EPO that responded to the points raised by Akzo Nobel. In February 2006, the EPO allowed our patent application. In July 2006, the patent was issued. We are not aware of any public disclosures by any company, other than Akzo Nobel, regarding the development of new products to treat psychotic depression.

Our present and potential competitors include major pharmaceutical companies, as well as specialized pharmaceutical firms, universities and public and private research institutions. Moreover, we expect competition to intensify as technical advances are made. These competitors, either alone or with collaborative parties, may succeed with the development and commercialization of medicinal products that are superior to and more cost-effective than CORLUX. Many of our competitors and related private and public research and academic institutions have greater experience, more financial resources and larger research and development staffs than we do. In addition, many of these competitors, either alone or together with their collaborative partners, have significantly greater experience than we do in developing human medicines, obtaining regulatory approvals, manufacturing and commercializing products.

Accordingly, CORLUX may not be an effective competitor against established treatments and our present or potential competitors may succeed in developing medicinal products that are superior to CORLUX or render CORLUX obsolete or non-competitive. If we are unable to establish CORLUX as a superior and cost-effective treatment for psychotic depression, or any future use, we may be unable to generate the revenues necessary to support our business.

We may face competition from other companies who attempt to develop mifepristone for the treatment of Cushing’s Syndrome, which could limit our future revenues from the commercialization of CORLUX for the treatment of that disorder and which could have a negative impact on future revenues from the commercialization of CORLUX for any indication.

We are aware that Laboratoire HRA Pharma has received an Orphan Drug Designation in the United States and Europe for the use of mifepristone to treat a subtype of Cushing’s Syndrome and has begun a Phase II clinical trial in Europe and the United States for this indication. If this product is approved for commercialization before CORLUX, our potential future revenue could be reduced by the possibility of off-label use of mifepristone for psychotic depression or for other subtypes of Cushing’s Syndrome.

Rapid technological change could make our product candidates obsolete.

Pharmaceutical technologies have undergone rapid and significant change and we expect that they will continue to do so. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any products and processes that we develop may become obsolete or uneconomical before we recover any or all expenses incurred in connection with their development. Rapid technological change could make our product candidates obsolete or uneconomical, which could materially adversely affect our business, financial condition and results of operations.

We have no sales staff and limited marketing activities and will need to develop sales and marketing capabilities to successfully commercialize CORLUX and any future uses of GR-II antagonists.

Our employees have limited experience in marketing or selling pharmaceutical products and we currently have no sales staff and limited marketing activities. To achieve commercial success for any approved product, we must either develop a sales and marketing force or enter into arrangements with others to market and sell our future products. We currently plan to establish a small, specialty sales force to market and sell CORLUX in the United States for the treatment of the psychotic features of psychotic depression. However, our sales and marketing efforts may not be successful or cost-effective. In the event that the commercial launch of CORLUX is delayed due to FDA requirements or other reasons, we may establish a sales and marketing force too early relative to the launch of CORLUX. This may be expensive, and our investment would be lost if the sales and marketing force could not be retained. If our efforts to develop a sales and marketing force are not successful, cost-effective and timely, we may not achieve profitability.

We may need to increase the size of our organization, and we may experience difficulties in managing growth.

As we expand our research and development efforts and develop a sales and marketing organization, we expect to experience growth, which may strain our operations, product development and other managerial and operating resources. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. To date, we have relied on a small management team, including a number of part-time contributors. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

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To that end, we must be able to:

•	manage our research and development efforts effectively;

•	manage our clinical trials effectively;

•	integrate additional management, clinical development, administrative and sales and marketing personnel;

•	expand the size and composition of our management team;

•	develop our administrative, accounting and management information systems and controls; and

•	hire and train additional qualified personnel.

We may not be able to accomplish these tasks, and our failure to accomplish any of them could harm our business.

If we lose our key personnel or are unable to attract and retain additional skilled personnel, we may be unable to pursue our product development and commercialization efforts.

We depend substantially on the principal members of our management and scientific staff, including Joseph K. Belanoff, M.D., our Chief Executive Officer, and Robert L. Roe, M.D., our President. We do not have agreements with any of our executive officers that provide for their continued employment with us or employment insurance covering any of our key personnel. Any officer or employee can terminate his or her relationship with us at any time and work for one of our competitors. The loss of these key individuals could result in competitive harm because we could experience delays in our product research, development and commercialization efforts without their expertise.

Our ability to operate successfully and manage our potential future growth depends significantly upon retaining key research, technical, sales, marketing, managerial and financial personnel, and attracting and retaining additional highly qualified personnel in these areas. We face intense competition for such personnel from numerous companies, as well as universities and nonprofit research organizations in the highly competitive northern California business area. Although we believe that we have been successful in attracting and retaining qualified personnel to date, we may not be able to attract and retain sufficient qualified personnel in the future. The inability to attract and retain these personnel could result in delays in the research, development and commercialization of our potential products.

If we acquire other GR-II antagonists or other technologies or potential products, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

If appropriate opportunities become available, we may attempt to acquire other GR-II antagonists, particularly GR-II antagonists that do not terminate pregnancy. We may also be able to acquire other technologies or potential products that are complementary to our operating plan. We currently have no commitments, agreements or plans for any acquisitions. The process of acquiring rights to another GR-II antagonist or any other potential product or technology may result in unforeseen difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. In addition, we may fail to realize the anticipated benefits of any acquired potential product or technology. Future acquisitions could dilute our stockholders’ ownership interest in us and could cause us to incur debt, expose us to future liabilities and result in amortization or other expenses related to goodwill and other intangible assets.

The occurrence of a catastrophic disaster or other similar events could cause damage to our or our manufacturers’ facilities and equipment, which could require us to cease or curtail operations.

Because our executive offices are located in the San Francisco Bay Area and some of our current manufacturers are located in earthquake-prone areas, our business is vulnerable to damage from various types of disasters or other similarly disruptive events, including earthquake, fire, flood, power loss and communications failures. In addition, political considerations relating to mifepristone may put us and our manufacturers at increased risk for terrorist attacks, protests or other disruptive events. If any disaster or other similar event were to occur, we may not be able to operate our business and our manufacturers may not be able to produce our product candidates. Our insurance may not be adequate to cover, and our insurance policies may exclude coverage for, our losses resulting from disasters or other business interruptions.

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Risks Related to Our Stock

The market price of our common stock may be highly volatile due to the limited number of shares of our common stock held by non-affiliates of the Company or factors influencing the stock market and opportunities for sale at any given time may be limited.

We cannot assure you that an active trading market for our common stock will exist at any time. Holders of our common stock may not be able to sell shares quickly or at the market price if trading in our common stock is not active. During the 52-week period ended August 6, 2008 our average daily trading volume has been approximately 91,000 shares and the intra-day sales prices per share of our common stock ranged from $1.67 to $6.85. As of August 6, 2008, our officers, directors and principal stockholders control approximately 73% of our common stock. The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

•	our cash and short-term investment position;

•	actual or anticipated timing and results of our clinical trials;

•	actual or anticipated regulatory approvals of our product candidates or of competing products;

•	changes in laws or regulations applicable to our product candidates or our competitors’ products;

•	changes in the expected or actual timing of our development programs or our competitors’ potential development programs;

•	actual or anticipated variations in quarterly operating results;

•	announcements of technological innovations by us, our collaborators or our competitors;

•	new products or services introduced or announced by us or our competitors;

•	changes in financial estimates or recommendations by securities analysts;

•	conditions or trends in the biotechnology and pharmaceutical industries;

•	changes in the market valuations of similar companies;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	developments concerning collaborations;

•	trading volume of our common stock;

•	limited number of shares of our common stock held by non-affiliates of the company;

•	maintaining compliance with the listing requirements of the stock exchange on which we are listed;

•	announcement of, or expectation of, additional financing efforts; and

•	sales of our common stock by us or our stockholders.

In addition, the stock market in general, the Nasdaq Stock Market and the market for biotechnology and life sciences companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, there has been particular volatility in the market prices of securities of biotechnology and life sciences companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources.

If we fail to continue to meet all applicable Nasdaq Capital Market requirements, our stock could be delisted by the Nasdaq Stock Market. If delisting occurs, it would adversely affect the market liquidity of our common stock and harm our business.

If we are unable to meet any of the Nasdaq listing requirements in the future, the Nasdaq Stock Market staff could determine to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease. Such delisting could also adversely affect our ability to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

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Securities analysts may not continue to provide or initiate coverage of our common stock or may issue negative reports, and this may have a negative impact on our common stock’s market price.

Securities analysts currently covering our common stock may discontinue research coverage. Additional securities analysts may elect not to provide research coverage of our common stock. A lack of research coverage may adversely affect our common stock’s market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts who elects to cover us downgrades our stock, our stock price would likely decline rapidly and significantly. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline. In addition, rules mandated by the Sarbanes-Oxley Act of 2002, and a global settlement reached in 2003 between the SEC, other regulatory analysts and a number of investment banks have led to a number of fundamental changes in how analysts are reviewed and compensated. In particular, many investment banking firms are required to contract with independent financial analysts for their stock research. It may be difficult for companies such as ours with smaller market capitalizations to attract independent financial analysts that will cover our common stock. This could have a negative effect on our market price.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price. Substantially all of the shares of our common stock are eligible for sale, subject to applicable volume and other resale restrictions.

We may be required to pay significant amounts if we are not able to meet our obligations under our outstanding registration rights agreements.

The registration rights agreement covering the approximately 8.9 million shares issued in a private offering in March 2008 and an additional approximately 4.5 million shares underlying warrants issued in connection with the offering provide that if we fail to file or cause to be declared effective the registration statement or registration statements covering the resale of these shares prior to a specified deadlines, or fail to maintain the effectiveness of such registration statements (subject to limited permissible suspension periods), we may be required to pay the holders of such shares and warrants liquidated damages at the rate of 1% per month of the purchase price of these shares and warrants, up to a total of 10%. While we filed the registration statement covering the resale of the shares and shares underlying the warrants sold in this transaction with the SEC on April 11, 2008, within the time frames specified in the agreement, this registration statement has not been declared effective by the SEC as of the date of filing of this Form 10-Q and we may be obligated to pay the investors in this financing liquidated damages at a rate of up to $250,000 per month from July 8, 2008 until a registration statement covering these shares is declared effective.

See the discussion above under “Risks Related to our Business— Committed Equity Financing Facility, regarding registration rights under that agreement.

If we are required to pay significant amounts under these or future registration rights agreements, it could have a material adverse effect on our financial condition and ability to finance our operations.

Our officers, directors and principal stockholders acting as a group, as well as Paperboy Ventures acting alone, will be able to significantly influence corporate actions.

As of August 6, 2008, our officers, directors and principal stockholders control approximately 73% of our common stock. As a result, these stockholders, acting together, will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of this group of stockholders may not always coincide with our interests or the interests of other stockholders and may prevent or delay a change in control. This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive disadvantages to owning stock in companies with controlling stockholders. As of August 6, 2008, Paperboy Ventures LLC owns approximately 22% of our common stock. Allen Andersson, the chairman of Paperboy Ventures LLC, is a member of our board of directors. Paperboy Ventures’ ownership interest and board representation may allow it to exert significant control over us and the risks described above regarding our officers, directors and principal stockholders acting as a group are equally applicable to Paperboy Ventures acting alone.

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We may incur increased costs as a result of recently enacted and proposed changes in laws and regulations.

Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and regulations of the SEC and the Nasdaq Stock Market, have and will continue to result in increased costs to us. The new rules could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, or our board committees, or as executive officers. At present, we cannot predict or estimate the amount of the additional costs related to these new rules and regulations or the timing of such costs.

Compliance with public company obligations, including the securities laws and regulations, is costly and requires significant management resources, and we may fail to comply.

We are a small company with limited resources. Until April 2004, we operated as a private company, not subject to many of the requirements applicable to public companies.

The federal securities laws and regulations, including the corporate governance and other requirements of the Sarbanes-Oxley Act of 2002, impose complex and continually changing regulatory requirements on our operations and reporting. These requirements impose comprehensive reporting and disclosure requirements, set stricter independence and financial expertise standards for audit committee members, and impose civil and criminal penalties for companies, their chief executive officers, principal financial officers and directors for securities law violations. These requirements have increased and will continue to increase our legal compliance costs, increase the difficulty and expense in obtaining director and officer liability insurance, and make it harder for us to attract and retain qualified members of our Board of Directors and/or qualified executive officers. Such developments could harm our results of operations and divert management’s attention from business operations.

In addition, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K. This requirement first applied to our annual report on Form 10-K for the year ended December 31, 2007. In addition, the independent registered public accounting firm auditing our financial statements must attest to and report on the effectiveness of our internal controls over financial reporting. On June 26, 2008, in Release No. 33-8934, the SEC announced a postponement of the application of this attestation requirement for non-accelerated filers, which becomes effective on September 2, 2008. With this change, the requirement for the auditor’s attestation and report will first apply to our annual report on Form 10-K for our fiscal year ending December 31, 2009. Uncertainty exists regarding our ability to comply with these requirements by applicable deadlines and to maintain compliance in future years. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting in 2008 or in future years or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting as of the required deadline in 2009 and as of future year ends, investors could lose confidence in the reliability of our financial reporting.

Changes in or interpretations of accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges or require us to change our compensation policies.

Accounting methods and policies for business and marketing practices of pharmaceutical companies, including policies regarding expensing employee stock options, are subject to further review, interpretation and guidance from relevant accounting authorities, including the SEC. For example, in December 2004, the Financial Accounting Standards Board adopted Financial Accounting Standard 123R, “Share Based Payment.” This statement, which we adopted in 2006, requires the recording of expense for the fair value of stock options granted. As a result, our operating expenses have increased and are likely to continue to increase. We rely heavily on stock options to compensate existing employees and attract new employees. Because we are now required to expense stock options on a fair-value basis, we may choose to reduce our reliance on stock options as a compensation tool. If we reduce our use of stock options, it may be more difficult for us to attract and retain qualified employees. Although we believe that our accounting practices are consistent with current accounting pronouncements, changes to or interpretations of accounting methods or policies in the future may require us to reclassify, restate or otherwise change or revise our financial statements.

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Anti-takeover provisions in our charter and bylaws and under Delaware law may make an acquisition of us or a change in our management more difficult, even if an acquisition or a management change would be beneficial to our stockholders.

Provisions in our charter and bylaws may delay or prevent an acquisition of us or a change in our management. Some of these provisions divide our board into three classes with only a portion of our directors subject to election at each annual meeting, allow us to issue preferred stock without any vote or further action by the stockholders, require advance notification of stockholder proposals and nominations of candidates for election as directors and prohibit stockholders from acting by written consent. In addition, a supermajority vote of stockholders is required to amend our bylaws. Our bylaws provide that special meetings of the stockholders may be called only by our Chairman, President or the board of directors and that the authorized number of directors may be changed only by resolution of the board of directors. These provisions may prevent or delay a change in our board of directors or our management, which is appointed by our board of directors. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. Section 203 may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our charter, bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Since June 30, 2008, we have sold a total of 404,587 shares of common stock to Kingsbridge under the CEFF at an average discounted price of $1.85 per share for total proceeds of $750,000. We expect to use the proceeds to conduct our current Phase 3 clinical trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression, to conduct a Phase 3 clinical trial for CORLUX for the treatment of Cushing’s Syndrome, to conduct clinical trials to further evaluate the management of weight gain induced by antipsychotic medications, to continue development of our proprietary, selective GR-II antagonists and for general corporate purposes, including working capital.

These sales of shares pursuant to the CEFF are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended, and Regulation D under the Securities Act of 1933, as amended.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

We held our annual meeting of stockholders on June 10, 2008 to consider and vote on proposals to elect directors to serve for the ensuing year and until their successors are elected and qualified and to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

The total number of shares voted at the annual meeting was 47,184,916. The voting on the two matters is set forth below:

Proposal 1 – Election of officers

The following directors were elected to serve for the ensuing year and until their successors are elected and qualified.

	For	Withheld
Director:
Allen Andersson	46,686,964	497,952
G. Leonard Baker, Jr.	47,055,561	129,355
Joseph K. Belanoff, M.D.	47,068,123	116,793
Joseph C. Cook, Jr.	47,053,831	131,085
Patrick G. Enright	47,069,090	115,826
James A. Harper	46,675,402	509,514
David L. Mahoney	46,675,402	509,514
Edward E. Penhoet, Ph.D.	46,661,307	523,609
James N. Wilson	46,668,810	516,106

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Proposal 2 – Proposal to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008:

For	47,146,662
Against	36,619
Abstain	1,635

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

Exhibit Number	Description of Document

10.5##	Master Service Agreement by and among Corcept Therapeutics Incorporated and ICON Clinical Research, L.P., signed on June 4, 2008.

31.1	Certification pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934 of Joseph K. Belanoff, M.D.

31.2	Certification pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934 of Anne M. LeDoux.

32.1	Certification pursuant to 18 U.S.C. Section 1350 of Joseph K. Belanoff, M.D.

32.2	Certification pursuant to 18 U.S.C. Section 1350 of Anne M. LeDoux.

##	Confidential treatment requested.

37

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: August 14, 2008	/s/ JOSEPH K. BELANOFF
Joseph K. Belanoff, M.D. Chief Executive Officer

Date: August 14, 2008	/s/ Anne M. LeDoux
Anne M. LeDoux Vice President and Controller (Principal Accounting Officer)

38

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 3, 2008 Corcept entered into an agreement with Eli Lilly and Company (Lilly) whereby Lilly agreed to fund studies by the Company to test the effectiveness of Corcept’s selective GRII receptor antagonist, CORT 108297, in rat models of olanzapine induced weight gain.

Corcept has previously published the results of studies in rats that demonstrated that CORLUX, a potent GRII (cortisol) receptor antagonist, both reduced the weight gain associated with the ongoing use of olanzapine and mitigated the weight gain associated with the initiation of treatment with olanzapine. In August of 2007, Corcept also announced that the results of a clinical trial in healthy men indicated that CORLUX mitigated the weight gain associated with the initiation of treatment with olanzapine. Lilly supplied olanzapine and provided the funds for this human proof of concept study.

In addition to blocking the GRII (cortisol) receptor, CORLUX is a potent blocker of the PR (progesterone) receptor. CORT 108297 blocks the GRII receptor but does not have affinity for the PR receptor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: September 5, 2008	By:	/s/ Anne M. LeDoux
Name: Anne M. LeDoux
Title: Vice President and Chief Accounting Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2008

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number:

000-50679

CORCEPT THERAPEUTICS INCORPORATED

(Exact Name of Corporation as Specified in Its Charter)

Delaware	77-0487658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not complete if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

On November 7, 2008 there were 48,880,051 shares of common stock outstanding at a par value $.001 per share.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

(In thousands)

	September 30, 2008	December 31, 2007
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$16,320	$11,433
Short-term investments	6,504	5,933
Prepaid expenses and other current assets	1,690	290

Total current assets	24,514	17,656
Property and equipment, net of accumulated depreciation	15	25
Other assets	170	63

Total assets	$24,699	$17,744

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,003	$1,115
Accrued clinical expenses	781	879
Accrued compensation	195	637
Obligations under capital lease, short-term	10	13
Other accrued liabilities	1,297	350

Total current liabilities	3,286	2,994
Obligations under capital lease, long-term	9	16
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	49	40
Additional paid-in capital	151,385	124,822
Notes receivable from stockholders	(6,101)	(107)
Deferred compensation	—	(13)
Deficit accumulated during the development stage	(123,901)	(110,011)
Accumulated other comprehensive income	(28)	3

Total stockholders’ equity	21,404	14,734

Total liabilities and stockholders’ equity	$24,699	$17,744

See accompanying notes.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,		Period from inception (May 13, 1998) to September 30, 2008
	2008	2007	2008	2007
Collaboration revenue	$66	$—	$66	$482	$842

Operating expenses:
Research and development*	3,300	2,426	9,426	5,188	95,083
General and administrative*	1,668	1,192	4,312	3,120	33,451

Total operating expenses	4,968	3,618	13,738	8,308	128,534

Loss from operations	(4,902)	(3,618)	(13,672)	(7,826)	(127,692)

Interest and other income, net	291	191	747	453	5,028
Other expense	(954)	(1)	(965)	(7)	(1,237)

Net loss	$(5,565)	$(3,428)	$(13,890)	$(7,380)	$(123,901)

Basic and diluted net loss per share	$(0.11)	$(0.09)	$(0.30)	$(0.23)

Weighted average shares outstanding used in computing basic and diluted net loss per share	48,754	36,608	45,831	32,466

* Includes non-cash stock-based compensation consisting of the following:

Research and development	$70	$64	$202	$149	$4,946
General and administrative	328	299	1,022	411	7,672

Total non-cash stock-based compensation	$398	$363	$1,224	$560	$12,618

See accompanying notes.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,		Period from inception (May 13, 1998) to September 30, 2008
	2008	2007
Operating activities
Net loss	$(13,890)	$(7,380)	$(123,901)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization of property and equipment	10	10	98
Expense related to stock options, net of reversals	1,220	561	12,260
Expense related to stock issued for services or in conjunction with license agreement	4	—	79
Expense related to stock issued below fair value	—	—	522
Interest accrued on convertible promissory note	—	—	104
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,400)	(87)	(1,690)
Other assets	(107)	1	(170)
Accounts payable	(112)	750	1,003
Accrued clinical	(98)	(1,612)	781
Other liabilities	505	11	1,492

Net cash used in operating activities	(13,868)	(7,746)	(109,422)

Investing activities
Purchases of property and equipment	—	—	(54)
Purchases of short-term and long-term investments	(6,532)	(2,016)	(121,258)
Sales and maturities of short-term investments	5,930	550	114,726

Net cash used in investing activities	(602)	(1,466)	(6,586)

Financing activities
Proceeds from issuance of common stock and warrants, net of note receivable and cash paid for issuance costs	19,361	18,866	90,264
Proceeds from issuance of convertible preferred stock, net of cash paid for issuance costs	—	—	40,378
Proceeds from issuance of convertible notes	—	—	1,543
Proceeds from repayment of stockholder notes	6	14	183
Principal payments of obligations under capital leases	(10)	(9)	(40)

Net cash provided by financing activities	19,357	18,871	132,328

Net increase in cash and cash equivalents	4,887	9,659	16,320
Cash and cash equivalents, at beginning of period	11,433	8,906	—

Cash and cash equivalents, at end of period	$16,320	$18,565	$16,320

Supplemental disclosure of non-cash financing activities
Conversion of convertible promissory notes and accrued interest
- to convertible preferred stock	$—	$—	$1,111

- to common stock	$—	$—	$534

Issuance of note receivable for sale of common stock and warrants	$6,000	$—	$6,000

See accompanying notes.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Corcept Therapeutics Incorporated (the “Company” or “Corcept”) was incorporated in the state of Delaware on May 13, 1998, and its facilities are located in Menlo Park, California. Corcept is a pharmaceutical company engaged in the development of drugs for the treatment of severe psychiatric and metabolic diseases.

The Company’s primary activities since incorporation have been establishing its offices, recruiting personnel, conducting research and development, performing business and financial planning, raising capital, and overseeing clinical trials. Accordingly, the Company is considered to be in the development stage.

The accompanying unaudited balance sheet as of September 30, 2008, statements of operations for the three and nine-month periods ended September 30, 2008 and 2007, and statements of cash flows for the nine-month periods ended September 30, 2008 and 2007 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine-month periods ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008 or any other period. These financial statements and notes should be read in conjunction with the financial statements for the year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K. The accompanying balance sheet as of December 31, 2007 has been derived from audited financial statements at that date.

In the course of its development activities, the Company has sustained operating losses and expects such losses to continue for at least the next several years. The Company plans to continue to finance its operations through the sale of its equity and debt securities. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s ability to continue as a going concern is dependent upon successful execution of its financing and business strategies.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

Cost accruals for clinical trials are based upon estimates of work completed under service agreements, milestones achieved, patient enrollment and past experience with similar contracts. The Company’s estimates of work completed and associated cost accruals include its assessments of information received from third-party contract research organizations and the overall status of clinical trial activities.

Any changes in estimates are recorded in the period of the change.

Cash, Cash Equivalents and Short-term Investments

The Company invests its excess cash in bank deposits, money market funds maintained at major U.S. financial institutions, commercial paper and corporate debt securities issued by major corporations with high credit ratings from the major rating services, and obligations of the U.S. government and U.S. government sponsored entities. The Company considers all highly liquid investments purchased with maturities of three months or less from the date of purchase to be cash equivalents. Cash equivalents and short-term investments are carried at fair value, which approximates cost.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

Fair Value Measurements

Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements, or SFAS 157. SFAS 157, which was issued by the Financial Accounting Standards Board, or the FASB, in September 2006, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provisions of SFAS 157 with respect to its financial assets and liabilities only. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financing Liabilities – including an amendment of SFAS Statement No. 115, or SFAS 159, which was issued by the FASB in February 2007. SFAS 159 permits entities the irrevocable option to choose to measure many financial assets and liabilities at fair value that are not currently required to be measured at fair value on a contract-by-contract basis. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Company did not elect to adopt the fair value option under this Statement.

SFAS 157 and SFAS 159 were both effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. As discussed above, both of these pronouncements were adopted by the Company on January 1, 2008 and are applied prospectively from that date forward. There was no material effect on the Company’s financial statements on the implementation of these standards.

On October 10, 2008, the FASB issued Staff Position No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, (FSP FAS 157-3). This FSP, which was effective upon release, clarifies the application of FAS 157 in a market that is not active and provides guidance and examples to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The adoption of this statement has not had a material effect on the Company’s financial statements to date as the Company does not currently have any funds invested in markets that are not active.

Revenue Recognition

Collaboration revenue relates to services rendered in connection with agreements signed with Eli Lilly and Company, or Lilly, in which Lilly has agreed to support certain of the Company’s pre-clinical and clinical proof-of-concept studies evaluating the ability of the Company’s product candidates to mitigate or prevent weight gain associated with the use of olanzapine, an atypical antipsychotic medication. Under the agreements, Lilly has agreed to supply olanzapine and pay for the studies. The Company is required to perform development activities as specified in these agreements and is reimbursed based on the costs associated with the conduct of the trial and the preparation and packaging of clinical trial materials. Revenue is recognized as services are rendered in accordance with the agreement.

Research and Development

Research and development expenses consist of costs incurred for research and development activities. These costs include direct expenses (including nonrefundable payments to third parties) and research-related overhead expenses, as well

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

as the cost of funding clinical trials, pre-clinical studies, manufacturing development and the contract development of second-generation compounds. Such costs are expensed as incurred. Costs to acquire technologies and materials that are utilized in research and development and that have no alternative future use are also expensed when incurred.

Recently Adopted Accounting Standards

Effective January 1, 2008, the Company also adopted Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, or EITF 07-3, which was adopted by the Emerging Issues Task Force of the Financial Accounting Standards Board, or EITF, in June 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities should be deferred and recognized as expense as the goods are delivered or the related services are performed, unless the entity does not expect the goods to be delivered or the services to be rendered. EITF 07-3 is effective for the fiscal years beginning after December 31, 2007, including interim periods within those fiscal years. There was no effect on the Company’s financial statements upon the implementation of this standard.

See discussion under the caption “Fair Value Measurements” for a discussion regarding adoption of FSP FAS 157-3.

Recently Issued Accounting Standards

In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Arrangements, or EITF 07-1. EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-1 is effective for fiscal years beginning after December 15, 2008, and would be applied retrospectively as a change in accounting principle for collaborative arrangements existing at the effective date. There will be no material effect on the financial statements of the Company on the adoption of this standard.

2.	Fair Value

As of September 30, 2008, the Company’s financial assets were invested in money market funds, which can be converted to cash at par on demand and in commercial paper and corporate debt securities with maturities of less than nine months. In accordance with SFAS 157, the following table represents the Company’s fair value hierarchy for its financial assets (cash equivalents and short-term investments) measured at fair value on a recurring basis as of September 30, 2008 (in thousands):

	Level 1	Level 2
Money market funds	$14,691	$—
Commercial paper	—	5,816
Corporate debt securities	—	2,184

Total	$14,691	$8,000

All cash equivalents and short-term investments held as of September 30, 2008 were in active markets.

3.	Other Accrued Liabilities

Other Accrued Liabilities includes the following:

	September 30, 2008	December 31, 2007
	(in thousands)
Liquidated damages	$944	$—
Professional fees	310	346
Other	43	4

Total	$1,297	$350

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

The liquidated damages represent amounts accrued from July 8 through September 30, 2008 related to the registration rights agreement covering securities sold in the financing transaction completed in March 2008. See Note 5.

4.	Commitments

The Company entered into an agreement with MedAvante, Inc., effective March 17, 2008, under which MedAvante will provide centralized psychiatric rating services of patients to be screened and enrolled in its current Phase 3 clinical trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression. The total commitment under this agreement is approximately $4.1 million, which will be incurred over the course of the trial. This agreement may be terminated by Corcept with 30 days notice to MedAvante. In the event of termination, the Company is obligated to pay certain costs including costs incurred to date, costs associated with any non-cancellable commitments for video service connectivity and costs of staff assigned to the project for a period of three months or until such time as they can be assigned to other projects, whichever is less.

In April 2008, the Company signed an agreement with a clinical research organization (CRO) to provide clinical services for our upcoming study of CORLUX for the mitigation of weight gain induced by an atypical antipsychotic medication, Risperdal, for a total commitment of approximately $1.0 million, which will be expended over the course of the trial. This agreement may be terminated with a 45-day written notice.

On June 4, 2008 the Company executed a Master Service Agreement (MSA) and a Project Contract (Contract), with ICON Clinical Research, LP (ICON) to assist the Company in various clinical trial activities, including the selection of clinical sites, supervision and monitoring of clinical site performance, data collection and analysis in connection with Study 14, the Company’s current Phase 3 trial to confirm the utility of CORLUX for the treatment of the psychotic features of psychotic depression. The total commitment under this agreement is estimated to be approximately $16.1 million over the course of the trial, which includes the work under the Letter of Intent that the Company had signed with ICON in November 2007. The actual timing of expense recognition and payments will depend upon various factors, including the timing of site initiation, the pace of patient enrollment, the fees negotiated with site investigators, the timing of other trial activities and the timing of payments of pass-through costs, such as grants to investigators and laboratory services. The Contract may be terminated by the Company at any time upon sixty days’ written notice, or sooner based on mutual agreement of the parties. Upon termination, the Company would be obligated to pay ICON for services performed and pass-through costs incurred to the date of termination plus a cancellation fee to compensate the CRO for staff reallocation costs.

On October 20, 2008, the Company renewed its lease for office space for a two-year term commencing on January 1, 2009 at a monthly cost of approximately $20,000 plus operating expenses. The new lease provides for an option to the Company to extend for an additional year upon 180 days notice.

5.	Capital Stock and Stock Note Receivable

On March 25, 2008, the Company sold approximately 8.9 million shares of its common stock at a price of $2.77 per share and warrants to purchase approximately 4.5 million shares of its common stock, at a price of $0.125 per warrant in a private placement (the March 2008 Financing), reflecting a total price per unit of $2.84. The warrants have a seven year term and an exercise price of $2.77 per share. One investor financed the purchase of its securities in this transaction with a promissory note to the Company in the amount of $6.0 million. The note receivable, as amended, is payable on or before December 12, 2008, currently bears interest to the Company at a rate of 9.25% per annum as of September 30, 2008, is a full recourse note and is secured by a pledge of the securities purchased being held by the Company as collateral for the note together with additional securities owned by the borrower. The March 2008 Financing generated proceeds of approximately $25 million, net of costs of issuance, assuming payment is received on the note.

The registration rights agreement covering the approximately 8.9 million shares issued in the March 2008 Financing and the additional approximately 4.5 million shares underlying warrants issued in connection with that offering provides that if the Company fails to file or cause to be declared effective the registration statement or registration statements covering the resale of these shares prior to specified deadlines, or fails to maintain the effectiveness of such registration statements (subject to limited permissible suspension periods), the Company may be required to pay the holders of such shares and warrants liquidated damages at the rate of 1% per month of the purchase price of these shares and warrants, up to a total of 10%. The Company filed the registration statement covering the resale of the shares sold and shares underlying the warrants sold in this transaction with the Securities and Exchange Commission (SEC) on April 11, 2008, within the time period required by the agreement. However, this registration statement was not declared effective by the SEC until November 10,

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

2008, and accordingly, the Company became obligated to pay the liquidated damages to the investors in this transaction. The Company has accrued a liability totaling approximately $944,000 as of September 30, 2008 in regard to these liquidated damages, in accordance with Financial Accounting Standards Board (FASB) Statement No. 5, Accounting for Contingencies, (FAS 5) and FASB Staff Position on Emerging Issues Task Force Issue 00-19-2, Accounting for Registration Payment Arrangements, (FSP EITF 00-19-2). See Note 9, Subsequent Events, for a discussion of additional damages accrued for the period from October 1 through November 10, 2008 and settlement of the liquidated damages liability in the form of issuance of shares of the Company’s common stock.

On March 25, 2008, the Company entered into a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited (Kingsbridge), a private investment group. Under the terms of the agreement, Kingsbridge has committed to provide up to $60 million of capital in exchange for newly-issued shares of Corcept’s common stock for a period of up to three years after the SEC declares effective the registration statement filed by Corcept covering the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant discussed below. The maximum number of shares that can be sold by Corcept under this agreement is approximately 9.6 million shares. Based on the volume weighted average price on the NASDAQ Capital Market for the Company’s common stock for the period from March 25, 2008, the date of the signing of the Kingsbridge CEFF, through November 10, 2008, the maximum amount of net proceeds available under the CEFF is projected to be approximately $22 million. Under the terms of the agreement, the determination of the exact timing and amount of any CEFF financings will be made solely by Corcept, subject to certain conditions. The actual amount of funds that can be raised under this agreement will be dependent on the number of shares actually sold under the agreement and the market value of Corcept’s stock during the pricing periods of each sale.

During the quarter ended September 30, 2008, the Company sold a total of 404,587 shares of common stock to Kingsbridge under the CEFF at an average discounted price of $1.85 per share, for total proceeds of $750,000.

Certain details of the CEFF are as follows:

•

Corcept can access capital under the CEFF in tranches of up to 1.25% of Corcept’s market capitalization at the time of the initiation of the draw down period, or, at Corcept’s option, the lesser of (a) 2.5% of Corcept’s market capitalization at the time of the initiation of the draw down period, and (b) an alternative draw down amount as defined in the agreement; provided, however, that in no event may the maximum draw down amount exceed $10 million per tranche, subject to certain conditions.

•

Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 10%, depending on the volume weighted average price of the common stock during the eight-day pricing period, provided that the minimum acceptable purchase price for any shares to be issued to Kingsbridge during the eight-day period is determined by the higher of $1.50 or 90% of Corcept’s common stock closing price the day before the commencement of each draw down.

•	Throughout the term of the agreement, Kingsbridge has agreed it will not, and will not cause any other person to, enter into or execute a short sale of any of Corcept’s securities.

•

Corcept is not obligated to utilize any of the $60 million available under the CEFF and there are no minimum commitments or minimum use penalties. The CEFF agreement does not contain any restrictions on Corcept’s operating activities, automatic pricing resets or minimum market volume restrictions.

•	The agreement does not prohibit Corcept from conducting additional debt or equity financings, other than financings similar to the CEFF and other future priced securities.

•

In connection with the CEFF, Corcept issued a warrant to Kingsbridge to purchase up to 330,000 shares of common stock at an exercise price of $3.525 per share, which represents 125% of the average of the closing bid prices of Corcept’s common stock during the 5 trading days preceding the signing of the agreement. The warrant became exercisable on September 25, 2008 and will remain exercisable, subject to certain exceptions, until five years after that date. The warrant was valued at approximately $655,000 using the Black-Scholes pricing model using the following assumptions: a contractual term of five and one-half years, risk-free interest rate of 2.71%, volatility of 89%, and the closing price of our stock price on the Nasdaq Stock Market on the date of signing the commitment, March 25, 2008, of $2.84 per share. The warrant value was recorded in Additional Paid In Capital with an offsetting amount recorded as issuance cost in Additional Paid In Capital.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

At the time of the signing of the CEFF agreements, the warrant issued to Kingsbridge and the shares of common stock issuable under the CEFF, and the shares issuable upon the exercise of the warrant, were not registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. On June 10, 2008, the SEC declared effective the Company’s initial registration statement covering the resale of approximately 3.9 million shares, which includes approximately 3.6 million of the shares issuable under the CEFF and the shares issuable upon the exercise of the warrant. This registration statement covers approximately 37% of the 9.6 million shares of our common stock issuable pursuant to the CEFF and all of the 330,000 shares of our common stock issuable upon exercise of the warrant issued to Kingsbridge.

The Company intends to file additional registration statements covering the resale of additional shares of our common stock issuable pursuant to the CEFF beginning at the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the securities registered for sale under the initial registration statement or six months after the effective date of this registration statement. These subsequent registration statements are subject to the Company’s ability to prepare and file them and to review and comment by the Staff of the SEC, as well as consent by our independent registered accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements becoming effective cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Kingsbridge under the CEFF.

6.	Stock Option Plans

Stock Option Plans

Effective January 1, 2008, the Board of Directors authorized an increase of 790,970 shares in the shares available under the 2004 Equity Incentive Plan (the “2004 Plan”), which amount is based on 2% of the shares of the Company’s common stock outstanding as of December 31, 2007 pursuant to the terms of the 2004 Plan.

During the quarter ended September 30, 2008, a stock option was exercised for 2,300 shares of the Company’s common stock.

7.	Comprehensive Loss

Comprehensive loss is comprised of net loss and the change in unrealized gains and losses on available-for-sale securities. The following table presents the components of comprehensive loss for the periods presented. All figures are in thousands.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net loss as reported	$(5,565)	$(3,428)	$(13,890)	$(7,380)
Change in unrealized gain	(28)	1	(31)	1

Comprehensive net loss	$(5,593)	$(3,427)	$(13,921)	$(7,379)

8.	Net Loss Per Share

Basic and diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during each period. The computation of net loss per share for each period, including the number of weighted-average shares outstanding, is shown on the face of the statements of operations.

The following table presents information on securities outstanding as of the end of each period that could potentially dilute the per share data in the future.

	September 30,
	2008	2007
	(in thousands)
Warrants outstanding	4,792	—
Stock options outstanding	4,332	3,666

Total	9,124	3,666

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

9.	Subsequent Events

On November 10, 2008, the SEC declared effective the registration statement covering the securities sold in the March 2008 Financing. As discussed in Notes 3 and 5, the Company had accrued a liability in the amount of approximately $944,000 as of September 30, 2008 as liquidated damages to the investors in this financing. Additional liquidated damages in the amount of approximately $337,000 were accrued for the period from October 1 through November 10, 2008. On November 11, 2008, the Company’s board of directors approved the issuance of shares of the Company’s common stock in lieu of paying the liquidated damages in cash. The number of shares payable to each holder of shares purchased in this financing will be calculated by dividing the amount of liquidated damages owed to each holder by $1.45, which is equal to the closing market price of the Company’s common stock on the NASDAQ Capital Market on November 11, 2008. On November 11, the holders of the requisite number of securities sold under this financing approved an amendment to the registration rights agreement requiring the liquidated damages amount payable to all holders to be payable in shares of common stock as calculated above. The total number of shares of common stock issuable to the holders under the amendment is approximately 883,200 shares.

ITEM 2	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Information

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended and should be read in conjunction with the “Risk Factors” section of this Form 10-Q. All statements contained in this Form 10-Q other than statements of historical fact are forward-looking statements. When used in this report or elsewhere by management from time to time, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements may include, but are not limited to, statements about:

•	the progress and timing of our research, development and clinical programs and the timing of regulatory activities;

•	the timing of the market introduction of CORLUX® and future product candidates, including CORT 108297;

•	estimates of the dates by which we expect to report results of our clinical trials and the anticipated results of these trials;

•	our ability to market, commercialize and achieve market acceptance for CORLUX or other future product candidates;

•	uncertainties associated with obtaining and enforcing patents;

•	our estimates for future performance; and

•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see “Risk Factors” and the “Overview” and “Liquidity and Capital Resources” sections of this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 10-Q. These forward-looking statements reflect our view only as of the date of this report. Except as required by law, we undertake no obligations to update any forward looking statements. Accordingly, you should also carefully consider the factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

Overview

We are a pharmaceutical company engaged in the development of medications for the treatment of severe psychiatric and metabolic diseases. Since our inception in May 1998, we have been developing our lead product, CORLUX, a glucocorticoid receptor II, or GR-II, antagonist.

Psychotic Depression

Our lead program is for the development of CORLUX for the treatment of the psychotic features of psychotic major depression, under an exclusive patent license from Stanford University. Psychotic major depression, or PMD, will hereinafter be referred to as psychotic depression. The United States Food and Drug Administration, or FDA, has granted “fast track” status to evaluate the safety and efficacy of CORLUX for the treatment of the psychotic features of psychotic depression. Between August 2006 and March 2007 we announced the results of our initial three Phase 3 trials in which CORLUX was evaluated for treating the psychotic features of psychotic depression.

We reported the results of Study 06, the last of the three Phase 3 trials during 2007. These results indicated that this study did not achieve statistical significance with respect to the primary endpoint, 50% improvement in the Brief Psychiatric Rating Scale Positive Symptom Subscale, or BPRS PSS, at Day 7 and at Day 56. However, there was a statistically significant correlation between the plasma levels of CORLUX and clinical outcome. Patients whose plasma levels rose above a predetermined threshold statistically separated from both those patients whose plasma levels were below the threshold and those patients who received placebo. In particular, those patients in Study 06 who achieved a predetermined level of 1661 nanograms of CORLUX per milliliter of plasma separated from the placebo group with statistical significance on the primary endpoint. Conversely, at substantially lower plasma levels, there was no distinguishable difference in response rates between patients who received CORLUX and those receiving placebo. This study confirms a similar finding in Study 07 that at higher plasma levels the drug candidate is able to demonstrate desired clinical effects. Further, the incidence of serious adverse events did not differ between placebo and any of the three CORLUX dose groups.

Data aggregated from our major efficacy studies of similar design, Study 03, Study 06, Study 07 and Study 09, (724 observed cases) indicate that the patients who received CORLUX separated from the placebo group with statistical significance for the endpoint, 50% improvement in the BPRS PSS at Day 7 and at Day 56. In addition, using the same endpoint, patients who achieved a drug level in their plasma that was greater than the 1661 nanograms per milliliter threshold mentioned above, statistically separated from both those patients whose plasma levels were below this threshold and those patients who received placebo.

We believe that the confirmation of a correlation between drug concentration and clinical response, as well as other observations from Study 06 and our other two completed Phase 3 clinical trials, serves as a strong basis for our current Phase 3 study (Study 14), which commenced enrollment in March of 2008. The protocol for this trial incorporates what we have learned from the three completed trials to address the established relationship between increased drug plasma levels and clinical response and attempts to decrease the random variability observed in the results of the psychometric instruments used to measure efficacy. In Study 06, Corcept prospectively tested and confirmed that patients whose plasma levels rose above a predetermined threshold statistically separated from both those patients whose plasma levels were below the threshold and those patients who received placebo; this threshold was established from data produced in earlier studies. As expected, patients who took 1200 mg of CORLUX developed higher drug plasma levels than patients who received lower doses. Further, there was no discernable difference in the incidence of adverse events between placebo and any of the three CORLUX dose groups in Study 06. Based on this information, we are using a CORLUX dose of 1200 mg once per day for seven days in Study 14. We believe that this change in dose, as well as other modifications to the protocol, should allow us to demonstrate the efficacy of CORLUX in the treatment of the psychotic symptoms of psychotic depression. We currently anticipate that we will have a sufficient number of patients enrolled in this study by late 2009 to enable the independent data safety monitoring board to perform an interim analysis of the safety and top-line efficacy results from the first half of the study.

Cushing’s Syndrome

In July 2007, we received Orphan Drug Designation from the FDA for CORLUX for the treatment of Cushing’s Syndrome. Cushing’s Syndrome is a disorder caused by prolonged exposure of the body’s tissues to high levels of the hormone cortisol. Sometimes called “hypercortisolism,” it is relatively rare and most commonly affects adults aged 20 to 50. An estimated 10 to 15 of every one million people are newly diagnosed each year.

Orphan Drug Designation is a special status granted by the FDA to encourage the development of treatments for diseases or conditions that affect fewer than 200,000 patients in the United States. Drugs that receive Orphan Drug Designation obtain seven years of marketing exclusivity from the date of drug approval as well as tax credits for clinical trial costs, marketing application filing fee waivers and assistance from the FDA in the drug development process.

The Investigational New Drug application (IND) for the evaluation of CORLUX for the treatment of Cushing’s Syndrome was opened in September 2007. The FDA has indicated that a single study may provide a reasonable basis for the submission of a New Drug Application (NDA) for this indication. This trial was opened for enrollment in December 2007.

Management of Weight Gain induced by Antipsychotics

In 2005, we published the results of studies in rats that demonstrated that CORLUX, a potent GR-II (cortisol) receptor antagonist, both reduced the weight gain associated with the ongoing use of olanzapine and mitigated the weight gain associated with the initiation of treatment with olanzapine.

During 2007 we announced the positive results of our proof-of-concept study evaluating the ability of CORLUX to mitigate weight gain associated with the use of Zyprexa. This study in healthy male volunteers was initiated during the first quarter of 2006. The results show a statistically significant reduction in weight and waist circumference gain in those subjects who took Zyprexa plus CORLUX compared to those who took Zyprexa alone. Eli Lilly and Company, or Lilly, provided Zyprexa and financial support for this study.

The combination of Zyprexa and CORLUX is not approved for any indication. The purpose of this study was to explore the hypothesis that GR-II antagonists would mitigate weight gain associated with atypical antipsychotic medications. The group of medications known as atypical antipsychotics, including Zyprexa, Risperdal, Clozaril and Seroquel, are widely used to treat schizophrenia and bipolar disorder. All medications in this group are associated with treatment emergent weight gain of varying degrees and carry a warning label relating to treatment emergent hyperglycemia and diabetes mellitus.

During 2008, we have been preparing for additional studies in humans with CORLUX to mitigate the weight gain induced by other atypical antipsychotic medications. The first of these studies commenced during the fourth quarter of 2008.

Research

In early 2003, we initiated a discovery research program to identify and patent selective GR-II antagonists to develop a pipeline of products for proprietary use. Three distinct series of GR-II antagonists were identified. Composition of matter patents on two of the series have been allowed in Europe, while substantive examination in the corresponding United States applications has not yet begun. United States and European applications have been filed for composition of matter patents in the third series, and are currently undergoing substantive examination. These compounds appear to be as potent as our lead product CORLUX in blocking cortisol but, unlike CORLUX, they do not appear to block the PR (progesterone), ER (estrogen), AR (androgen) or GR-I (mineralocorticoid) receptors.

We have signed agreements with our contract research scientists to continue our discovery research activities on new compounds through December 2008.

New Chemical Entity – CORT 108297

In 2007, we commenced a human microdosing study of one of our newly identified selective GR-II antagonists, CORT 108297, with Xceleron Limited utilizing their Accelerator Mass Spectrometry technology. In this microdosing study, we evaluated CORT 108297, a compound which develops particularly high plasma and brain concentrations in an animal model. On May 1, 2008, we announced the results from this study, which demonstrated that CORT 108297 was extremely well absorbed, demonstrated good bioavailability and had a half-life that appears compatible with once-a-day oral dosing. In addition, further pharmacokinetic testing of CORT 108297 in a rat model indicated that a ten-fold increase in oral dose (5 milligrams per kilograms to 50 milligrams per kilograms) led to a proportional increase in the amount of compound detected in plasma.

In September 2008, we signed a second agreement with Lilly, under which Lilly agreed to provide funding and provide olanzapine for two studies to test the effectiveness of CORT 108297 in rat models of olanzapine induced weight gain. The first of these studies commenced during the third quarter of 2008.

General

Our activities to date have included:

•	product development;

•	designing, funding and overseeing clinical trials;

•	regulatory affairs; and

•	intellectual property prosecution and expansion.

Historically, we have financed our operations and internal growth primarily through private placements of our preferred and common stock and the public sale of common stock rather than through collaborative or partnership agreements. Therefore, we have no research funding or collaborative payments payable to us, except for the limited revenue under the agreements with Lilly discussed above.

We are in the development stage and have incurred significant losses since our inception. We have not generated any revenue through September 2008 other than the revenue under the collaboration agreements with Lilly, and do not expect to generate significant revenue for the foreseeable future. As of September 30, 2008, we had an accumulated deficit of $123.9 million. Our historical operating losses have resulted principally from our research and development activities, including clinical trial activities for CORLUX, discovery research, non-clinical activities such as toxicology and carcinogenicity studies, manufacturing process development and regulatory activities, as well as general and administrative expenses. We expect to continue to incur net losses over at least the next several years as we continue our CORLUX clinical development program, apply for regulatory approvals, initiate development of newly identified GR-II antagonists for various indications, continue our discovery research program, acquire and develop treatments in other therapeutic areas, establish sales and marketing capabilities and expand our operations.

Our business is subject to significant risks, including the risks inherent in our research and development efforts, the results of our CORLUX clinical trials, uncertainties associated with securing financing, uncertainties associated with obtaining and enforcing patents, our investment in manufacturing set-up, the lengthy and expensive regulatory approval process and competition from other products. Our ability to successfully generate revenues in the foreseeable future is dependent upon our ability, alone or with others, to finance our operations and develop, obtain regulatory approval for, manufacture and market our lead product.

Results of Operations

Collaboration revenue — Collaboration revenue relates to services rendered in connection with our agreements with Lilly discussed above under the caption “Overview-Management of Weight Gain induced by Antipsychotics.” Under these agreements, Lilly has agreed to supply olanzapine and pay for the costs of the studies. We are required to perform development activities as specified in these agreements and we are reimbursed based on the costs associated with the conduct of the studies and the preparation and packaging of clinical trial materials. Revenue is recognized as the services are rendered in accordance with these agreements.

During the nine-months ended September 30, 2007, we recognized revenue of approximately $482,000 from Lilly in regard to our proof-of-concept study evaluating our lead product, CORLUX, for the mitigation of olanzapine induced weight gain in healthy human volunteers. There was no revenue recognized regarding this study during 2008 as the activities for this study were completed during 2007.

During the three months ended September 30, 2008, we recognized revenue from Lilly of approximately $66,000 in connection with the study of the effectiveness of our selective GR-II antagonist, CORT 108297, in rat models of olanzapine induced weight gain.

Research and development expenses. Research and development expenses include the personnel costs related to our development activities, including non-cash stock-based compensation, as well as the costs of discovery research, pre-clinical studies, clinical trial preparations, enrollment and monitoring expenses, regulatory costs, the costs of manufacturing development and the costs of manufacture and / or acquisition of clinical trial materials.

Research and development expenses increased 36% to $3.3 million for the three-month period ended September 30, 2008, from $2.4 million for the three-month period ended September 30, 2007. For the nine-month period ended September 30, 2008, research and development expenses increased 82% to $9.4 million from $5.2 million for the nine-month period ended September 30, 2007. The increase in expenses reflects clinical trial cost increases of approximately $1.1 million and $3.2 million, respectively, for the current quarter and year-to-date periods as compared to the same periods of 2007, related to new trials in psychotic depression and Cushing’s Syndrome, which were partially offset by decreases of approximately $1.0 million and $2.3 million, respectively, due to the substantial completion of our earlier Phase 3 clinical trials for psychotic depression, our cardiac study and our proof of concept study in the mitigation of olanzapine induced weight gain in 2007. During the three- and nine-month periods ended September 30, 2008 as compared to the similar periods in 2007, there were also increases in contract research expenses of approximately $155,000 and $1.2 million, respectively, due to basic research work on new chemical compounds and the initiation of the micro-dosing study on a selected compound. In addition, during the nine-month period ended September 30, 2008, there was an increase in manufacturing expenses of approximately $1.1 million, due to the acquisition and manufacture of materials for the new clinical trials and manufacturing process development. During the three- and nine-month periods ended September 30, 2008, as compared to the similar periods in 2007, there were also increases in consulting expenses of approximately $170,000 and $485,000, respectively, and in staffing costs of approximately $220,000 and $465,000, respectively, which included increases in non-cash stock-based compensation of approximately $15,000 and $55,000, respectively.

Below is a summary of our research and development expenses by major project:

	Three Months Ended September 30,		Nine Months Ended September 30,
Project	2008	2007	2008	2007
	(in thousands)
CORLUX for the treatment of the psychotic features of psychotic depression	$2,162	$1,918	$6,011	$3,873
CORLUX for other clinical programs	595	137	1,636	798
Drug discovery research	473	307	1,577	368
Stock-based compensation	70	64	202	149

Total research and development expense	$3,300	$2,426	$9,426	$5,188

We expect that research and development expenditures will increase during the remainder of 2008 as compared to 2007 due to the ongoing Phase 3 studies in psychotic depression and Cushing’s Syndrome, the commencement of clinical trials to further evaluate the management of weight gain induced by antipsychotic medications, and continued development of our proprietary selective GR-II antagonists. Research and development expenses in 2009 and future years will be largely dependent on the availability of additional funds to finance clinical development plans. See also, the “Liquidity and Capital Resources” section in this Form 10-Q.

Many factors can affect the cost and timing of our trials including the pace of patient enrollment, adverse side effects in study patients, adequate supplies for our clinical trials, inconclusive results requiring additional clinical trials and real or perceived lack of effectiveness or safety of the drug in our trials. In addition, the development of all of our product candidates will be subject to extensive governmental regulation. These factors make it difficult for us to predict the timing and costs of the further development and approval of our product candidates.

General and administrative expenses. General and administrative expenses consist primarily of the costs of administrative personnel and related facility costs along with legal, accounting and other professional fees.

General and administrative expenses increased 40% to $1.7 million for the three-month period ended September 30, 2008, from approximately $1.2 million for the three-month period ended September 30, 2007. For the nine-month period ended September 30, 2008, general and administrative expenses increased 38% to $4.3 million from $3.1 million for the nine-month period ended September 30, 2007. The increase in costs between years was primarily related to combined increases in staffing and consultancy costs of approximately $165,000 and $780,000, respectively, for the three- and nine-month periods ended September 30, 2008 as compared to the same periods in 2007, which included increases in non-cash stock-based compensation of approximately $30,000 and $605,000, respectively. The increases in stock-based compensation were due to costs associated with additional stock options and to the inclusion in the second quarter of 2007 of a reversal of approximately $395,000 of stock-compensation expense in connection with the resignation of an employee, which represented the excess of expense under the graded vesting method as compared with the expense associated with stock options that actually vested prior to this termination. In addition, legal and professional services increased by approximately $325,000 and $410,000 for the three- and nine-month periods ended September 30, 2008 as compared to the same periods in 2007 primarily related to patents.

The amount of general and administrative expenses in the remainder of 2008 and future years will be largely dependent on our assessment of the staff necessary to support our continued clinical development activities and the availability of additional funds. See also, the discussion below under the sub-caption - Liquidity and Capital Resources.

Interest and other income, net. Interest and other income, net of investment management fees, was approximately $290,000 and $745,000, respectively, for the three- and nine-month periods ended September 30, 2008, as compared to approximately $190,000 and $455,000, respectively, for the same periods in 2007. Interest income includes approximately $145,000 and $260,000, respectively, for the three- and nine-month periods ended September 30, 2008 that was earned on the note receivable issued in connection with the March 2008 Financing, which amounts had not been received as of September 30, 2008. The remainder of the increase was attributable to increased interest on investments due to higher average balance of invested funds.

Other expense. Other expense was approximately $955,000 and $965,000, respectively for the three- and nine-month periods ended September 30, 2008, as compared to $1,000 and $7,000, respectively, for the same periods in 2007. This increase was primarily related to the incurrence of liquidated damages of approximately $944,000 during the third quarter of 2008 related to the March 2008 Financing. The registration statement covering the securities sold in the March 2008 financing was declared effective by the SEC on November 10, 2008. Accordingly, the Company has recorded additional liquidated damages of approximately $337,000 for the period from October 1 through November 10, 2008.

Liquidity and Capital Resources

We have incurred operating losses since inception, and at September 30, 2008, we had a deficit accumulated during the development stage of $123.9 million. Since our inception, we have relied primarily on the proceeds from public and private sales of our equity securities to fund our operations.

On March 25, 2008, we sold approximately 8.9 million shares of our common stock at a price of $2.77 per share and warrants to purchase approximately 4.5 million shares of our common stock, at a price of $0.125 per warrant in a private placement, reflecting a total unit price of $2.84. The warrants have a seven year term and an exercise price of $2.77 per share. We refer to this transaction as the March 2008 Financing. One investor financed the purchase of its securities in this transaction with a promissory note to the Company in the amount of $6.0 million. The note receivable, as amended, is payable on or before December 12, 2008, currently bears interest to the Company at a rate of 9.25% per annum as of September 30, 2008, is a full recourse note and is secured by a pledge of the securities purchased together with additional securities owned by the borrower. The March 2008 Financing will have generated total proceeds of approximately $25 million, after deducting the costs of issuance, assuming payment is received on the note. If the amended note receivable is not repaid pursuant to its terms, we intend to seize and potentially liquidate the collateral and take whatever further legal actions may be necessary to compel the investor to satisfy the obligations under the amended note. Our operating plan assumes that we will receive the cash amount due to us under the amended note, including interest. If we are not able to recover the full amount due to us under the amended note, either from the investor or as a result of liquidating the collateral, we may not be able to fund our operating plan as currently contemplated and may need to delay, reduce the scope of or eliminate a portion of our research or development programs.

The registration rights agreement covering the securities sold in this financing provides that if we fail to file or cause to be declared effective the registration statement or registration statements covering the resale of these shares prior to specified deadlines, we may be required to pay the holders of such shares and warrants liquidated damages at the rate of 1% per month of the purchase price of these shares and warrants, up to a total of 10%. While we filed the registration statement covering the resale of the shares sold and shares underlying the warrants sold in this transaction with the SEC on April 11, 2008, within the time period required in the agreement, this registration statement was not declared effective by the SEC until November 10, 2008. Accordingly, we accrued a liability of approximately $944,000 related to the liquidated damages to investors in this financing for the period from July 8 through September 30, 2008, and have accrued an additional amount of approximately $337,000 for liquidated damages covering the period from October 1 to November 10, 2008, the date the registration statement was declared effective. On November 11, 2008, the Company’s board of directors approved the issuance of shares of the Company’s common stock in lieu of paying the liquidated damages in cash. The number of shares payable to each holder of shares purchased in this financing will be calculated by dividing the amount of liquidated damages owed to each holder by $1.45, which is equal to the closing market price of the Company’s common stock on the NASDAQ Capital Market on November 11, 2008. On November 11, the holders of the requisite number of securities sold under this financing approved an amendment to the registration rights agreement requiring the liquidated damages amount payable to all holders to be payable in shares of common stock as calculated above. The total number of shares of common stock issuable to the holders under the amendment is approximately 883,200 shares.

On March 25, 2008, we entered into a Committed Equity Financing Facility, or CEFF, with Kingsbridge Capital Limited, or Kingsbridge, a private investment group. Under the terms of the agreement, Kingsbridge has committed to provide us with up to $60 million of capital in exchange for newly-issued shares of our common stock for a period of up to three years. The maximum number of shares that we can sell to Kingsbridge under this agreement is approximately 9.6 million shares. Under the terms of the agreement, the determination of the exact timing and amount of any CEFF financings will be made solely by us, subject to certain conditions. During the third quarter of 2008, we sold a total of 404,587 shares of common stock to Kingsbridge under the CEFF for total proceeds of approximately $750,000. Based on the volume weighted average price on the NASDAQ Capital Market for the Company’s common stock for the period from March 25, 2008, the date of the signing of the Kingsbridge CEFF, through November 10, 2008, the maximum amount of net proceeds available under the CEFF is projected to be approximately $22 million. The actual amount of funds that can be raised under this agreement will be dependent on the number of shares actually sold under the agreement and the market value of Corcept’s stock during the pricing periods of each sale. See the discussion in Part II, Item IA – Risk Factors of this Form 10-Q for a discussion of risks associated with the CEFF.

At September 30, 2008, we had cash, cash equivalents and investments balances of $22.8 million, compared to $17.4 million at December 31, 2007. As discussed above, this does not include the $6 million proceeds from the March 2008 Financing that is the subject of the note receivable. Net cash used in operating activities for the nine-month period ended September 30, 2008 was $13.9 million, as compared to $7.7 million in the same period of 2007. The use of cash in each period was primarily a result of net losses associated with our research and development activities and amounts incurred to develop our administrative infrastructure. We expect cash used in operating activities to increase during the remainder of 2008 and later years due to the continuation and expansion of our development programs for psychotic depression, Cushing’s Syndrome and the management of weight gain induced by atypical antipsychotic medications, research activities, commercialization activities and general and administrative expenses.

We believe that, with the completion of these March 2008 financing transactions, including the availability of funding under the CEFF, we will have sufficient capital resources to fund our current operating plan into early 2010, which will include the completion of the final reporting for our recently completed psychotic depression trials, the conduct of clinical trials in psychotic depression, Cushing’s Syndrome, and the management of weight gain induced by antipsychotic medications, and continued development work on our proprietary, selective GR-II antagonists. Our projections include an estimate of proceeds from a variable funding source based on the calculations discussed in paragraph above. (See Part II, Item IA - Risk Factors of this Form 10-Q for a discussion of risks related to the CEFF.)

We may have to perform additional clinical trials prior to submission of NDAs for CORLUX for the treatment of the psychotic features of psychotic depression or for Cushing’s Syndrome. We may need to raise additional funds to complete the development of CORLUX for the treatment of psychotic depression and for Cushing’s Syndrome. In addition, we will need to raise additional funds to prepare for the commercialization of CORLUX for either of these indications, to develop a product for weight gain management associated with the use of antipsychotic medications and to continue and expand the development of our proprietary selective GR-II antagonists.

As noted above, at September 30, 2008, we had cash and cash equivalents and short-term investments of $22.8 million. These funds are held in accounts managed by third party financial institutions and consist of invested cash and cash in our operating accounts. The invested cash is invested in interest-bearing money market funds, commercial paper and corporate debt securities. To date, we have experienced no loss or lack of access to our invested cash or cash equivalents; however, we can provide no assurances that access to our invested cash and cash equivalents will not be impacted by adverse conditions in the financial markets.

At any point in time we may have approximately $150,000 to $1.5 million in our operating account with a third party financial institution. While we monitor the cash balance in our operating account and transfer the funds in only as needed, these cash balances could be impacted if the underlying financial institution were to fail or could be subject to other adverse conditions in the financial markets. On October 23, 2008, the Federal Deposit Insurance Corporation (FDIC) implemented its Temporary Liquidity Guarantee Program. Under this program, non-interest bearing commercial accounts are insured to an unlimited amount through December 31, 2009, thus mitigating our exposure to any possible bank failure. To date, we have experienced no loss or lack of access to cash in our operating accounts.

In the U.S., recent market and economic conditions have been unprecedented and challenging with tighter credit conditions and slower growth through the third quarter of 2008. For the nine-month period ended September 30, 2008, continued concerns about the systemic impact of inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. have contributed to increased market volatility and diminished expectations for the U.S. economy. In the third quarter, added concerns fueled by the federal government conservatorship of the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association, the declared bankruptcy of Lehman Brothers Holdings Inc., the U.S. government-provided loan to American International Group, Inc. and other federal government interventions in the U.S. credit markets lead to increased market uncertainty and instability in both U.S. and international capital and credit markets. These conditions, combined with volatile oil prices, declining business and consumer confidence and increased unemployment have in recent weeks subsequent to the end of the quarter contributed to volatility of unprecedented levels.

We cannot be certain that additional funding will be available on acceptable terms or at all. The recent market and economic conditions described above may make it significantly more difficult for us to raise new capital. Any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants. If we obtain funds through collaborations with others, these arrangements may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, including potentially our lead product candidate, that we would otherwise seek to develop on our own. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or we may be required to discontinue operations.

Contractual Obligations and Commercial Commitments

In March 2008, we signed an agreement with MedAvante, Inc., to provide centralized psychiatric rating services of patients to be screened and enrolled in our current Phase 3 clinical trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression. The total commitment under this agreement is approximately $4.1 million. Approximately $1.0 million of this cost will be incurred during 2008, with the remainder occurring over the course of the trial. This agreement may be terminated by Corcept with 30 days notice to MedAvante.

In April 2008, we signed an agreement with a clinical research organization (CRO) to provide clinical services for our upcoming study of CORLUX for the mitigation of weight gain induced by an atypical antipsychotic medication, Risperdal, for a total commitment of approximately $1.0 million, which will be expended over the course of the trial. This agreement can be terminated on 45-days written notice. Approximately $450,000 of these costs are expected to be incurred during 2008, with the remainder to be incurred in 2009.

On June 4, 2008, we executed a Master Service Agreement (MSA) and a Project Contract (Contract), with ICON Clinical Research, LP (ICON) to assist the Company in various clinical trial activities, including the selection of clinical sites, supervision and monitoring of clinical site performance, data collection and analysis in connection with Study 14, the Company’s current Phase 3 trial, to confirm the utility of CORLUX for the treatment of the psychotic features of psychotic depression. The total commitment under this agreement is estimated to be approximately $16.1 million over the course of the trial, which includes the work under the Letter of Intent that the Company had signed with ICON in November 2007. The Company currently expects costs incurred under this Contract to be approximately $3.4 million through the end of 2008, with the remainder being incurred over the course of the trial. The actual timing of expense recognition and payments will depend upon various factors, including the timing of site initiation, the pace of patient enrollment, the fees negotiated with site investigators, the timing of other trial activities and the timing of payments of pass-through costs, such as grants to investigators and laboratory services. The Contract may be terminated by the Company at any time upon sixty days’ written notice, or sooner based on mutual agreement of the parties. Upon termination, the Company would be obligated to pay ICON for services performed and pass-through costs incurred to the date of termination plus a cancellation fee to compensate the CRO for staff reallocation costs.

On October 20, 2008, the Company renewed its lease for office space for a two-year term commencing on January 1, 2009 at a monthly cost of approximately $20,000 plus operating expenses. The new lease provides an option to the Company to extend the lease for an additional year upon 180 days notice.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as of September 30, 2008, with the exception of the operating lease for our office space. The operating lease, originally signed in 2005 was effective for a 30 month term, from July 2005 through December 2007 at a monthly rental of approximately $14,000, plus operating expenses. In July 2007, we extended the lease through December 2008 at a monthly rental of approximately $20,000, plus operating expenses. As discussed above, in October 2008, we signed an agreement to extend the office lease for an additional two year term.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our critical accounting policies and estimates are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. During the nine-month period ended September 30, 2008, we have adopted the following polices due to implementation of new accounting pronouncements:

Recently Adopted Accounting Standards

Effective January 1, 2008, we adopted SFAS No. 157, Fair Value Measurements, or SFAS 157. SFAS 157, which was issued by the Financial Accounting Standards Board, or the FASB, in September 2006, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, we have adopted the provisions of SFAS 157 with respect to our financial assets and liabilities only. Fair value is defined under SFAS 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Effective January 1, 2008, we adopted Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financing Liabilities – including an amendment of SFAS Statement No. 115, or SFAS 159, which was issued by the FASB in February 2007. SFAS 159 permits entities the irrevocable option to choose to measure many financial assets and liabilities at fair value that are not currently required to be measured at fair value on a contract-by-contract basis. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. We did not elect to adopt the fair value option under this Statement.

SFAS 157 and SFAS 159 were both effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. As discussed above, both of these pronouncements were adopted by us on January 1, 2008 and are applied prospectively from that date forward. There was no material effect on our financial statements on the implementation of these standards.

On October 10, 2008, the FASB issued Staff Position No. FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, (FSP FAS 157-3). This FSP, which was effective upon release, clarifies the application of FAS 157 in a market that is not active and provides guidance and examples to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. The adoption of this statement has not had a material effect on the Company’s financial statements to date as the Company does not have any funds invested in markets that are not active.

Effective January 1, 2008, we also adopted Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities, or EITF 07-3, which was adopted by the Emerging Issues Task Force of the Financial Accounting Standards Board, or EITF, in June 2007. EITF 07-3 requires that nonrefundable advance payments for future research and development activities should be deferred and recognized as expense as the goods are delivered or the related services are performed, unless the entity does not expect the goods to be delivered or the services to be rendered. EITF 07-3 is effective for the fiscal years beginning after December 31, 2007, including interim periods within those fiscal years. There was no effect on our financial statements on the implementation of this standard.

Recently Issued Accounting Standards

In December 2007, the FASB ratified EITF No. 07-1, Accounting for Collaborative Arrangements, or EITF 07-1. EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-1 is effective for fiscal years beginning after December 15, 2008, and would be applied retrospectively as a change in accounting principle for collaborative arrangements existing at the effective date. There will be no material effect on our financial statements on the adoption of this standard.

ITEM 3 - QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk

The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive from our investments without significantly increasing risk of loss. As of September 30, 2008, our cash and cash equivalents and short-term investments consisted primarily of money market funds maintained at major U.S. financial institutions and commercial paper and corporate debt securities with high credit ratings from the major rating services. To minimize our exposure to interest rate market risk, we limit the maturities of our investments to less than two years with an average maturity not to exceed one year. The short-term investments held as of September 30, 2008 are all scheduled to mature in less than nine months. Due to the short-term nature of these instruments, a 1% increase or decrease in market interest rates would not have a material adverse impact on the total value of our portfolio as of September 30, 2008.

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures. Based on their evaluation as of September 30, 2008, our chief executive officer and chief accounting officer have concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended) were effective to ensure that the information required to be disclosed by us in this Quarterly Report on Form 10-Q was recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and Form 10-Q. Our disclosure controls and procedures are designed to provide reasonable, not absolute, assurance that the objectives of our disclosure control system are met.

Changes in internal controls. There were no changes in our internal control over financial reporting during the quarter ended September 30, 2008 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings.

ITEM 1A - RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risks described below and the other information in this Form 10-Q, including our financial statements and related notes, before you decide to invest in our common stock. If any of the following risks or uncertainties actually occurs, our business, results of operations or financial condition could be materially harmed, the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are those that we currently believe may materially affect us; however, they may not be the only ones that we face. Additional risks and uncertainties of which we are unaware or currently deem immaterial may also become important factors that may harm our business. Except as required by law, we undertake no obligations to update any risk factors.

Risks Related to Our Business

We will depend heavily on the success of our lead product candidate, CORLUX for the treatment of the psychotic features of psychotic depression, which is still in development. Our first three Phase 3 trials did not meet their primary and key secondary endpoints. If we are unable to commercialize CORLUX for this indication, or experience significant delays in doing so, we may be unable to generate revenues and our stock price may decline.

We have invested a significant portion of our time and financial resources since our inception in the development of CORLUX for the treatment of psychotic features of psychotic depression. We currently do not have any commercial products and we anticipate that for the foreseeable future our ability to generate meaningful revenues and achieve profitability will be solely dependent on the successful development, approval and commercialization of CORLUX for the treatment of psychotic features of psychotic depression. We have completed three Phase 3 clinical trials evaluating CORLUX for this indication. None of the first three trials met its primary or key secondary endpoints. The FDA generally requires two positive Phase 3 studies prior to the submission of an NDA or one positive Phase 3 study plus sufficient supportive data. Many factors could harm our efforts to develop and commercialize CORLUX, including:

•	insufficient funding;

•	negative, inconclusive or otherwise unfavorable results from our pre-clinical or clinical development programs;

•	side effects that may be identified in the course of our clinical trials;

•	changes or delays in our clinical development program;

•	rapid technological change making CORLUX obsolete;

•	competition from companies with greater financial, technical and marketing resources than ours;

•	increases in the costs of our clinical trials;

•	an inability to obtain, or delay in obtaining, regulatory approval for the commercialization of CORLUX for the treatment of the psychotic features of psychotic depression;

•	an inability to manufacture CORLUX or the active ingredient in CORLUX in commercial quantities and at an acceptable cost; and

•	political concerns relating to other uses of mifepristone, or RU-486, that could limit the market acceptance of CORLUX.

Although our pivotal Phase 3 clinical trial in Cushing’s Syndrome only requires 50 patients, both site selection and enrollment could be an extended process. Delays in selection and initiation of clinical trial sites and / or patient enrollment could extend the time and cost for completion or inhibit our ability to complete the trial at all.

Cushing’s Syndrome is a rare disorder. An estimated 10 to 15 of every one million people are newly diagnosed each year.

The majority of the sites that treat patients with Cushing’s Syndrome are at academic institutions or large clinics in or affiliated with private hospitals. Academic institutions often take a prolonged period of time to complete the administrative activities required before a clinical trial can be initiated at that site. Because the disease is seen so infrequently, the process of identifying and screening the patients for participation in our study may be lengthy.

Any delays in the process of identifying and recruiting the clinical sites or identifying and screening the patients for enrollment in the study could delay the completion of the study, increase the cost or even inhibit our ability to complete the trial at all.

Our clinical trials may not demonstrate that CORLUX is safe and effective. If our clinical program for CORLUX for the treatment of the psychotic features of psychotic depression or for any other indications does not demonstrate safety and efficacy, our business will be harmed.

To gain regulatory approval from the FDA to market CORLUX, our Phase 3 clinical trials must demonstrate the safety and efficacy of CORLUX for the particular indication. Our first three Phase 3 studies evaluating CORLUX for the treatment of the psychotic features of psychotic depression did not meet their primary or key secondary endpoints. In addition to the need for an additional Phase 3 clinical trial, we are conducting, or plan to conduct, other studies in support of a potential NDA. Clinical development is a long, expensive and uncertain process and is subject to delays, and data obtained from clinical trials and supportive studies are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. While we obtained favorable results in our Phase 2 clinical trials program in psychotic depression, these results were not replicated in a robust enough way in Studies 07, 09 or 06 and are not sufficient to use by themselves as the pivotal clinical trials in an application for FDA approval. In addition, we cannot assure you that supportive studies and tests will produce favorable results.

The development plan for CORLUX is not certain, and will require additional, expensive clinical and preclinical trials. We may not be able to finance the development program.

During the development of CORLUX, we have been engaged in dialogue with the FDA to determine an acceptable development plan which would enable the FDA to complete its review in a satisfactory manner. Because the results of our recently completed Phase 3 trials evaluating CORLUX for treatment of the psychotic features of psychotic depression did not meet their primary endpoints, the FDA will require us to pursue an additional clinical trial to demonstrate the safety and/or efficacy of CORLUX for this indication. The FDA generally requires two positive Phase 3 studies or one positive Phase 3 study with other supportive data to be completed prior to the submission of an NDA. For example, in March 2006, the FDA recommended that we conduct a dose proportionality study and other studies to determine whether there are interactions between CORLUX and some commonly used drugs. We have expanded our development plan to include the supportive studies that we anticipate will be required, based on our knowledge at the present time. In addition, the FDA may require us to pursue additional supportive studies. We are continuing our dialogue with the FDA to define any additional data needed to complete an NDA.

Further, we may decide, or the FDA or other regulatory authorities may require us, to pursue additional clinical, pre-clinical or manufacturing studies to satisfactorily complete our NDA. For example, the FDA may require us to perform a bioequivalance study comparing our recently reformulated CORLUX clinical trial materials to the materials used in our earlier clinical trials. Additional trials or studies will require additional funding which is not assured. Also, it is possible that additional trials or studies that we decide are necessary or desirable will delay or prevent the completion of the development of CORLUX for treating psychotic depression.

If adequate funds are not available for our currently contemplated trials and studies, or for any further ones that we may decide are necessary or desirable, we may be required to delay, reduce the scope of or eliminate some or all of our research or development programs. Even if funds are available, additional equity financing may be dilutive to stockholders; debt financing, if available, may involve restrictive covenants; obtaining funds through collaborations may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, potentially including our lead product candidate, that we would otherwise seek to develop on our own. Even after we conduct all of the clinical trials and supportive studies that we consider appropriate for an optimal NDA, we may not receive regulatory approval to market CORLUX.

Many other factors could delay or result in termination of our clinical trials, including, but not limited to:

•	negative or inconclusive results;

•	slow patient enrollment;

•	patient noncompliance with the protocol;

•	adverse medical events or side effects among patients during the clinical trials;

•	negative or problematic FDA inspections of our clinical operations; and

•	real or perceived lack of effectiveness or safety of CORLUX.

We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future.

We are a development stage company with no current source of product revenue. We have a limited history of operations and have focused primarily on clinical trials, and if the outcome of our clinical trials supports it, we plan to seek FDA regulatory clearance to market CORLUX for the treatment of the psychotic features of psychotic depression and for the treatment of Cushing’s Syndrome. Historically, we have funded our operations primarily from the sale of our equity securities. We have incurred losses in each year since our inception in 1998. As of September 30, 2008, we had an accumulated deficit of $123.9 million. We do not know when or if we will generate product revenue. Subject to our ability to raise additional funds, we expect our research and development expenses to increase in connection with the clinical trials and other development activities for CORLUX and for other product candidates. We expect to incur significant expenses related to the preparation for commercializing CORLUX and for the product’s launch, if the FDA approves our NDA. As a result, we expect that our losses will increase for the foreseeable future. We are unable to predict the extent of any future losses or whether or when we will become profitable.

We depend on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays outside of our control.

We rely on clinical investigators and clinical sites to enroll patients and other third parties to manage our trials and to perform related data collection and analysis. However, we may not be able to control the timing of identification and selection of appropriate sites for our planned trials and the amount and timing of resources that the clinical sites that conduct the clinical testing may devote to our clinical trials. If our clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials or fail to enroll them on our planned schedules, we will be unable to complete our trials or to complete them as planned, which could delay or prevent us from completing the clinical development of CORLUX or other development programs.

We have signed an agreement with a contract research organization, or CRO, that is conducting our ongoing Phase 3 trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression, Study 14, to supervise and monitor clinical site performance and to perform investigator supervision, data collection and analysis for this trial. We may not be able to maintain relationships with this or other CROs or with the clinical investigators and the clinical sites through the completion of all trial activities without delays in anticipated timing of trial activities or excessive expenditures. Our agreements place substantial responsibilities on these parties, which could result in excessive expenditures for our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these CROs, clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, we may be unable to obtain regulatory approval for, or successfully commercialize, CORLUX.

The conduct of any future clinical trials will likely also be conducted through the use of CROs and clinical research sites. The conduct, timing and cost of these trials will be subject to the same kinds of risks as discussed above.

In Study 14, our ongoing clinical trial evaluating CORLUX for the psychotic features of psychotic depression, we have engaged MedAvante to provide centralized psychiatric rating services. If patients are uncomfortable or unwilling to participate in the centralized rating process or if MedAvante is unable to provide services in a satisfactory manner over the course of the trial, we may not see any improvement in the accuracy and consistency of the psychiatric assessments.

In connection with our ongoing Phase 3 trial evaluating CORLUX for the psychotic features of psychotic depression, Study 14, we have engaged MedAvante to provide centralized psychiatric rating services. MedAvante will provide centralized psychometric assessments via high resolution video-conferencing. The use of MedAvante’s centralized rating services is expected to increase the accuracy and consistency of the psychiatric assessments.

MedAvante has provided similar centralized rating services to companies conducting clinical studies in various psychiatric disorders. However, they have not previously provided centralized rating services to any study in patients with psychotic depression. Although Corcept and MedAvante conducted a small pilot evaluation in patients with psychotic depression to assess patient receptivity, we cannot be certain that centralized rating will be successful in the patients enrolled in our study.

If patients are uncomfortable or unwilling to participate in the centralized rating process or if MedAvante is unable to provide services in a satisfactory manner over the course of the trial, we may not see any improvement in the accuracy or reliability of the psychiatric assessments. Such a result might diminish the likelihood of a successful trial or a definitive demonstration of the efficacy of CORLUX in treating the psychotic features of psychotic depression.

If we are unable to obtain or maintain regulatory approval, we will be limited in our ability to commercialize our product candidates, including CORLUX, and our business will be harmed.

The research, testing, manufacturing, selling and marketing of product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, which regulations differ from country to country. Obtaining and maintaining regulatory approval typically is an uncertain process, is costly and takes many years. In addition, failure to comply with the FDA and other applicable foreign and U.S. regulatory requirements may subject us to administrative or judicially imposed sanctions. These include warning letters, civil and criminal penalties, injunctions, product seizure or detention, product recalls, total or partial suspension of production, and refusal to approve pending NDAs, or supplements to approved NDAs.

Regulatory approval of an NDA or NDA supplement is never guaranteed. Despite the time, resources and effort expended, failure can occur at any stage. The FDA has substantial discretion in the approval process for human medicines. The FDA can deny, delay or limit approval of a product candidate for many reasons including:

•	the FDA may not find that the candidate is safe;

•	the FDA may not find data from the clinical or preclinical testing to be sufficient; or

•	the FDA may not approve our or our third party manufacturers’ processes or facilities.

Future governmental action or changes in FDA policy or personnel may also result in delays or rejection of an NDA in the United States. In addition, because the only currently FDA-approved use of mifepristone is the termination of pregnancy, we expect that the label for CORLUX will include some limitations, including a warning that it should not be used by pregnant women or women seeking to become pregnant.

If we receive regulatory approval for our product candidates, including CORLUX, we will also be subject to ongoing FDA obligations and continued regulatory oversight and review, such as continued safety reporting requirements; and we may also be subject to additional FDA post-marketing obligations. If we are not able to maintain regulatory compliance, we may not be permitted to market our product candidates.

Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the indicated uses for which the medicine may be marketed or contain requirements for potentially costly post-marketing follow-up studies. In addition, if the FDA approves any of our product candidates, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping for the medicine will be subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with the medicine, including adverse events of unanticipated severity or frequency, may result in restrictions on the marketing of the medicine, and could include withdrawal of the medicine from the market.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from commercializing our product candidates abroad.

We intend to commercialize our product candidates in international markets. Outside the United States, we can commercialize a product only if we receive a marketing authorization and, in some cases, pricing approval, from the appropriate regulatory authorities. This foreign regulatory approval process includes all of the risks associated with the FDA approval process, and, in some cases, additional risks. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. We have not taken any actions to obtain foreign approvals. We may not develop our product candidates in the clinic in order to obtain foreign regulatory approvals on a timely basis, if at all.

Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our product candidates in any market.

The “fast track” designation for the development program of CORLUX for the treatment of the psychotic features of psychotic depression may not lead to a faster development or regulatory review or approval process.

If a human medicine is intended for the treatment of a serious or life-threatening condition and the medicine demonstrates the potential to address unmet medical needs for this condition, the sponsor of an IND may apply for FDA “fast track” designation for a particular indication. Marketing applications submitted by sponsors of product candidates in fast track development may qualify for expedited FDA review under the policies and procedures offered by the FDA, but the fast track designation does not assure any such qualification. Although we have obtained a fast track designation from the FDA for CORLUX for the treatment of the psychotic features of psychotic depression, we may not experience a faster development process, review or approval compared to applications considered for approval under conventional FDA procedures. In addition, the FDA may withdraw our fast track designation at any time. If we lose our fast track designation, the approval process may be delayed. In addition, our fast track designation does not guarantee that we will qualify for or be able to take advantage of the expedited review procedures and does not increase the likelihood that CORLUX will receive regulatory approval for the treatment of the psychotic features of psychotic depression.

Even if we receive approval for the marketing and sale of CORLUX for the treatment of the psychotic features of psychotic depression, endogenous Cushing’s Syndrome or the mitigation of weight gain induced by the administration of atypical antipsychotic medications, CORLUX may never be accepted as a treatment for the approved indications.

Many factors may affect the market acceptance and commercial success of CORLUX for the treatment of the psychotic features of psychotic depression or for any other approved indication.

Even if the FDA approves CORLUX for the treatment of the psychotic features of psychotic depression, for the treatment of Cushing’s Syndrome or any other indication, physicians may not adopt CORLUX. Physicians will recommend the use of CORLUX only if they determine, based on experience, clinical data, side effect profiles and other factors, that it is preferable to other products or treatments then in use. Acceptance of CORLUX among influential practitioners may be essential for market acceptance of CORLUX.

Other factors that may affect the market acceptance and commercial success of CORLUX include:

•	the effectiveness of CORLUX, including any side effects, as compared to alternative treatment methods;

•	the product labeling or product insert required by the FDA for CORLUX;

•

the cost-effectiveness of CORLUX and the availability of third-party insurance coverage and reimbursement, in particular from government payors such as Medicare and Medicaid, for patients using CORLUX;

•	the timing of market entry of CORLUX relative to competitive products;

•	the intentional restriction of distribution of CORLUX to physicians treating the target patient population;

•	the extent and success of our sales and marketing efforts;

•	the rate of adoption of CORLUX by physicians and by target patient population; and

•	negative publicity concerning CORLUX, RU-486 or mifepristone.

The failure of CORLUX to achieve market acceptance would prevent us from generating meaningful product revenue.

Public perception of the active ingredient in CORLUX, mifepristone or RU-486, may limit our ability to market and sell CORLUX.

The active ingredient in CORLUX, mifepristone, or RU-486, is used to terminate pregnancy. As a result, mifepristone has been and continues to be the subject of considerable ethical and political debate in the United States and elsewhere. Public perception of mifepristone may limit our ability to engage alternative manufacturers and may limit the commercial acceptance of CORLUX by patients and physicians. Even though we intend to create measures to minimize the likelihood of the prescribing of CORLUX to a pregnant woman, physicians may decline to prescribe CORLUX to a woman simply to avoid altogether any risk of unintentionally terminating a pregnancy. We intend to create measures for controlling the distribution of CORLUX to reduce the potential for diversion. However, controlled distribution may negatively impact sales of CORLUX.

We have no manufacturing capabilities and we currently depend on third parties to manufacture the active ingredient and the tablets for CORLUX. The tablet manufacturer is a single source supplier. If these suppliers are unable to continue manufacturing CORLUX and we are unable to contract quickly with alternative sources, our business will be harmed.

We currently have no experience in, and we do not own facilities for, nor do we plan to develop facilities for, manufacturing any products. We have agreements with two manufacturers of the active pharmaceutical ingredient, or API, of mifepristone and an agreement with a tablet manufacturer for development quantities of CORLUX. The tablet manufacturer is a single source supplier to us. Our current arrangements with these manufacturers are terminable by either party at any time. Although we anticipate engaging our current tablet supplier to produce commercial quantities of CORLUX, we cannot guarantee that we will enter into an agreement with them on terms acceptable to us. If we are unable, for whatever reason, to obtain the active pharmaceutical ingredient or CORLUX tablets from our contract manufacturers, we may not be able to manufacture our required quantities of CORLUX in a timely manner, if at all.

If our third-party manufacturers of CORLUX fail to comply with FDA regulations or otherwise fail to meet our requirements, our product development and commercialization efforts may be delayed.

We depend on third party manufacturers to supply the active pharmaceutical ingredient in CORLUX and to manufacture CORLUX tablets. These suppliers and manufacturers must comply with the FDA’s current Good Manufacturing Practices, or cGMP, regulations and guidelines. Our suppliers and manufacturers may encounter difficulties in achieving quality control and quality assurance and may experience shortages of qualified personnel. Their failure to follow cGMP or other regulatory requirements and to document their compliance with cGMP may lead to significant delays in the availability of products for commercial use or clinical study or the termination or hold on a clinical study, or may delay or prevent filing or approval of marketing applications for CORLUX.

Failure of our third party suppliers and manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could harm our business. If the operations of any current or future supplier or manufacturer were to become unavailable for any reason, commercialization of CORLUX could be delayed and our revenue from product sales could be reduced.

We may use a different third-party manufacturer to produce commercial quantities of CORLUX than we are using in our clinical trials. The FDA may require us to conduct a study to demonstrate that the tablets used in our clinical trials are equivalent to the final commercial product. If we are unable to establish that the tablets are equivalent or if the FDA disagrees with the results of our study, commercial launch of CORLUX would be delayed.

If we or others identify side effects after our product candidates are on the market, we may be required to perform lengthy additional clinical trials, change the labeling of our future products or withdraw our future products from the market, any of which would hinder or preclude our ability to generate revenues.

If we or others identify side effects after any of our product candidates are on the market:

•	regulatory authorities may withdraw their approvals;

•

we may be required to reformulate our future products, conduct additional clinical trials, make changes in labeling of such products or implement changes to or obtain re-approvals of our manufacturing facilities;

•	we may experience a significant drop in the sales of the affected products;

•	our reputation in the marketplace may suffer; and

•	we may become the target of lawsuits, including class action lawsuits.

Any of these events could harm or prevent sales of the affected products or could increase the costs and expenses of commercializing and marketing these product candidates.

If CORLUX or future product candidates conflict with the patents of others or if we become involved in other intellectual property disputes, we could have to engage in costly litigation or obtain a license and we may be unable to commercialize our product candidates.

Our success depends in part on our ability to obtain and maintain adequate patent protection for the use of CORLUX for the treatment of the psychotic features of psychotic depression and other potential uses of GR-II antagonists. If we do not adequately protect our intellectual property, competitors may be able to use our intellectual property and erode our competitive advantage.

To date, we own seven issued U.S. patents and have exclusively licensed three issued U.S. patents, in each case along with a number of corresponding foreign patents or patent applications. We also have six U.S. method of use patent applications for GR-II antagonists and three composition of matter patent applications covering specific GR-II antagonists. We have applied, and will continue to apply, for patents covering our product candidates as we deem appropriate.

We have exclusively licensed three issued U.S. patents from Stanford University for the use of GR-II antagonists in the treatment of psychotic major depression, which is commonly referred to as psychotic depression, cocaine-induced psychosis and early dementia, including early Alzheimer’s disease. We bear the costs of protecting and defending the rights to these patents. In order to maintain the exclusive license to these patents until their expiration, we are obligated to make milestone and royalty payments to Stanford University. We are currently in compliance with our obligations under this agreement. If we become noncompliant, we may lose the right to commercialize CORLUX for the treatment of psychotic depression, cocaine-induced psychosis and early dementia and our business would be materially harmed. In addition, if Stanford University were to terminate our CORLUX license due to breach of the license on our part, we would not be able to commercialize CORLUX for the treatment of the psychotic features of psychotic depression, cocaine-induced psychosis or early dementia.

Our patent applications and patents licensed or issued to us may be challenged by third parties and our patent applications may not result in issued patents. For example, in 2004, Akzo Nobel filed an observation challenging the claims of our exclusively licensed European patent application with claims directed to psychotic depression. In 2005, we filed a rebuttal to the EPO that responded to the points raised by Akzo Nobel. In February 2006, the EPO allowed our patent application and in July 2006, this patent was issued. In April 2007 we received notification that there will be no opposition proceedings in Europe in regards to this patent.

Our presently pending and future patent applications may not issue as patents, and any patent issued to us may be challenged, invalidated, held unenforceable or circumvented. For example, the arguments presented by Akzo Nobel could be raised in the United States either before the U.S. Patent and Trademark Office or in a court of law. Furthermore, the claims in patents which have been issued to us, or which may be issued to us in the future, may not be sufficiently broad to prevent third parties from producing competing products. In addition, the laws of various foreign countries in which we compete may not protect our intellectual property to the same extent as do the laws of the United States. If we fail to obtain adequate patent protection for our proprietary technology, our competitors may produce competing products based on our technology, which would impair our ability to compete.

If a third party were successful in asserting an infringement claim against us, we could be forced to pay damages and prevented from developing, manufacturing or marketing our potential products. We do not have liability insurance for patent infringements. A third party could require us to obtain a license to continue to use their intellectual property, and we may not be able to do so on commercially acceptable terms, or at all. We believe that significant litigation will continue in our industry regarding patent and other intellectual property rights. If we become involved in litigation, it could consume a substantial portion of our resources. Regardless of the merit of any particular claim, defending a lawsuit takes significant time, is expensive and diverts management’s attention from other business.

If we are unable to protect our trade secrets and proprietary information, our ability to compete in the market could be diminished.

In addition to patents, we rely on a combination of confidentiality, nondisclosure and other contractual provisions, laws protecting trade secrets and security measures to protect our trade secrets and proprietary information. Nevertheless, these measures may not adequately protect our trade secrets or other proprietary information. If they do not adequately protect our rights, third parties could use our proprietary information, which could diminish our ability to compete in the market. In addition, employees, consultants and others who participate in the development of our product candidates may breach their agreements with us regarding our trade secrets and other proprietary information, and we may not have adequate remedies for the breach. We also realize that our trade secrets may become known through means not currently foreseen. Notwithstanding our efforts to protect our trade secrets and proprietary information, our competitors may independently develop similar or alternative products that are equal or superior to our product candidates without infringing on any of our proprietary information or trade secrets.

Our licensed patent covering the use of mifepristone to treat psychotic depression is a method of use patent rather than a composition of matter patent, which increases the risk that physicians will prescribe another manufacturer’s mifepristone for the treatment of psychotic depression rather than CORLUX.

We have an exclusive license from Stanford University to a patent covering the use of GR-II antagonists, including mifepristone, for the treatment of psychotic depression. A method of use patent covers only a specified use of a particular compound, not a particular composition of matter. All of our issued patents and all but three of our nine U.S. patent applications are method of use patents. Because none of our issued patents covers the composition of mifepristone or any other compound, we cannot prevent others from commercializing mifepristone or any other GR-II antagonist not covered by our composition of matter patent applications in indications not covered by our method of use patents. If others receive approval to manufacture and market mifepristone or any other GR-II antagonist, physicians could prescribe mifepristone or any other GR-II antagonist for patients with psychotic depression instead of CORLUX. Although any such “off-label” use would violate our licensed patent, effectively monitoring compliance with our licensed patent may be difficult and costly. In addition, if others develop a treatment for psychotic depression that works through a mechanism which does not involve the GR-II receptor, physicians could prescribe that treatment instead of CORLUX.

We may be subject to fines, penalties or injunctions if we are determined to be promoting the use of our products for unapproved or “off-label” uses, resulting in damage to our reputation and business.

Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of a drug for a use that has not been cleared or approved by FDA. Use of a drug outside its approved indications is known as “off-label” use. Physicians may use our products off-label, as the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine. However, if the FDA determines that our promotional materials or training constitutes promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine and criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of the products would be impaired. Although our policy is to refrain from statements that could be considered off-label promotion of our products, the FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. In addition, the off-label use of our products may increase the risk of injury to patients, and, in turn, the risk of product liability claims. Product liability claims are expensive to defend and could divert our management’s attention and result in substantial damage awards against us.

Our efforts to discover, develop and commercialize new product candidates beyond CORLUX are at a very early stage. If we fail to identify and develop additional uses for GR-II antagonists, we may be unable to market additional products.

To develop additional potential sources of revenue, we believe that we must identify and develop additional product candidates. We own or have exclusively licensed issued U.S. patents covering the use of GR-II antagonists to treat psychotic depression, weight gain following treatment with antipsychotic medication, early dementia, mild cognitive impairment, psychosis associated with cocaine addiction, delirium, ECT, gastroesophageal reflux disease, Down’s Syndrome and stress disorders, in addition to six U.S. method of use patent applications covering GR-II antagonists for the treatment of a number of other metabolic and psychiatric disorders and three U.S. composition of matter patent applications covering specific GR-II antagonists.

We may not develop product candidates for any of the indications or compounds covered by our patents and patent applications. Typically, there is a high rate of attrition for product candidates in preclinical and clinical trials, so our product development efforts may not lead to commercially viable products. The use of GR-II antagonists may not be effective to treat these conditions or any other indications. In addition, we could discover that the use of GR-II antagonists in these patient populations has unacceptable side effects or is otherwise not safe.

We may elect to enter into collaboration arrangements with respect to one or more of our product candidates. If we do enter into such an arrangement, we would be dependent on a collaborative partner for the success of the product candidates developed under the arrangement. Any future collaborative partner may fail to successfully develop or commercialize a product candidate under a collaborative arrangement.

We only have experience with CORLUX and we may determine that CORLUX is not desirable for uses other than for the treatment of the psychotic features of psychotic depression or Cushing’s Syndrome. In that event, we would have to identify and may need to secure rights to a different GR-II antagonist. For example, we do not intend to develop CORLUX for mitigation of the weight gain associated with the use of Zyprexa, even though we have reported positive results in the proof of concept study described in our Annual Report on Form 10-K. We may pursue other GR-II antagonists for this use. The compounds developed pursuant to our discovery research program, including CORT 108297, may fail to generate commercially viable product candidates in spite of the resources we may dedicate to the program. Even if product candidates are identified, we may abandon further development efforts before we reach clinical trials or after expending significant expense and time conducting clinical trials due to financial constraints, concerns over safety, efficacy of the product candidates or for other reasons. Moreover, governmental authorities may enact new legislation or regulations that could limit or restrict our development efforts. If we are unable to successfully discover and commercialize new uses for GR-II antagonists, we may be unable to generate sufficient revenue to support our operations.

We will need additional capital in order to complete the development and commercialization of CORLUX and our other proprietary, selective GR-II antagonists. Additional capital may not be available to us at all or on favorable terms.

We believe that, after completing the financing transactions in March 2008, including the availability of funds under the CEFF, we have sufficient capital resources to complete the final reporting for our recently completed psychotic depression trials, to conduct our planned clinical trials in Cushing’s Syndrome, psychotic depression, and the management of weight gain induced by antipsychotic medications, and to continue development work on our proprietary, selective GR-II antagonists.

We anticipate that our existing capital resources, including the availability of funding under the CEFF, will be sufficient to fund our current operating plan into early 2010. However, our expectations are based on our currently planned clinical development and research programs for CORLUX and for certain of our proprietary, selective GR-II antagonists, which may change as a result of many factors, including:

•	the costs, timing of site selection and enrollment of our clinical trials;

•	the results of our research efforts and clinical trials;

•	the need to perform additional clinical trials and other supportive studies;

•	the timing of the approval by the FDA, if any, to market CORLUX for the treatment of the psychotic features of PMD;

•	developments or disputes concerning patents or proprietary rights, including announcements of claims of infringement, interference or litigation against us or our licensors;

•	actual or anticipated fluctuations in our operating results;

•	changes in our growth rates;

•	changes in our research development plans for our proprietary, selective GR-II antagonist

•	the timing of commercialization of CORLUX and future product candidates; and

•	changes in the reimbursement policies of third-party insurance companies or government agencies.

We will have to perform additional clinical trials prior to submission of a New Drug Application, or NDA, for CORLUX for the treatment of the psychotic features of psychotic depression and for Cushing’s Syndrome. We willneed to raise additional funds to complete the development of CORLUX for the treatment of psychotic depression and Cushing’s Syndrome. In addition, we will need to raise additional funds to prepare for the commercialization of CORLUX for either of these indications, to develop a product for weight gain management associated with antipsychotic medications, and to continue and expand the development of our proprietary, selective GR-II antagonists.

Consequently, we may need additional funding sooner than anticipated. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to our then-existing stockholders.

We cannot be certain that additional funding will be available on acceptable terms or at all. The recent market and economic conditions may make it significantly more difficult for us to raise new capital. Any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants. If we obtain funds through collaborations with others, these arrangements may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, including potentially our lead product candidate that we would otherwise seek to develop on our own. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or we may be required to discontinue operations.

Our inability to raise capital would harm our business and product development efforts.

The Committed Equity Financing Facility (CEFF) that we entered into with Kingsbridge on March 25, 2008 may not be available to us at certain times, may generate a lower level of funding than we anticipate, may require us to make additional “blackout” or other payments to Kingsbridge, and will result in dilution to our stockholders.

Kingsbridge will not be obligated to purchase shares under the CEFF unless certain conditions are met, which include a minimum price for our common stock; the accuracy of representations and warranties made to Kingsbridge; compliance with laws; the effectiveness and continued effectiveness of the resale registration statement; and the continued listing of our stock on the Nasdaq Capital Market. On June 10, 2008, the SEC declared effective our registration statement with the SEC covering the resale of approximately 3.6 million of the shares issuable under the CEFF and the shares issuable upon the exercise of the warrant. This registration statement covers approximately 37% of the 9.6 million shares of our common stock issuable pursuant to the CEFF and all of the 330,000 shares of our common stock issuable upon exercise of the warrant issued to Kingsbridge.

We intend to file additional registration statements covering the resale of additional shares of our common stock issuable pursuant to the CEFF beginning at the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the securities registered for sale under this initial registration statement or six months after the effective date of this registration statement. These subsequent registration statements are subject to our ability to prepare and file them and may be subject to review and comment by the Staff of the SEC, as well as consent by our independent registered accounting firm. Therefore, the timing of these subsequent registration statements becoming effective cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Kingsbridge under the CEFF. We cannot assure you that the registration statements will be declared effective or, if declared effective, that they will remain continuously effective thereafter.

In addition, Kingsbridge is permitted to terminate the CEFF if it determines that a material and adverse event has occurred affecting our business, operations, properties or financial condition and if such condition continues for a period of 10 days from the date Kingsbridge provides us notice of such material and adverse event. If we are unable to access funds through the CEFF, or if the CEFF is terminated by Kingsbridge, we may be unable to access alternative capital on favorable terms or at all.

We are entitled in certain circumstances, to deliver a blackout notice to Kingsbridge to suspend the use of the resale registration statement and prohibit Kingsbridge from selling shares thereunder. If we deliver a blackout notice in the 15 trading days following the settlement of a draw down, or if the resale registration statement is not effective in circumstances not permitted by our agreement with Kingsbridge, then we must make a payment to Kingsbridge, or issue Kingsbridge additional shares in lieu of the payment, calculated on the basis of the number of shares held by Kingsbridge (exclusive of shares that Kingsbridge may hold pursuant to exercise of the Kingsbridge warrant) and the change in the market price of our common stock during the period in which the use of the resale registration statement is suspended. If the trading price of our common stock declines during a suspension of the resale registration statement, the blackout or other payment could be significant.

If we sell shares to Kingsbridge under the CEFF, or issue shares in lieu of a blackout payment, it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. For each draw down under the CEFF, we will issue shares to Kingsbridge at a discount of up to 10% from the volume weighted average price of our common stock. If we draw down amounts under the CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

We may not be able to pursue all of our product research and development opportunities if we are unable to secure adequate funding for these programs.

The costs required to start or continue many of the programs that our intellectual property allow us to consider for further development are collectively greater that the funds currently available to us. For example, we have successfully discovered three series of compounds that are specific GR-II antagonists but, unlike CORLUX, do not appear to block the progesterone receptor. Further development of these proprietary compounds, including CORT 108297, or any further development stemming from our method of use patents may be delayed or cancelled if we determine that such development may jeopardize our ability to complete the clinical development of CORLUX for the treatment of psychotic depression or for Cushing’s Syndrome.

We may have substantial exposure to product liability claims and may not have adequate insurance to cover those claims.

We may be subject to product liability or other claims based on allegations that the use of our products has resulted in adverse effects or that our product candidates are not effective, whether by participants in our clinical trials for CORLUX or other product candidates, or by patients using our future products. A product liability claim may damage our reputation by raising questions about our product candidates’ safety or efficacy and could limit our ability to sell a product by preventing or interfering with product commercialization. In some cases, less common adverse effects of a pharmaceutical product are not known until long after the FDA approves the product for marketing. The active ingredient in CORLUX is used to terminate pregnancy. Therefore, necessary and strict precautions must be taken by clinicians using the medicine in our clinical trials and, if approved by the FDA, physicians prescribing the medicine to women with childbearing potential, to insure that the medicine is not administered to pregnant women. The failure to observe these precautions could result in significant product claims.

We have only limited product liability insurance coverage, with limits that we believe to be customary for a development stage company. We intend to expand our product liability insurance coverage to any product candidates for which we obtain marketing approval. However, this insurance may be prohibitively expensive or may not fully cover our potential liabilities. Our inability to obtain adequate insurance coverage at an acceptable cost could prevent or inhibit the commercialization of our product candidates. Defending a lawsuit could be costly and significantly divert management’s attention from conducting our business. If a third party successfully sues us for any injury caused by our product candidates, our liability could exceed our total assets.

If CORLUX is approved and we are unable to obtain acceptable prices or adequate coverage and reimbursement for it from third-party payors, we will be unable to generate significant revenues.

There is significant uncertainty related to the availability of third-party insurance coverage and reimbursement for newly approved medications. The commercial success of our potential medications in both domestic and international markets is dependent on whether third-party coverage and reimbursement is available for them. Government payors, including Medicare and Medicaid, health maintenance organizations and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new medicines, and, as a result, they may not cover or provide adequate payment for our medications. The continuing efforts of government and other third-party payors to contain or reduce the costs of health care may limit our revenues. Our dependence on the commercial success of CORLUX alone makes us particularly susceptible to any cost containment or reduction efforts. Accordingly, even if CORLUX or future product candidates are approved for commercial sale, unless government and other third-party payors provide adequate coverage and reimbursement for our future products, physicians may not prescribe them. We intend to sell CORLUX directly to hospitals if we receive FDA approval. As a result, we will need to obtain approval from hospital formularies to receive wide-spread third-party coverage and reimbursement. If we fail to obtain that approval, we will be unable to generate significant revenues.

In some foreign markets, pricing and profitability of prescription pharmaceuticals are subject to government control. In the United States, we expect that there will continue to be federal and state proposals for similar controls. Also, the trends toward managed health care in the United States and proposed legislation intended to reduce the cost of government insurance programs could significantly influence the purchase of health care services and products and may result in lower prices for our future products or the exclusion of such products from reimbursement programs.

We face competition from companies with substantial financial, technical and marketing resources, which could limit our future revenues from the commercialization of CORLUX for the treatment of the psychotic features of psychotic depression or for other indications.

If approved for commercial use, CORLUX as a treatment for psychotic depression will compete with established treatments, including ECT and combination medicinal therapy.

Combination medicinal therapy consists of the use of antipsychotic and antidepressant medicines, not currently approved for the treatment of psychotic depression. The antipsychotics are prescribed for off-label use by physicians to treat the psychotic features of psychotic depression, which is the clinical target of CORLUX. Antipsychotics include Bristol-Myers Squibb’s Abilify, Novartis’ Clozaril, Pfizer’s Geodon and Navane, Ortho-McNeil’s Haldol, Janssen Pharmaceutica’s Risperdal, AstraZeneca’s Seroquel, GlaxoSmithKline’s Stelazine and Thorazine, Mylan’s Mellaril, Schering Corporation’s Trilafon and Eli Lilly’s Zyprexa. CORLUX may not compete effectively with these established treatments. We are aware of one clinical trial conducted by the pharmaceutical division of Akzo Nobel, for a new chemical entity for the treatment of psychotic depression. This new chemical entity is a GR-II antagonist, the commercial use of which would be covered by our patent. As discussed above, in 2004, Akzo Nobel filed an observation in our exclusively licensed European patent application with claims directed to psychotic depression, in which Akzo Nobel challenged the claims of that patent application. In 2005, we filed a rebuttal to the EPO that responded to the points raised by Akzo Nobel. In February 2006, the EPO allowed our patent application. In July 2006, the patent was issued. We are not aware of any public disclosures by any company, other than Akzo Nobel, regarding the development of new products to treat psychotic depression.

Our present and potential competitors include major pharmaceutical companies, as well as specialized pharmaceutical firms, universities and public and private research institutions. Moreover, we expect competition to intensify as technical advances are made. These competitors, either alone or with collaborative parties, may succeed with the development and commercialization of medicinal products that are superior to and more cost-effective than CORLUX. Many of our competitors and related private and public research and academic institutions have greater experience, more financial resources and larger research and development staffs than we do. In addition, many of these competitors, either alone or together with their collaborative partners, have significantly greater experience than we do in developing human medicines, obtaining regulatory approvals, manufacturing and commercializing products.

Accordingly, CORLUX may not be an effective competitor against established treatments and our present or potential competitors may succeed in developing medicinal products that are superior to CORLUX or render CORLUX obsolete or non-competitive. If we are unable to establish CORLUX as a superior and cost-effective treatment for psychotic depression, or any future use, we may be unable to generate the revenues necessary to support our business.

We may face competition from other companies who attempt to develop mifepristone for the treatment of Cushing’s Syndrome, which could limit our future revenues from the commercialization of CORLUX for the treatment of that disorder and which could have a negative impact on future revenues from the commercialization of CORLUX for any indication.

We are aware that Laboratoire HRA Pharma has received an Orphan Drug Designation in the United States and Europe for the use of mifepristone to treat a subtype of Cushing’s Syndrome and has begun a Phase II clinical trial in Europe and the United States for this indication. If this product is approved for commercialization before CORLUX, our potential future revenue could be reduced by the possibility of off-label use of mifepristone for psychotic depression or for other subtypes of Cushing’s Syndrome.

Rapid technological change could make our product candidates obsolete.

Pharmaceutical technologies have undergone rapid and significant change and we expect that they will continue to do so. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any products and processes that we develop may become obsolete or uneconomical before we recover any or all expenses incurred in connection with their development. Rapid technological change could make our product candidates obsolete or uneconomical, which could materially adversely affect our business, financial condition and results of operations.

We have no sales staff and limited marketing activities and will need to develop sales and marketing capabilities to successfully commercialize CORLUX and any future uses of GR-II antagonists.

Our employees have limited experience in marketing or selling pharmaceutical products and we currently have no sales staff and limited marketing activities. To achieve commercial success for any approved product, we must either develop a sales and marketing force or enter into arrangements with others to market and sell our future products. We currently plan to establish a small, specialty sales force to market and sell CORLUX in the United States for the treatment of the psychotic features of psychotic depression. However, our sales and marketing efforts may not be successful or cost-effective. In the event that the commercial launch of CORLUX is delayed due to FDA requirements or other reasons, we may establish a sales and marketing force too early relative to the launch of CORLUX. This may be expensive, and our investment would be lost if the sales and marketing force could not be retained. If our efforts to develop a sales and marketing force are not successful, cost-effective and timely, we may not achieve profitability.

We may need to increase the size of our organization, and we may experience difficulties in managing growth.

As we expand our research and development efforts and develop a sales and marketing organization, we expect to experience growth, which may strain our operations, product development and other managerial and operating resources. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. To date, we have relied on a small management team, including a number of part-time contributors. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

To that end, we must be able to:

•	manage our research and development efforts effectively;

•	manage our clinical trials effectively;

•	integrate additional management, clinical development, administrative and sales and marketing personnel;

•	expand the size and composition of our management team;

•	develop our administrative, accounting and management information systems and controls; and

•	hire and train additional qualified personnel.

We may not be able to accomplish these tasks, and our failure to accomplish any of them could harm our business.

If we lose our key personnel or are unable to attract and retain additional skilled personnel, we may be unable to pursue our product development and commercialization efforts.

We depend substantially on the principal members of our management and scientific staff, including Joseph K. Belanoff, M.D., our Chief Executive Officer, and Robert L. Roe, M.D., our President. We do not have agreements with any of our executive officers that provide for their continued employment with us or employment insurance covering any of our key personnel. Any officer or employee can terminate his or her relationship with us at any time and work for one of our competitors. The loss of these key individuals could result in competitive harm because we could experience delays in our product research, development and commercialization efforts without their expertise.

Our ability to operate successfully and manage our potential future growth depends significantly upon retaining key research, technical, sales, marketing, managerial and financial personnel, and attracting and retaining additional highly qualified personnel in these areas. We face intense competition for such personnel from numerous companies, as well as universities and nonprofit research organizations in the highly competitive northern California business area. Although we believe that we have been successful in attracting and retaining qualified personnel to date, we may not be able to attract and retain sufficient qualified personnel in the future. The inability to attract and retain these personnel could result in delays in the research, development and commercialization of our potential products.

If we acquire other GR-II antagonists or other technologies or potential products, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

If appropriate opportunities become available, we may attempt to acquire other GR-II antagonists, particularly GR-II antagonists that do not terminate pregnancy. We may also be able to acquire other technologies or potential products that are complementary to our operating plan. We currently have no commitments, agreements or plans for any acquisitions. The process of acquiring rights to another GR-II antagonist or any other potential product or technology may result in unforeseen difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. In addition, we may fail to realize the anticipated benefits of any acquired potential product or technology. Future acquisitions could dilute our stockholders’ ownership interest in us and could cause us to incur debt, expose us to future liabilities and result in amortization or other expenses related to goodwill and other intangible assets.

The occurrence of a catastrophic disaster or other similar events could cause damage to our or our manufacturers’ facilities and equipment, which could require us to cease or curtail operations.

Because our executive offices are located in the San Francisco Bay Area and some of our current manufacturers are located in earthquake-prone areas, our business is vulnerable to damage from various types of disasters or other similarly disruptive events, including earthquake, fire, flood, power loss and communications failures. In addition, political considerations relating to mifepristone may put us and our manufacturers at increased risk for terrorist attacks, protests or other disruptive events. If any disaster or other similar event were to occur, we may not be able to operate our business and our manufacturers may not be able to produce our product candidates. Our insurance may not be adequate to cover, and our insurance policies may exclude coverage for, our losses resulting from disasters or other business interruptions.

Risks Related to Our Stock

The market price of our common stock may be highly volatile due to the limited number of shares of our common stock held by non-affiliates of the Company or factors influencing the stock market and opportunities for sale at any given time may be limited.

We cannot assure you that an active trading market for our common stock will exist at any time. Holders of our common stock may not be able to sell shares quickly or at the market price if trading in our common stock is not active. During the 52-week period ended November 7, 2008 our average daily trading volume has been approximately 40,000 shares and the intra-day sales prices per share of our common stock ranged from $0.90 to $4.29. As of November 7, 2008, our officers, directors and principal stockholders control approximately 73% of our common stock. The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

•	our cash and short-term investment position;

•	actual or anticipated timing and results of our clinical trials;

•	actual or anticipated regulatory approvals of our product candidates or of competing products;

•	changes in laws or regulations applicable to our product candidates or our competitors’ products;

•	changes in the expected or actual timing of our development programs or our competitors’ potential development programs;

•	actual or anticipated variations in quarterly operating results;

•	announcements of technological innovations by us, our collaborators or our competitors;

•	new products or services introduced or announced by us or our competitors;

•	General market and economic conditions, including those seen as a result of the recent worldwide financial credit crisis;

•	changes in financial estimates or recommendations by securities analysts;

•	conditions or trends in the biotechnology and pharmaceutical industries;

•	changes in the market valuations of similar companies;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	developments concerning collaborations;

•	trading volume of our common stock;

•	limited number of shares of our common stock held by non-affiliates of the company;

•	maintaining compliance with the listing requirements of the stock exchange on which we are listed;

•	announcement of, or expectation of, additional financing efforts; and

•	sales of our common stock by us or our stockholders.

In addition, the stock market in general, the Nasdaq Stock Market and the market for biotechnology and life sciences companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, there has been particular volatility in the market prices of securities of biotechnology and life sciences companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources.

If we fail to continue to meet all applicable Nasdaq Capital Market requirements, our stock could be delisted by the Nasdaq Stock Market. If delisting occurs, it would adversely affect the market liquidity of our common stock and harm our business.

If we are unable to meet any of the Nasdaq listing requirements in the future, the Nasdaq Stock Market staff could determine to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease. Such delisting could also adversely affect our ability to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

Securities analysts may not continue to provide or initiate coverage of our common stock or may issue negative reports, and this may have a negative impact on our common stock’s market price.

Securities analysts currently covering our common stock may discontinue research coverage. Additional securities analysts may elect not to provide research coverage of our common stock. A lack of research coverage may adversely affect our common stock’s market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts who elects to cover us downgrades our stock, our stock price would likely decline rapidly and significantly. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline. In addition, rules mandated by the Sarbanes-Oxley Act of 2002, and a global settlement reached in 2003 between the SEC, other regulatory analysts and a number of investment banks have led to a number of fundamental changes in how analysts are reviewed and compensated. In particular, many investment banking firms are required to contract with independent financial analysts for their stock research. It may be difficult for companies such as ours with smaller market capitalizations to attract independent financial analysts that will cover our common stock. This could have a negative effect on our market price.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price. Substantially all of the shares of our common stock are eligible for sale, subject to applicable volume and other resale restrictions.

We may be required to pay significant amounts if we are not able to meet our obligations under our outstanding registration rights agreements.

The registration rights agreement covering the approximately 8.9 million shares issued in a private offering in March 2008 and an additional approximately 4.5 million shares underlying warrants issued in connection with the offering provide that if we fail to file or cause to be declared effective the registration statement or registration statements covering the resale of these shares prior to a specified deadlines, or fail to maintain the effectiveness of such registration statements (subject to limited permissible suspension periods), we may be required to pay the holders of such shares and warrants liquidated damages at the rate of 1% per month of the purchase price of these shares and warrants, up to a total of 10%. The registration statement covering the resale of the shares and shares underlying the warrants sold in this transaction was declared effective by the SEC on November 10, 2008. As discussed above in Management’s Discussion and Analysis of Operations – Liquidity and Capital Resources, since the registration statement was not declared effective within the time frame specified in the agreement, we became obligated to pay the investors in this financing liquidated damages of approximately $1.3 million for the period from July 8 through November 10, 2008. As noted above, if we fail to maintain the effectiveness of this registration statement, we may be obligated to pay additional liquidated damage amounts in the future.

See the discussion above under “Risks Related to our Business— Committed Equity Financing Facility, regarding registration rights under that agreement.

If we are required to pay significant amounts under these or future registration rights agreements, it could have a material adverse effect on our financial condition and ability to finance our operations.

Our officers, directors and principal stockholders acting as a group, as well as Paperboy Ventures acting alone, will be able to significantly influence corporate actions.

As of November 7, 2008, our officers, directors and principal stockholders control approximately 73% of our common stock. As a result, these stockholders, acting together, will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of this group of stockholders may not always coincide with our interests or the interests of other stockholders and may prevent or delay a change in control. This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive disadvantages to owning stock in companies with controlling stockholders. As of November 10, 2008, Paperboy Ventures LLC owns approximately 22% of our common stock. Allen Andersson, the chairman of Paperboy Ventures LLC, is a member of our board of directors. Paperboy Ventures’ ownership interest and board representation may allow it to exert significant control over us and the risks described above regarding our officers, directors and principal stockholders acting as a group are equally applicable to Paperboy Ventures acting alone.

We may incur increased costs as a result of recently enacted and proposed changes in laws and regulations.

Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and regulations of the SEC and the Nasdaq Stock Market, have and will continue to result in increased costs to us. The new rules could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, or our board committees, or as executive officers. At present, we cannot predict or estimate the amount of the additional costs related to these new rules and regulations or the timing of such costs.

Compliance with public company obligations, including the securities laws and regulations, is costly and requires significant management resources, and we may fail to comply.

We are a small company with limited resources. Until April 2004, we operated as a private company, not subject to many of the requirements applicable to public companies.

The federal securities laws and regulations, including the corporate governance and other requirements of the Sarbanes-Oxley Act of 2002, impose complex and continually changing regulatory requirements on our operations and reporting. These requirements impose comprehensive reporting and disclosure requirements, set stricter independence and financial expertise standards for audit committee members, and impose civil and criminal penalties for companies, their chief executive officers, principal financial officers and directors for securities law violations. These requirements have increased and will continue to increase our legal compliance costs, increase the difficulty and expense in obtaining director and officer liability insurance, and make it harder for us to attract and retain qualified members of our Board of Directors and/or qualified executive officers. Such developments could harm our results of operations and divert management’s attention from business operations.

In addition, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K. This requirement first applied to our annual report on Form 10-K for the year ended December 31, 2007. In addition, the independent registered public accounting firm auditing our financial statements must attest to and report on the effectiveness of our internal controls over financial reporting. On June 26, 2008, in Release No. 33-8934, the SEC announced a postponement of the application of this attestation requirement for non-accelerated filers, which becomes effective on September 2, 2008. With this change, the requirement for the auditor’s attestation and report will first apply to our annual report on Form 10-K for our fiscal year ending December 31, 2009. Uncertainty exists regarding our ability to comply with these requirements by applicable deadlines and to maintain compliance in future years. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting in 2008 or in future years or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting as of the required deadline in 2009 and as of future year ends, investors could lose confidence in the reliability of our financial reporting.

Changes in or interpretations of accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges or require us to change our compensation policies.

Accounting methods and policies for business and marketing practices of pharmaceutical companies, including policies regarding expensing employee stock options, are subject to further review, interpretation and guidance from relevant accounting authorities, including the SEC. For example, in December 2004, the Financial Accounting Standards Board adopted Financial Accounting Standard 123R, “Share Based Payment.” This statement, which we adopted in 2006, requires the recording of expense for the fair value of stock options granted. As a result, our operating expenses have increased and are likely to continue to increase. We rely heavily on stock options to compensate existing employees and attract new employees. Because we are now required to expense stock options on a fair-value basis, we may choose to reduce our reliance on stock options as a compensation tool. If we reduce our use of stock options, it may be more difficult for us to attract and retain qualified employees. Although we believe that our accounting practices are consistent with current accounting pronouncements, changes to or interpretations of accounting methods or policies in the future may require us to reclassify, restate or otherwise change or revise our financial statements.

Anti-takeover provisions in our charter and bylaws and under Delaware law may make an acquisition of us or a change in our management more difficult, even if an acquisition or a management change would be beneficial to our stockholders.

Provisions in our charter and bylaws may delay or prevent an acquisition of us or a change in our management. Some of these provisions divide our board into three classes with only a portion of our directors subject to election at each annual meeting, allow us to issue preferred stock without any vote or further action by the stockholders, require advance notification of stockholder proposals and nominations of candidates for election as directors and prohibit stockholders from acting by written consent. In addition, a supermajority vote of stockholders is required to amend our bylaws. Our bylaws provide that special meetings of the stockholders may be called only by our Chairman, President or the board of directors and that the authorized number of directors may be changed only by resolution of the board of directors. These provisions may prevent or delay a change in our board of directors or our management, which is appointed by our board of directors. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. Section 203 may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our charter, bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

During the quarter ended September 30, 2008, we sold a total of 404,587 shares of common stock to Kingsbridge under the CEFF at an average discounted price of $1.85 per share for total proceeds of $750,000. We expect to use the proceeds to conduct our current Phase 3 clinical trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression, to conduct a Phase 3 clinical trial for CORLUX for the treatment of Cushing’s Syndrome, to conduct clinical trials to further evaluate the management of weight gain induced by antipsychotic medications, to continue development of our proprietary, selective GR-II antagonists and for general corporate purposes, including working capital.

These sales of shares pursuant to the CEFF are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended, and Regulation D under the Securities Act of 1933, as amended.

In addition, on November 11, 2008, the Company entered into an Amendment to Registration Rights Agreement (the “Amendment”) which amended the Registration Rights Agreement (the “Original Agreement”), dated as of March 14, 2008, by and among the Company and the investors signatory thereto (the “Holders”). Pursuant to the Amendment, on November 11, 2008, the Company agreed to issue an aggregate of 883,155 shares of its common stock, valued at $1.45 per share (the closing market price of the Company’s common stock on the NASDAQ Capital Market on November 11, 2008) as full satisfaction for approximately $1.3 million in liquidated damages owed to the Holders under the Original Agreement. The Holders include Longitude Capital Management Co., LLP, Paperboy Ventures LLC, Sutter Hill Ventures and Alta Partners, LLP, venture capital firms that are all significant shareholders in the Company, as well as various entities and individuals related to these firms. The Purchasers also included trusts and other entities related to members of the Company’s Board of Directors, including G. Leonard Baker, Jr., Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, and other accredited investors. Allen Andersson, a member of the Company’s board of directors, is the chairman of Paperboy Ventures, LLC. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Edward E. Penhoet, Ph. D., a member of the Company’s board of directors, is a director of Alta Partners, LLP. Patrick G. Enright, a member of the Company’s board of directors, is a managing director of Longitude Capital Management Col. LLP.

The issuance of these shares of common stock is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D under the Securities Act of 1933, as amended. The shares issued in connection with the Amendment have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from SEC registration requirements. The shares were offered and issued only to accredited investors.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

Exhibit Number	Description of Document

10.1	Second Amendment to Office Lease Agreement by and between Corcept Therapeutics, Inc., and Exponent Realty, LLC, dated October 17, 2008

31.1	Certification pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934 of Joseph K. Belanoff, M.D.

31.2	Certification pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934 of Anne M. LeDoux.

32.1	Certification pursuant to 18 U.S.C. Section 1350 of Joseph K. Belanoff, M.D.

32.2	Certification pursuant to 18 U.S.C. Section 1350 of Anne M. LeDoux.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: November 14, 2008	/s/ JOSEPH K. BELANOFF
Joseph K. Belanoff, M.D. Chief Executive Officer

Date: November 14, 2008	/s/ Anne M. LeDoux
Anne M. LeDoux
Vice President and Controller (Principal Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2008

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of a New Executive Officer

On November 28, 2008, Caroline Loewy joined Corcept Therapeutics Incorporated (the Company) as its Chief Financial Officer.

Ms. Loewy, age 42, previously worked as the Chief Financial Officer of Poniard Pharmaceuticals, Inc. She joined Poniard Pharmaceuticals, Inc. in June 2006 as Executive Vice President of Strategic Planning and was appointed Chief Financial Officer in July 2006 and served in that role until November, 2008. Ms. Loewy served in a business and financial consulting capacity to biotechnology companies from 2004 to 2006. Prior to that, she was Executive Director, Equity Research at Morgan Stanley, Inc. from March 2000 to June 2004, where she covered large cap biotechnology stocks. Previously, she was with Prudential Securities, first as an associate capital goods analyst in San Francisco from 1993 to 1996 and then as a senior biotechnology analyst in New York from 1996 to 2000. Ms. Loewy holds an M.B.A. from Carnegie Mellon, Tepper School of Business and a B.A. in economics from the University of California, Berkeley.

Ms. Loewy has no family relationships with executive officers or directors of the Company.

(e) Entry into Material Compensatory Plan

In connection with Ms. Loewy’s appointment as Chief Financial Officer, the Company entered into a compensatory arrangement with Ms. Loewy whereby she will receive an initial annual salary of $300,000 and will be eligible for a bonus of up to 30% of her base salary for 2009, assuming the successful accomplishment of goals and objectives for the year. On November 28, 2008, Ms. Loewy was granted an option to purchase 800,000 shares of stock, at an exercise price of $1.02 per share, the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. This option will vest over a 4-year period with 25% vesting on the first annual anniversary of the date of employment and the remainder vesting at the rate of 2.0834% on each monthly anniversary thereafter until fully vested. The option will expire 10 years from date of grant. The Company also entered into a Severance and Change in Control Agreement with Ms. Loewy, the terms of which are identical to those executed with the Company’s other executive officers: The agreement provides that, upon involuntary termination without cause or for good reason regardless of whether it is in connection with a change in control, the executive will be eligible for 12 months of his or her then current base salary and continued health insurance coverage for this same period. In addition, the agreement provides for the full vesting of all outstanding equity awards in the event the executive’s employment is involuntarily terminated without cause or for good reason within 18 months following a change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: December 2, 2008	By:	/s/ Joseph K. Belanoff, M. D.
Joseph K. Belanoff, M. D.
Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 8, 2009, the Company announced results from two preclinical studies conducted as part of its collaboration with Eli Lilly. The data demonstrate that CORT 108297 has the potential to both reduce weight gain caused by olanzapine and to prevent weight gain caused by initiation of treatment with olanzapine. Olanzapine is the active ingredient in Lilly’s Zyprexa®, which is indicated for the treatment of schizophrenia and bipolar disorder.

The two studies were conducted in a rat model of olanzapine induced weight gain. The data confirmed results previously reported from similar studies of CORLUX, Corcept’s late-stage GRII receptor antagonist, which the company is evaluating in two ongoing Phase 3 trials for psychotic depression and Cushing’s Syndrome.

CORT 108297 Demonstrated Statistically Significant Weight Control

•

Study Design: Six groups (n = 12 per group) of rats were allowed to eat a normal diet for 56 days. Five groups were dosed orally with olanzapine daily. The sixth group received placebo. At day 35, the five groups receiving olanzapine had gained a statistically significant amount of weight compared to the group receiving placebo. The five olanzapine groups then began to receive daily oral doses either of CORT 108297 (at one of three dose levels), CORLUX, or placebo through day 56.

•

Results: The rats administered olanzapine alone continued to gain weight through day 56. In contrast, the rats given olanzapine along with CORT 108297 and those administered olanzapine with CORLUX did not. By day 56, there was a highly statistically significant difference between these groups and the group administered olanzapine alone. In addition, olanzapine induced weight gain amelioration by CORT 108297 was dose dependent. The rats that received the combination of olanzapine with CORT 108297, or with CORLUX, had significantly less abdominal fat than the group dosed with olanzapine alone.

CORT 108297 Demonstrated Statistically Significant Weight Gain Prevention

•

Study Design: Six groups (n = 12 per group) of rats were allowed to eat a normal diet for 21 days. Five groups were dosed orally with olanzapine daily and one group was given placebo daily. Four of the groups that received olanzapine were also dosed orally with either CORT 108297 (at one of three dose levels) or CORLUX; one group received olanzapine plus placebo. The sixth group was dosed with only placebo.

•

Results: At day 21, the three groups dosed with the combination of olanzapine and CORT 108297 had gained significantly less weight compared to the group administered olanzapine alone. Rats administered olanzapine plus CORLUX also gained less weight than rats administered olanzapine alone, but this result did not reach statistical significance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: January 14, 2009	By:	/s/ Anne M. LeDoux
Anne M. LeDoux
Vice President and Controller

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Entry into Material Compensatory Arrangement

On January 15, 2009, Corcept Therapeutics, Inc. (the “Company”) awarded a one-time cash performance bonus in the amount of $20,800 to Anne LeDoux, the Company’s Vice President and Controller, in recognition of additional responsibilities assumed and services performed during 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: January 22, 2009	By:	/s/ Caroline M. Loewy
Caroline M. Loewy Chief Financial Officer